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As filed with the Securities and Exchange Commission on May 17, 2019.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BANCO SANTANDER, S.A.
(Exact name of Registrant as specified in its charter)

Kingdom of Spain (State or other jurisdiction of incorporation or organization)	6029 (Primary Standard Industrial Classification Code Number)	Not Applicable (I.R.S. Employer Identification Number)

Ciudad Grupo Santander
28660 Boadilla del Monte (Madrid), Spain
Telephone:+34 91 289 32 80
(Address, including Zip code, and telephone number, including area code, of Registrant's principal executive offices)

Banco Santander, S.A.
New York Branch
45 E. 53rd Street
New York, New York 10022
Attn: Mercedes Pacheco, Managing Director and Senior Legal Counsel
Telephone: (212) 350-3500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Nicholas A. Kronfeld
Marc O. Williams
Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Telephone: (212) 450-4000

Approximate date of commencement of proposed sale to the public:
As soon as practicable after this Registration Statement becomes effective.

           If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

           If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

           Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)    ☐

           Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

           Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933.

Emerging growth company    ☐

           If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Ordinary shares, nominal value €0.50 per share, of Banco Santander, S.A.(1)	386,611,881(2)	N/A	$1,799,688,834(3)	$218,123(4)

(1)
American Depositary Shares ("Santander Spain ADSs") representing ordinary shares, nominal value €0.50 per share ("Santander Spain ordinary shares"), of Banco Santander, S.A. ("Santander Spain") registered hereby are being registered pursuant to a separate registration statement on Form F-6. Pursuant to the U.S. exchange offer to be made by Santander Spain (the "U.S. exchange offer"), Santander Spain ordinary shares and Santander Spain ADSs representing such Santander Spain ordinary shares will be offered and sold pursuant to this registration statement to (a) all holders of American Depositary Shares ("Santander Mexico ADSs", each representing five Series B shares ("Santander Mexico shares") of Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México ("Santander Mexico"), par value Ps.3.780782962 per share) and (b) holders of Santander Mexico shares that are U.S. holders (within the meaning of Rule 14d-1(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act")). Pursuant to a separate exchange offer to be made by Santander Spain in Mexico (the "Mexican exchange offer"), Santander Spain ordinary shares will be offered and sold to holders of Santander Mexico shares.

(2)
Represents the maximum number of Santander Spain ordinary shares expected to be offered and sold pursuant to the U.S. exchange offer, and a portion of the Santander Spain ordinary shares that are to be offered and sold outside of the United States in the Mexican exchange offer that may be resold from time to time in the United States or to U.S. persons, calculated in accordance with the exchange ratio of 0.337 of a Santander Spain ordinary share to be received for every Santander Mexico share.

(3)
Computed solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(f)(1) under the Securities Act. The proposed maximum aggregate offering price was calculated in accordance with the exchange ratio of 0.337 of a Santander Spain ordinary share to be received for every Santander Mexico share and was based on the market value of Santander Mexico shares, calculated by taking the average of the high and low prices of the Santander Mexico shares as reported on the Mexican Stock Exchange on May 10, 2019, converted into U.S. dollars based on an exchange rate of Mexican Ps.19.1374 per U.S.$1.00, the selling exchange rate reported by the Mexican Central Bank on May 10, 2019, and the average of the high and low prices of the Santander Mexico ADSs as reported on the New York Stock Exchange on May 10, 2019.

(4)
Computed in accordance with Rule 457(f) of the Securities Act by multiplying the proposed maximum aggregate offering price by 0.0001212.

           The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

†
The term "new or revised financial accounting standard" refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

The information in this preliminary offer to exchange/prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the U.S. Securities and Exchange Commission and these securities may not be sold until the registration statement becomes effective. This preliminary offer to exchange/prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

Subject to Completion Dated May 17, 2019

Preliminary Offer to Exchange/Prospectus

Offer to Exchange
each
Series B Share and American Depositary Share
of
BANCO SANTANDER MÉXICO, S.A.,
INSTITUCIÓN DE BANCA MÚLTIPLE,
GRUPO FINANCIERO SANTANDER MÉXICO
for
0.337 of an Ordinary Share (for each Series B Share)
and
1.685 American Depositary Shares (for each American Depositary Share)
of
BANCO SANTANDER, S.A.

            Banco Santander, S.A., a company organized under the laws of the Kingdom of Spain (which we refer to as "Santander Spain"), will make an exchange offer (the "U.S. exchange offer") pursuant to this offer to exchange/prospectus and a separate exchange offer (the "Mexican exchange offer" and together with the U.S. exchange offer, the "exchange offers") pursuant to other offering documents published in Mexico and made available to all holders of Santander Mexico shares to acquire all the issued and outstanding (i) Series B shares (which we refer to as "Santander Mexico shares") of Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México (which we refer to as "Santander Mexico") and (ii) American Depositary Shares (each of which represents five Series B Santander Mexico shares and which we refer to as "Santander Mexico ADSs," and together with the Santander Mexico shares, the "Santander Mexico Securities"), in each case other than any Santander Mexico ADSs or Santander Mexico shares owned directly or indirectly by Santander Spain, in exchange for 0.337 of a Santander Spain ordinary share for each Santander Mexico share and 1.685 Santander Spain American Depositary Shares (each of which represents one Santander Spain ordinary share and which we refer to as a "Santander Spain ADS"), which will be in book-entry form or will be evidenced by American Depositary Receipts (which we refer to as "Santander Spain ADRs"), for each Santander Mexico ADS.

            We refer to the Santander Spain ordinary shares and Santander Spain ADSs collectively as the "Santander Spain Securities".

            No fractional Santander Spain ADSs or Santander Spain ordinary shares will be issued in connection with the U.S. exchange offer. Instead of any such fractional Santander Spain Securities that a tendering holder would otherwise be entitled to receive, the U.S. exchange agent will aggregate all fractional Santander Spain ordinary shares or Santander Spain ADSs (or the underlying Santander Spain ordinary shares) that all tendering holders tendering through the U.S. exchange agent would otherwise be entitled to receive pursuant to the U.S. exchange offer, sell such fractional Santander Spain ordinary shares or Santander Spain ADSs (or the underlying Santander Spain ordinary shares) at such times, in such manner and on such terms as the U.S. exchange agent determines in its reasonable discretion and pay the resulting net cash proceeds in U.S. dollars to such tendering holders.

            Santander Spain expects that Santander Mexico will pay a dividend on Santander Mexico shares on May 28, 2019 of Ps.071357065370 per Santander Mexico share.

            Santander Spain will declare the first interim dividend to be paid against its 2019 results with a record date yet to be determined. Santander Spain expects that settlement of the exchange offers will occur prior to that record date such that holders of Santander Mexico Securities that tender into the exchange offers will receive the first interim dividend. In the event that the settlement of the exchange offers occurs after the aforementioned record date, Santander Spain will amend the exchange ratio in the exchange offers to provide for a positive adjustment for tendering holders of Santander Mexico Securities to reflect the value of the first interim dividend and any subsequent Santander Spain dividends not paid to them. In the event that Santander Mexico pays any dividend after the May 28, 2019 dividend with a record date prior to the settlement of the exchange offers, Santander Spain will amend the exchange ratio to provide for a negative adjustment for tendering holders of Santander Mexico Securities to reflect the value of such Santander Mexico dividends. In the case of any amendment to the exchange ratio, Santander Spain will announce the new exchange ratio and, if required pursuant to Securities and Exchange Commission (the "SEC") rules, extend the expiration date for both exchange offers.

            The U.S.$/Ps. exchange rate on May 10, 2019 was U.S.$1.00 = Ps.19.1374.

            This offer to exchange/prospectus relates to the U.S. exchange offer and is being sent to all holders of Santander Mexico shares that are residents of, or located in, the United States and to all holders of Santander Mexico ADSs, wherever located. Separate offering documents relating to the Mexican exchange offer are being published in Mexico and made available to all holders of Santander Mexico shares. SANTANDER MEXICO ADSs MAY NOT BE TENDERED IN THE MEXICAN EXCHANGE OFFER.

            The exchange offers are being made on the terms and subject to the conditions set forth in this offer to exchange/prospectus under "The Exchange Offers" beginning on page 57 and the related letter of transmittal.

            Among other conditions, the exchange offers are subject to the approval by the Comisión Nacional Bancaria y de Valores (the "CNBV") for the registry of the shares of Santander Spain in the Registro Nacional de Valores (the "National Securities Registry" or "RNV" by its Spanish acronym) and their listing on the Mexican Stock Exchange (the "MSE").

            THE U.S. EXCHANGE OFFER AND WITHDRAWAL RIGHTS FOR TENDERS OF SANTANDER MEXICO ADSs AND SANTANDER MEXICO SHARES WILL EXPIRE AT 12:00 P.M. EASTERN TIME (11:00 A.M. MEXICO CITY TIME) (THE "EXPIRATION TIME") ON                , 2019 (AS SUCH DATE MAY BE EXTENDED, THE "EXPIRATION DATE"), UNLESS THE U.S. EXCHANGE OFFER IS EXTENDED.

            Santander Spain ordinary shares are listed on the Spanish Stock Exchanges in Madrid, Bilbao, Barcelona and Valencia ("SSE") under the symbol "SAN." Santander Spain ordinary shares are also listed on the London Stock Exchange ("LSE") under the symbol "BNC", the unsponsored Sistema Internacional de Cotizaciónes of the MSE under the symbol "SANN" and the Warsaw Stock Exchange under the symbol "SAN." The Santander Spain ADSs are listed on the New York Stock Exchange ("NYSE") under the symbol "SAN." The Santander Mexico shares are listed on the MSE under the symbol "BSMXB." The Santander Mexico ADSs are listed on the NYSE under the symbol "BSMX." Santander Spain will submit an application to list the Santander Spain ADSs that will be issued pursuant to the U.S. exchange offer on the NYSE. Santander Spain has submitted an application to the CNBV to register the Santander Spain ordinary shares to be issued pursuant to the Mexican exchange offer with the Mexican National Securities Registry and has filed for the Santander Spain ordinary shares for trading on the MSE. On May 10, 2019, the closing price of Santander Spain ordinary shares listed on the SSE was €4.122 (equivalent to U.S.$4.629 based on the exchange rate as published by the European Central Bank on such date) and the closing price of Santander Spain ADSs listed on the NYSE was U.S.$4.67. On May 10, 2019, the closing price of Santander Mexico shares listed on the MSE was Ps.30.35 (equivalent to U.S.$1.586 based on the U.S.$/Ps. exchange rate on such date), and the closing price of Santander Mexico ADSs on the NYSE was U.S.$7.96.

            As of March 31, 2019, Santander Spain owned, directly or indirectly, approximately 75% of Santander Mexico's total capital.

            See the "Risk Factors" section of this offer to exchange/prospectus beginning on page 26 for a discussion of various risk factors that you should consider before deciding whether or not to tender your Santander Mexico shares and/or Santander Mexico ADSs into the U.S. exchange offer.

            Neither the U.S. Securities and Exchange Commission (the "SEC") nor any state securities commission has approved or disapproved of the securities to be issued in the transactions described in this offer to exchange/prospectus or passed upon the adequacy or accuracy of this offer to exchange/prospectus. Any representation to the contrary is a criminal offense.

The date of this offer to exchange/prospectus is                        , 2019

i

        This offer to exchange/prospectus incorporates by reference important business and financial information about Santander Spain and Santander Mexico that is contained in their filings with the SEC but which is not included in, or delivered with, this offer to exchange/prospectus. This information is available on the SEC's website at www.sec.gov and from other sources. For more information about how to obtain copies of these documents, see the "Where You Can Find More Information" section of this offer to exchange/prospectus beginning on page 10. Santander Spain will also make copies of this information available to you without charge upon your written or oral request to Morrow Sodali at 509 Madison Avenue, Suite 1206, New York, NY 10022. In order to receive timely delivery of these documents, you must make such a request no later than five business days before the then-scheduled expiration date of the U.S. exchange offer. This deadline is currently                , 2019 because the expiration date of the exchange offer is currently                , 2019 but the actual deadline will be different if the U.S. exchange offer is extended.

ii

QUESTIONS AND ANSWERS ABOUT THE PROPOSED EXCHANGE OFFERS

        The summary term sheet in question and answer format set forth below highlights selected information about the exchange offers that is included elsewhere in this offer to exchange/prospectus. It does not, however, contain all of the information included in, or incorporated by reference into, this offer to exchange/prospectus and the related letter of transmittal or form of acceptance and you should read and consider all such information carefully before deciding whether or not to tender your Santander Mexico shares (as defined below) or Santander Mexico ADSs (as defined below) into the exchange offers.

Q.
What is Santander Spain proposing to do?

A.
Banco Santander, S.A., a company organized under the laws of the Kingdom of Spain (which we refer to as "Santander Spain") is proposing concurrent separate exchange offers to acquire all the issued and outstanding (i) Series B shares (which we refer to as "Santander Mexico shares") of Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México (which we refer to as "Santander Mexico") and (ii) in the U.S. exchange offer only, American Depositary Shares (each of which represents five Series B Santander Mexico shares and which we refer to as "Santander Mexico ADSs," and together with the Santander Mexico shares, the "Santander Mexico Securities"), in each case other than any Santander Mexico ADSs or Santander Mexico shares owned directly or indirectly by Santander Spain, in exchange for 0.337 of an ordinary share, nominal value €0.50 per share ("Santander Spain ordinary shares"), of Santander Spain for each Santander Mexico share and 1.685 Santander Spain American Depositary Shares (each of which represents one Santander Spain ordinary share and which we refer to as "Santander Spain ADSs") for each Santander Mexico ADS.

  As of March 31, 2019, Santander Spain and its affiliates owned approximately 75% of Santander Mexico's total capital.

Q.
Why is Santander Spain making these exchange offers?

A.
As explained in the section "Santander Spain's Reasons for the Proposed Exchange Offers," Santander Spain is making these exchange offers because it has confidence in the long-term growth potential of Santander Mexico and believes it will increase the weight of markets with structural growth in Santander Spain's business portfolio. In addition, Santander Spain believes that the proposed exchange offers are financially attractive for the shareholders of both Santander Spain and Santander Mexico.

Q.
How will the exchange offers be implemented?

A.
Santander Spain will implement the exchange offers as described below:

  Santander Spain is conducting an exchange offer (the "U.S. exchange offer") pursuant to which it will deliver Santander Spain ordinary shares to holders of Santander Mexico shares and Santander Spain ADSs to holders of Santander Mexico ADSs, in each case that are tendered into, and not withdrawn from, the U.S. exchange offer through The Bank of New York Mellon (which we refer to as "BNY Mellon"), acting as the U.S. exchange agent for the U.S. exchange offer (which we refer to as the "U.S. exchange agent"). The U.S. exchange offer is available to all holders of Santander Mexico ADSs and to U.S. holders of Santander Mexico shares.

  Santander Spain is conducting a concurrent separate exchange offer (the "Mexican exchange offer" and together with the U.S. exchange offer, the "exchange offers") pursuant to which it will deliver Santander Spain ordinary shares to holders of Santander Mexico shares tendered into, and not withdrawn from, the Mexican exchange offer. The Mexican exchange offer is available to all holders of Santander Mexico shares (whether U.S. holders or non-U.S. holders).

  We refer to the Santander Spain ordinary shares and Santander Spain ADSs collectively in this offer to exchange/prospectus as the "Santander Spain Securities."

Q.
Has Santander Mexico or its board of directors made any recommendation regarding the exchange offers?

A.
Santander Mexico is a Mexican company and Mexican law governs the duties and obligations of Santander Mexico's board of directors. As of the date of this offer to exchange/prospectus, Santander Mexico's board of directors has not made any recommendation to its shareholders in connection with the exchange offers. However, under Mexican law, within ten business days after the commencement of the Mexican exchange offer, the board of directors of Santander Mexico is required to prepare and disclose (i) an opinion on the price of the Mexican exchange offer, (ii) any conflicts of interests which each of the board members may have in connection with the Mexican exchange offer, and (iii) if each member will tender his or her Santander Mexico ordinary shares as part of the Mexican exchange offer. The opinion of the board of directors of Santander Mexico, described in (i) above, may be accompanied by the opinion of a financial advisor. In addition, under U.S. law, within ten business days after the commencement of the U.S. exchange offer, Santander Mexico is required to file with the SEC and distribute to its shareholders a statement indicating whether it recommends in favor of the U.S. exchange offer, recommends against the U.S. exchange offer, expresses no position and remains neutral in connection with the U.S. exchange offer or expresses that it is unable to take a position regarding the U.S. exchange offer. In each case the board is required to explain the reasons for its position.

Q.
Can I tender my Santander Mexico shares and/or my Santander Mexico ADSs into the U.S. exchange offer?

A.
If you are a holder of Santander Mexico ADSs or are a U.S. holder of Santander Mexico shares, you can tender them into the U.S. exchange offer, and you will receive Santander Spain ordinary shares or Santander Spain ADSs, as applicable. If you are a non-U.S. holder of Santander Mexico shares, you cannot tender into the U.S. exchange offer and will instead need to tender into the Mexican exchange offer and receive Santander Spain ordinary shares.

Q.
Can I tender my Santander Mexico ADSs into the Mexican exchange offer?

A.
No. Holders of Santander Mexico ADSs may only tender their Santander Mexico ADSs in the U.S. exchange offer through the U.S. exchange agent and are not eligible to directly tender their Santander Mexico ADSs into the Mexican exchange offer.

Q.
What will I receive if the exchange offers are completed?

A.
If the exchange offers are completed, you will receive 0.337 of a Santander Spain ordinary share for each Santander Mexico share and 1.685 Santander Spain ADSs for each Santander Mexico ADS you tender into, and do not withdraw from, the U.S. exchange offer. The treatment of fractional shares is described in the following question.

Q.
Will I receive fractional Santander Spain Securities?

A.
No fractional Santander Spain Securities will be issued to you in connection with the exchange offers.

  Instead of any such fractional Santander Spain Securities that you would otherwise be entitled to receive in the U.S. exchange offer, the U.S. exchange agent will aggregate all fractional Santander Spain ordinary shares or Santander Spain ADSs (or the underlying Santander Spain ordinary shares) that all tendering holders tendering through the U.S. exchange agent would otherwise be entitled to receive pursuant to the U.S. exchange offer, sell such fractional Santander Spain ordinary shares or Santander Spain ADSs (or the underlying Santander Spain ordinary shares) at such times, in such manner and on such terms as the U.S. exchange agent determines in its reasonable discretion and pay the resulting net cash proceeds in U.S. dollars to such tendering holders.

Q.
If I tender my Santander Mexico shares and/or my Santander Mexico ADSs into the exchange offers, what upcoming dividends of Santander Mexico and Santander Spain will I receive?

A.
Santander Spain will declare the first interim dividend to be paid against its 2019 results with a record date yet to be determined. Santander Spain expects that settlement of the exchange offers will occur prior to that record date such that holders of Santander Mexico Securities that tender into the exchange offers will receive the first interim dividend. In the event that the settlement of the exchange offers occurs after the aforementioned record date, Santander Spain will amend the exchange ratio in the exchange offers to provide for a positive adjustment for tendering holders of Santander Mexico Securities to reflect the value of the first interim dividend and any subsequent Santander Spain dividends not paid to them. In the event that Santander Mexico pays any dividend after the May 28, 2019 dividend with a record date prior to the settlement of the exchange offers, Santander Spain will amend the exchange ratio to provide for a negative adjustment for tendering holders of Santander Mexico Securities to reflect the value of such Santander Mexico dividend. In the case of any amendment to the exchange ratio, Santander Spain will announce the new exchange ratio and, if required pursuant to SEC or Mexican rules, extend the expiration date for both exchange offers.

Q.
How do I tender my Santander Mexico shares or Santander Mexico ADSs in the U.S. exchange offer?

A.
The steps you must take to tender into the U.S. exchange offer will depend on whether you hold Santander Mexico shares or Santander Mexico ADSs and whether you hold such Santander Mexico shares or Santander Mexico ADSs directly or indirectly through a broker or other securities intermediary.

•
If you hold Santander Mexico ADSs and would like to tender them into the U.S. exchange offer, you must tender them to the U.S. exchange agent prior to the expiration time, which is 12:00 p.m. Eastern time (11:00 a.m. Mexico City time) on the expiration date. The expiration date is currently                , 2019, but this date will change if the exchange offers are extended. In order to tender your Santander Mexico ADSs, you must take the following actions:

•
If you hold your Santander Mexico ADSs directly evidenced by Santander Mexico ADRs, you must complete and sign the letter of transmittal included with this offer to exchange/prospectus and return it together with your Santander Mexico ADRs and any required documentation to the U.S. exchange agent at the appropriate address specified on the letter of transmittal.

•
If you hold your Santander Mexico ADSs directly in uncertificated form on the books of the Santander Mexico ADS depositary, in order to tender your Santander Mexico ADSs you must complete and sign the letter of transmittal included with this offer to exchange/prospectus and return it together with any required documentation to the U.S. exchange agent at the appropriate address specified on the letter of transmittal.

•
If you hold your Santander Mexico ADSs indirectly through a broker or other securities intermediary, you must instruct your broker or other securities intermediary to tender your Santander Mexico ADSs to the U.S. exchange agent on your behalf (i) if such Santander Mexico ADSs are evidenced by Santander Mexico ADRs, in the form of Santander Mexico

      ADRs, together with a duly executed and properly completed letter of transmittal and any other required documentation, or (ii) if such Santander Mexico ADSs are held in book-entry form by your broker or other securities intermediary, by book-entry transfer to a designated account at The Depository Trust Company (which we refer to as "DTC") by using DTC's automated tender system.

  •
  If you hold Santander Mexico shares and would like to tender them into the U.S. exchange offer, you must tender them to the U.S. exchange agent prior to the expiration time, which is 12:00 p.m. Eastern time (11:00 a.m. Mexico City time) on the expiration date. The expiration date is currently                , 2019, but this date will change if the exchange offers are extended. In order to tender your Santander Mexico shares, you must take the following actions:

  •
  If you hold Santander Mexico shares directly in book-entry form on the books and records of S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. ("Indeval"), in order to tender your Santander Mexico shares you must do so by book-entry transfer as described below. You will not be able to tender into the U.S. exchange offer any Santander Mexico shares in certificated form. If you hold Santander Mexico shares in certificated form you should promptly contact any broker or other securities intermediary who is a participant in the book-entry transfer system of Indeval and arrange for such a nominee to hold the Santander Mexico shares on your behalf in book-entry form. You may have to pay fees and charges in connection with this process. In order to effect a tender of the Santander Mexico shares you own directly or beneficially, you should promptly contact your broker or other Mexican securities intermediary and instruct it to tender such Santander Mexico shares.

  •
  If you hold your Santander Mexico shares through a broker, or other Mexican securities intermediary who is not an Indeval participant, such nominee, on your behalf, should promptly contact an Indeval participant and make arrangements for the tender of the Santander Mexico shares into the Indeval account of Banco S3 Mexico; Account number: 02 101 9913 for the account of BNY Mellon, as the U.S. exchange agent, in accordance with the procedures of Indeval on or prior to the expiration of the U.S. exchange offer.

  •
  A valid tender will be deemed to have been received only if (i) the U.S. exchange agent receives a confirmation from Banco S3 Mexico, as the custodian, of a book-entry transfer before expiration of the U.S. exchange offer of the Santander Mexico shares into the Indeval account at 02 101 9913 for the account of the U.S. exchange agent and (ii) the U.S. exchange agent has received from the Indeval participant through which such Santander Mexico shares were tendered before the expiration of the U.S. exchange offer a duly completed and executed U.S. Form of Acceptance. The book-entry transfer confirmation and executed U.S. Form of Acceptance must be received by the U.S. exchange agent in accordance with the terms and conditions of the U.S. exchange offer by 12:00 p.m. Eastern time (11:00 a.m. Mexico City time) on                .

  Any Santander Mexico ADSs or Santander Mexico shares being tendered must be delivered in accordance with the procedures described in this offer to exchange/prospectus on or before the expiration of the U.S. exchange offer. There will be no guaranteed delivery procedures permitting delivery of the Santander Mexico shares or Santander Mexico ADSs after the expiration. For more information on the procedure for tendering, the time and expense of tendering, the timing of the exchange offers, extensions of the exchange offers and your rights to withdraw your Santander Mexico shares and/or Santander Mexico ADSs from the exchange offers prior to the expiration time, see "The Exchange Offers" section of this offer to exchange/prospectus beginning on page 57.

Q.
Will I have to pay any fees or commissions for tendering my Santander Mexico shares or Santander Mexico ADSs?

A.
If your Santander Mexico shares or Santander Mexico ADSs are tendered into the exchange offers by your broker or other securities intermediary, you will be responsible for any fees or commissions they may charge you in connection with such tender. In addition, you will be responsible for all governmental charges and taxes payable in connection with tendering your Santander Mexico shares and/or Santander Mexico ADSs. You will not have to pay any fee to the U.S. exchange agent for tendering your Santander Mexico shares and/or Santander Mexico ADSs through the U.S. exchange agent, nor to Casa de Bolsa Santander, S.A. de C.V. Grupo Financiero Santander México, as broker-dealer.

Q.
How much time do I have to decide whether to tender?

A.
If you hold Santander Mexico ADSs, you may tender your Santander Mexico ADSs into the U.S. exchange offer through the U.S. exchange agent at any time prior to the expiration time, which is 12:00 p.m. Eastern time (11:00 a.m. Mexico City time), on the expiration date (which is currently                , 2019 but will change if the exchange offers are extended). If you hold Santander Mexico shares and would like to tender them into the U.S. exchange offer, you should follow the procedures described in "The Exchange Offers—Procedure for Tendering" section under "—Holders of Santander Mexico Shares". Brokers and other securities intermediaries will set their own cut-off dates and times to receive instructions to tender Santander Mexico Securities that will be earlier than the expiration date and time specified in this offer to exchange/prospectus. You should contact your broker or other securities intermediary to determine the cut-off date and time that applies to you. For more information on the time involved in tendering your Santander Mexico shares and/or Santander Mexico ADSs in the exchange offers, see "The Exchange Offers—Procedure for Tendering" section of this offer to exchange/prospectus beginning on page 62.

Q.
Can the exchange offers be extended?

A.
Yes. Subject to the applicable rules, regulations and approval of the CNBV in Mexico and/or the SEC, Santander Spain may extend the exchange offers. Santander Spain will announce any extension of the exchange offers by issuing a press release no later than 8:00 a.m. Eastern time (7:00 a.m. Mexico City time), on the next business day following the expiration date on, among others, the Dow Jones News Service. In addition, Santander Spain will post a notice of any extension on the website www.santander.com, and through the MSE's Electronic Communication System with Securities Issuers (Sistema Electrónico de Comunicación con Emisoras de Valores, or Emisnet), through the website www.bmv.com.mx, as well as through the CNBV's Securities Information Transfer System (Sistema de Transferencia de Información de Valores, or STIV), through the website www.gob.mx/cnbv. The information on Santander Spain's website is not a part of this offer to exchange/prospectus and is not incorporated by reference herein.

Q.
Can I withdraw Santander Mexico shares or Santander Mexico ADSs that I have tendered?

A.
You may withdraw any Santander Mexico shares and Santander Mexico ADSs tendered into the U.S. exchange offer through the U.S. exchange agent at any time prior to the expiration time. If you tender your Santander Mexico shares into the Mexican exchange offer, you may withdraw such Santander Mexico shares at any time prior to 12:00 p.m. Eastern time (11:00 a.m. Mexico City time) on the expiration date. In addition, in accordance with U.S. securities laws, you may withdraw your tendered Santander Mexico shares or Santander Mexico ADSs if they have not been accepted for exchange within 60 days after the date of this offer to exchange/prospectus. Brokers and other securities intermediaries will set their own cut-off dates and times to receive instructions to withdraw Santander Mexico Securities that will be earlier than the expiration date and time specified in this offer to exchange/prospectus. You should contact your broker or other securities intermediary to determine the cut-off date and time that applies to you.

Q.
What are the most significant conditions to the exchange offers?

A.
The exchange offers are subject to the conditions set forth in "The Exchange Offers—Conditions to Completion of the Exchange Offers" section of this offer to exchange/prospectus beginning on page 61, including that all governmental approvals and authorizations required in connection with the exchange offers shall have been obtained and shall have not been revoked or amended, modified or supplemented in any way that could reasonably be expected to materially impede or interfere with, delay, postpone or materially and adversely affect the completion of the exchange offers, the absence of any governmental, judicial, legislative or regulatory developments that would adversely impact the ability to consummate the exchange offers, the absence of any material adverse change (or any condition, event or development involving a prospective change) in the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations, cash flows or prospects of Santander Mexico or any of its subsidiaries, and the satisfaction of other customary conditions.

Q.
Will tendered shares be subject to proration?

A.
No. Subject to the terms and conditions of the exchange offers, Santander Spain will acquire any and all Santander Mexico shares and Santander Mexico ADSs validly tendered into, and not withdrawn from, the exchange offers.

Q.
Do I need to do anything if I want to retain my Santander Mexico shares or Santander Mexico ADSs?

A.
No. If you want to retain your Santander Mexico shares or Santander Mexico ADSs, you do not need to take any action.

Q.
If I do not participate in the exchange offers, will my Santander Mexico Securities continue to be listed on the New York Stock Exchange and the MSE?

A.
NYSE.    The NYSE has certain listing standards which, if not satisfied, may require delisting. According to the NYSE's published guidelines, the NYSE would consider delisting the Santander Mexico ADSs if, among other things, (i) the total number of holders of Santander Mexico ADSs falls below 400, (ii) the total number of holders of Santander Mexico ADSs falls below 1,200 and the average monthly trading volume for Santander Mexico ADSs is less than 100,000 for the most recent 12 months or (iii) the number of publicly held Santander Mexico ADSs (exclusive of holdings of officers and directors of Santander Mexico and their immediate families and other concentrated holdings of 10% or more) falls below 600,000. We have been informed by Santander Mexico that as of March 25, 2019, there were 12,639 beneficial holders of 146,781,979 Santander Mexico ADSs, all of which we believe were publicly held under the NYSE definition. Therefore, as of that date, the NYSE would consider delisting the Santander Mexico ADSs if (i) at least 96.86% of holders tendered all of their Santander Mexico ADSs into the U.S. exchange offer, (ii) at least 90.52% of holders tendered all of their Santander Mexico ADSs into the U.S. exchange offer and the average monthly trading volume for Santander Mexico ADSs fell below 100,000 shares for the previous 12 months or (iii) at least 99.60% of publicly held Santander Mexico ADSs were tendered into the U.S. exchange offer. Although we currently do not intend to request delisting of the Santander Mexico ADS, even if the listing standards continue to be satisfied, we may request the delisting at some time in the future. Absent delisting, Santander Mexico ADSs will continue to be traded subsequent to the U.S. exchange offer, but liquidity may be negatively affected.

  MSE—Voluntary Deregistration and Delisting in Mexico.    Santander Mexico shares will continue to trade on the MSE unless the CNBV authorizes the cancellation of the registration of the Santander Mexico shares in the National Securities Registry of the CNBV ("deregistration"). The Mexican Securities Market Law provides that the CNBV shall authorize deregistration and delisting if the interests of minority shareholders and the market in general have been adequately protected. Additionally, under Mexican law, among other conditions, we would be required to obtain approval of the holders of at least 95% of the outstanding Santander Mexico shares, including any Santander Mexico shares we acquire in the exchange offers, voting at a shareholders meeting to approve resolutions permitting deregistration and delisting. If we do not reach the 95% ownership level immediately following consummation of the exchange offers, we may pursue other transactions in the future that would increase our direct and indirect ownership to that level. We do not have any current intention to engage in any such transactions or to cause the deregistration or delisting of Santander Mexico shares.

  MSE—Mandatory Deregistration and Delisting in Mexico.    If Santander Mexico ceases to comply with (i) having the minimum number of investors as required by the MSE internal regulations, (ii) having 12% or more of the paid-in capital stock among the investing public, and (iii) other listing requirements pursuant to the regulations of the MSE (the "Listing Requirements"), the CNBV may (a) determine the cancellation of the registration of the shares of Santander Mexico in the National Registry of Securities (Registro Nacional de Valores) ("RNV"), as well as their elimination from the list of securities authorized to be listed on the MSE, and (b) Santander Spain may be required by the CNBV to make an additional offer for Santander Mexico shares, within the following 180 calendar days from the CNBV request. The consideration offered by Santander Spain as part of any such additional offer under applicable Mexican law would be the greater of the average trading price of the Santander Mexico shares for the 30 days prior to such subsequent offer and their book value. We may be able to offer a different price in any such additional offer, subject to prior approval from the CNBV, based upon, amongst other factors, Santander Mexico's financial condition and prospects at the time and after approval of such price by Santander Mexico's board of directors, taking into consideration the opinion of its Audit and Corporate Practices Committee in accordance with Mexican law. Any such consideration may be different than that offered in the exchange offers. In such scenario, the Mexican Securities Market Law provides that the CNBV may determine the deregistration and delisting of Santander Mexico, if the interests of minority shareholders and the market in general have been adequately protected.

  In the event of the deregistration and delisting of the Santander Mexico shares, the CNBV may require, in accordance with applicable provisions of the Mexican Securities Market Law, for Santander Spain to incorporate a repurchase trust (fideicomiso) holding resources sufficient to purchase any Santander Mexico shares that remain outstanding following completion of the exchange offers at a price equal to the greater of (i) the market value of Santander Mexico's outstanding shares, or (ii) the book value of Santander Mexico's outstanding shares. The repurchase trust would offer to purchase Santander Mexico shares for a period of at least six months from the date that the registry of the Santander Mexico shares is canceled.

  The circumstances that would lead to the incorporation of the repurchase trust, or to our making an additional offer for Santander Mexico shares, may not arise or may occur only after significant delays. There can accordingly be no assurance that there will be a repurchase trust or that we will make an additional offer or as to the timing of any repurchase trust or any such additional offer.

  After completion of the exchange offers, Santander Spain or Santander Mexico may also acquire Santander Mexico shares, including by means of open market purchases or privately negotiated purchases.

Q.
Will there be any additional offers made by Santander Spain for the Santander Mexico shares or Santander Mexico ADSs?

A.
In the event of the deregistration and delisting of the Santander Mexico shares, the CNBV may require, in accordance with applicable provisions of the Mexican Securities Market Law, that Santander Spain incorporate a repurchase trust (fideicomiso) holding resources sufficient to purchase any Santander Mexico shares that remain outstanding following completion of the exchange offers. The repurchase trust would offer to purchase Santander Mexico shares for a period of at least six months from the date that the registry of the Santander Mexico shares is canceled.

  If Santander Mexico ceases to comply with the Listing Requirements, (a) the CNBV may determine the cancellation of the registration of the shares of Santander Mexico in the RNV, as well as their elimination from the list of securities authorized to be listed on the MSE, and (b) Santander Spain may be required by the CNBV to make an additional offer for Santander Mexico shares, within the following 180 calendar days from the CNBV request. The consideration offered by Santander Spain as part of any such additional offer under applicable Mexican law would be the greater of the average trading price of the Santander Mexico shares for the 30 days prior to such subsequent offer and their book value. We may be able to offer a different price in any such additional offer, subject to prior approval from the CNBV, based upon, amongst other factors, Santander Mexico's financial condition and prospects at the time and after approval of such price by Santander Mexico's board of directors, taking into consideration the opinion of its Audit and Corporate Practices Committee in accordance with Mexican law. Any such consideration may be different than that offered in the exchange offers.

  The circumstances that would lead to the incorporation of the repurchase trust, or to our making an additional offer for Santander Mexico shares, may not arise or may occur only after significant delays. There can accordingly be no assurance that there will be a repurchase trust or that we will make an additional offer or as to the timing of any repurchase trust or any such additional offer.

  After completion of the exchange offers, Santander Spain or Santander Mexico may also acquire Santander Mexico shares or Santander Mexico ADSs, including by means of open market purchases or privately negotiated purchases.

Q.
Will I have appraisal rights in connection with the exchange offers?

A.
No. There are no appraisal or similar rights available to holders of Santander Mexico shares or Santander Mexico ADSs in connection with the exchange offers. For more information about appraisal rights of holders of Santander Mexico shares and Santander Mexico ADSs, see "The Exchange Offers—Appraisal Rights" section of this offer to exchange/prospectus beginning on page 85.

Q.
Can Santander Spain squeeze out the holders of Santander Mexico shares and Santander Mexico ADSs that do not tender into the exchange offers?

A.
No. Under Mexican law, corporations, such as Santander Spain, are not entitled to conduct a squeeze out of or compulsorily redeem the Santander Mexico shares or Santander Mexico ADSs not tendered into the exchange offers.

Q.
How and where will the outcome of the exchange offers be announced?

A.
Santander Spain will announce the outcome of the exchange offers by issuing a press release no later than 8:00 a.m. Eastern time (7:00 a.m. Mexico City time) on the first business day after the expiration date on, among others, the Dow Jones News Service and through the MSE. In addition,

  Santander Spain will post a notice of the results of the exchange offers on www.santander.com. The information on www.santander.com is not a part of this offer to exchange/prospectus and is not incorporated by reference herein.

Q.
When are the exchange offers expected to be completed?

A.
Santander Spain expects to complete the exchange offers in the second half of 2019.

Q.
What are the tax consequences if I participate in the exchange offers?

A.
For more information on the Spanish, Mexican and U.S. tax consequences of the exchange offers, see "The Exchange Offers—Tax Consequences" section of this offer to exchange/prospectus beginning on page 72. Additionally, for certain Mexican tax consequences of your participation in the exchange offers that are uncertain, see the "Risk Factors—You will need to consider the Mexican tax consequences of the transaction and of holding Santander Spain Securities" section of this offer to exchange/prospectus beginning on page 29, and for certain Spanish tax consequences of your participation in the exchange offers that are uncertain, see the "Risk Factors—You will need to consider the Spanish tax consequences of the transaction and of holding Santander Spain Securities" section of this offer to exchange/prospectus beginning on page 29. You should consult your own tax advisor on the tax consequences to you of tendering your Santander Mexico shares and/or Santander Mexico ADSs in the exchange offers. If you are not located in the United States or are not a U.S. person (as such terms are defined in Regulation S under the Securities Act), you should consult the separate offering documents relating to the exchange offers that are being published in Mexico and made available to all holders of Santander Mexico shares.

Q.
Is Santander Spain's financial condition relevant to my decision to tender my Santander Mexico Securities into the exchange offers?

A.
Yes. If the exchange offers are consummated and if you so elect, you will receive Santander Spain ordinary shares or Santander Spain ADSs as consideration in the exchange offers and you should consider our financial condition before you decide to become one of our shareholders through the exchange offers. In considering our financial condition, you should also review the documents incorporated by reference in this offer to exchange/prospectus because they contain detailed business, financial and other information about us.

Q.
If my Santander Mexico shares or Santander Mexico ADSs are acquired in the exchange offers, how will my rights as a Santander Mexico shareholder or as a holder of Santander Mexico ADSs change?

A.
If your Santander Mexico shares or Santander Mexico ADSs are acquired in the exchange offers, you will become a holder of Santander Spain ordinary shares or Santander Spain ADSs, which will represent one Santander Spain ordinary share deposited with the applicable depositary. Your rights as a holder of Santander Spain ADSs will be determined by the deposit agreement among Santander Spain, the Santander Spain ADS depositary and the holders from time to time of the Santander Spain ADSs issued thereunder (which we refer to as the "Santander Spain ADS deposit agreement"). The rights of a holder of the Santander Spain ordinary shares (including Santander Spain ordinary shares represented by your Santander Spain ADSs) will be governed by Santander Spain's by-laws, the Spanish corporation law (Texto Refundido de la Ley de Sociedades de Capital aprobado por el Real Decreto Legislativo 1/2010), as amended (which we refer to as "Spanish Corporation Law"), and the Spanish corporation regulations. For a summary of the material differences between the rights of holders of Santander Spain ordinary shares compared to the rights of holders of Santander Mexico shares, see the "Comparison of Rights of Holders of Santander Spain Securities and Santander Mexico Securities" section of this offer to exchange/

  prospectus beginning on page 100. For a summary of the material differences between the rights of holders of Santander Spain ADSs compared to the rights of holders of Santander Mexico ADSs, see the "Comparison of Rights of Holders of Santander Spain Securities and Santander Mexico Securities" section of this offer to exchange/prospectus beginning on page 100.

Q.
When will I receive my Santander Spain ordinary shares or Santander Spain ADSs?

A.
Under Spanish law, a number of procedural steps must be taken after the exchange offers are completed and before the Santander Spain ADSs and/or Santander Spain ordinary shares can be delivered. If the exchange offers are completed, we expect that you will receive the Santander Spain ADSs and Santander Spain ordinary shares you are entitled to receive pursuant to the exchange offers on or about the            th business day following the expiration date. It is expected that the payment of cash in lieu of fractional Santander Spain ADSs and/or Santander Spain ordinary shares will be made with or promptly following delivery of the Santander Spain ADSs and/or Santander Spain ordinary shares

Q.
What if the exchange offers are not consummated or Santander Mexico shares or Santander Mexico ADSs that I have tendered into the exchange offers are not accepted for any reason?

A.
If the exchange offers are not consummated or any Santander Mexico shares or Santander Mexico ADSs that have been tendered into the exchange offers are not accepted for any reason, the Santander Mexico shares and Santander Mexico ADSs so tendered will be returned to the tendering shareholders and holders of ADSs by the U.S. exchange agent as soon as practicable after the expiration or termination of the U.S. exchange offer.

Q.
Can I tender less than all the Santander Mexico shares or Santander Mexico ADSs that I own into the exchange offers?

A.
Yes. You may elect to tender all or a portion of the Santander Mexico shares or Santander Mexico ADSs that you own into the exchange offers.

Q.
Who can I call with questions?

A.
If you have more questions about the exchange offers, you should contact Morrow Sodali at 509 Madison Avenue, Suite 1206, New York, NY 10022.

WHERE YOU CAN FIND MORE INFORMATION

        Each of Santander Spain and Santander Mexico files with, and furnishes to, the SEC reports and other information. You may obtain copies of these reports and other information from the SEC at www.sec.gov. You may also inspect certain reports and other information concerning Santander Spain and Santander Mexico at the offices of the New York Stock Exchange (which we refer to as the "NYSE") located at 20 Broad Street, New York, New York 10005.

        Santander Spain makes available free of charge through its website accessible at www.santander.com certain of Santander Spain's reports and other information filed with or furnished to the SEC. With the exception of the reports specifically incorporated by reference in this document as set forth in "Incorporation of Certain Information By Reference," material contained on or accessible through Santander's website is not incorporated into this document. You may also request a copy of Santander Spain's filings at no cost, by writing or calling Santander Spain at the following address:

Banco Santander, S.A.
New York Branch

45 East 53rd Street
New York, New York 10022
Attention: Investor Relations
Telephone: (212) 350-3681

or

Banco Santander, S.A.
Ciudad Grupo Santander
Avenida de Cantabria, s/n
Edificio Pereda, 2a planta
28660 Boadilla del Monte
Madrid, Spain
Attention: Investor Relations
Telephone: (011) 34-91-259-6520

or

Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México
Avenida Prolongación Paseo de la Reforma 500
Colonia Lomas de Santa Fe
Delegación Álvaro Obregón
01219 Mexico City
Attention: Shareholders Relations
Telephone: (+52) 55-5257-8000
Fax: (+52) 55-5269-2701

        Santander Spain has filed with the SEC a registration statement on Form F-4 (which we refer to as the "Registration Statement") to register under the Securities Act the offer and sale of Santander Spain ordinary shares pursuant to the U.S. exchange offer to holders of Santander Mexico ADSs and holders of Santander Mexico shares to be tendered into the U.S. exchange offer through the U.S. exchange agent. This offer to exchange/prospectus forms a part of that Registration Statement. Santander Spain has also filed with the SEC a statement on Schedule TO pursuant to Rule 14d-3 under the Exchange Act furnishing certain information with respect to the exchange offer. In addition, BNY Mellon as the Santander Spain ADS depositary, will file a registration statement on Form F-6, to register with the SEC the Santander Spain ADSs to be issued in connection with the U.S. exchange offer. The Registration Statement, the Schedule TO and the Form F-6 and any amendments thereto will be available for inspection and copying as set forth above.

        DOCUMENTS INCORPORATED BY REFERENCE ARE ALSO AVAILABLE FROM SANTANDER SPAIN WITHOUT CHARGE UPON REQUEST TO MORROW SODALI, AT 509 MADISON AVENUE, SUITE 1206, NEW YORK, NY 10022, ONLINE AT WWW.MORROWSODALI.COM, EMAIL AT SANTANDER@MORROWSODALI.COM, COLLECT AT (203) 658-9400 OR TOLL-FREE AT (800) 662-5200. IN ORDER TO ENSURE TIMELY DELIVERY OF ANY OF THESE DOCUMENTS, ANY REQUEST SHOULD BE SUBMITTED NO LATER THAN FIVE BUSINESS DAYS PRIOR TO THE THEN-SCHEDULED EXPIRATION DATE OF THE EXCHANGE OFFERS. THIS DEADLINE IS CURRENTLY                , 2019 BECAUSE THE EXPIRATION DATE OF THE EXCHANGE OFFERS IS CURRENTLY                , 2019 BUT THE ACTUAL DEADLINE WILL BE DIFFERENT IF THE EXCHANGE OFFERS ARE EXTENDED. IF YOU REQUEST ANY INCORPORATED DOCUMENTS FROM SANTANDER SPAIN, SANTANDER SPAIN WILL MAIL THEM TO YOU BY FIRST CLASS MAIL, OR OTHER EQUALLY PROMPT MEANS, WITHIN ONE BUSINESS DAY AFTER SANTANDER SPAIN RECEIVES YOUR REQUEST.

        Santander Spain has not authorized anyone to give any information or make any representation about the exchange offers that is different from, or in addition to, the information contained in this offer to exchange/prospectus or in any materials incorporated by reference into this offer to exchange/prospectus. The information contained in this offer to exchange/prospectus speaks only as of the date of this offer to exchange/prospectus unless the information specifically indicates that another date applies.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        As allowed by the SEC, this offer to exchange/prospectus does not contain all of the information that is deemed to be included in this offer to exchange/prospectus. This is because the SEC allows Santander Spain to "incorporate by reference" into this offer to exchange/prospectus certain reports and other documents that Santander Spain and Santander Mexico file with, or furnish to, the SEC both before and after the date of this offer to exchange/prospectus. The reports and other documents incorporated by reference into this offer to exchange/prospectus contain important information concerning Santander Spain and Santander Mexico and the information contained in those reports and other documents incorporated by reference herein (except to the extent superseded by information expressly contained herein) is deemed to form part of this offer to exchange/prospectus even though such information is not physically included herein.

        This offer to exchange/prospectus incorporates by reference the following documents filed with, or furnished to, the SEC by Santander Spain or Santander Mexico prior to the date of this offer to exchange/prospectus:

  •
  Santander Spain's Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed on March 26, 2019 (which we refer to as the "Santander Spain 2018 Form 20-F");

  •
  Unaudited Interim Condensed Consolidated Financial Statements as of, and for the three-month period ended March 31, 2019, and Director's Report relating to the first quarter of 2019, included in Santander Spain's Current Report on Form 6-K for the month of May, 2019, filed on May 14, 2019 (which we refer to as the "Santander Spain First Quarter Results Form 6-K");

  •
  The description of the Santander Spain ADSs under the heading "Description of American Depositary Shares" in Santander Spain's registration statement under the Securities Act on Form F-3, filed on June 22, 2017 (which we refer to as the "Santander Spain 2017 Form F-3");

  •
  Santander Mexico's Annual Report on Form 20-F for the fiscal year ended December 31, 2018, filed on April 30, 2019 (which we refer to as the "Santander Mexico 2018 Form 20-F");

  •
  Unaudited Interim Condensed Consolidated Financial Statements as of, and for the three-month period ended March 31, 2019, prepared under Mexican Banking Generally Accepted Accounting Principles (GAAP) (the accounting standards of the CNBV) with reconciliation to International Financial Reporting Standards (which we refer to as "IFRS"), included in Santander Mexico's Current Report on Form 6-K for the month of May, 2019, filed on May 8, 2019 (which we refer to as the "Santander Mexico First Quarter Results Form 6-K");

  •
  The description of the Santander Mexico shares under the heading "The SanMex Shares and Articles of Association" in Santander Mexico's registration statement under the Securities Act on Form F-4, filed on October 30, 2017, and as amended on December 1, 2017 and December 7, 2017 (which we refer to as the "Santander Mexico 2017 Form F-4") and the description of the Santander Mexico ADSs under the heading "Description of Securities to be Registered" in Santander Mexico's registration statement under the Securities Act on Form F-6, filed on January 19, 2018 (which we refer to as the "Santander Mexico 2018 Form F-6").

        In addition, all annual reports on Form 20-F that Santander Spain and Santander Mexico file with the SEC and all reports on Form 6-K that Santander Spain and Santander Mexico furnish to the SEC indicating that they are so incorporated by reference into this offer to exchange/prospectus, in each case after the date of this offer to exchange/prospectus and prior to the expiration or termination of the exchange offer, will also be incorporated by reference into this offer to exchange/prospectus. Any information contained in, or incorporated by reference into, this offer to exchange/prospectus prior to the filing with, or furnishing to, the SEC of any such report after the date of this offer to exchange/

prospectus shall be deemed to be modified or superseded to the extent that the disclosure in such report modifies or supersedes such information.

        Upon your request, Santander Spain's information agent will provide to you without charge copies of any or all reports and documents described above that are incorporated by reference into this offer to exchange/prospectus (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference). Requests for such copies should be directed to Santander Spain's information agent, Morrow Sodali at 509 Madison Avenue, Suite 1206, New York, NY 10022. To obtain timely delivery of any of these documents, you must request them no later than five business days before the then-scheduled expiration date of the exchange offers. This deadline is currently            , 2019 because the expiration date of the exchange offers is currently            , 2019 but the actual deadline will be different if the exchange offers are extended.

        Santander Spain has provided only the information contained in, or incorporated by reference into, this offer to exchange/prospectus in deciding whether or not to accept the exchange offers. Santander Spain has not authorized anyone to provide you with any information that is different from what is contained in, or incorporated by reference into, this offer to exchange/prospectus. The information contained in, or incorporated by reference into, this offer to exchange/prospectus is accurate only as of its date. You should not assume that such information is accurate as of any other date and neither the mailing of this offer to exchange/prospectus to you nor the issuance of Santander Spain ADSs or Santander Spain ordinary shares in connection with the exchange offers shall create any implication to the contrary.

 CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

        This offer to exchange/prospectus contains or incorporates by reference "forward-looking statements" regarding the intent, belief or current expectations of Santander Spain, Santander Mexico and their respective directors and officers about Santander Spain, Santander Mexico, their respective subsidiaries and their respective businesses. Generally, words such as "may," "will," "expect," "intend," "estimate," "anticipate," "believe," "plan," "seek," "continue" or similar expressions identify forward-looking statements.

        Forward-looking statements are statements that are not historical facts. Rather, they are based on current plans, estimates and projections and involve inherent known and unknown risks, uncertainties and other factors, many of which are outside Santander Spain's and Santander Mexico's control and difficult to predict, that may cause actual results or developments to differ materially from any future results or developments expressed by or implied from forward-looking statements. Therefore, you should not place undue reliance on them. These risks and uncertainties include in particular those described in the documents Santander Spain and Santander Mexico have filed with the SEC that are incorporated by reference into this offer to exchange/prospectus and the following:

  Economic and Industry Conditions

  •
  general economic or industry conditions in Spain, the U.K., the U.S., other European countries, Brazil, Mexico, other Latin American countries and the other areas in which Santander Spain has significant business activities or investments;

  •
  exposure to various types of market risks, principally including interest rate risk, foreign exchange rate risk and equity price risk;

  •
  a worsening of the economic environment in Spain, the U.K., the U.S., other European countries, Brazil, Mexico, other Latin American countries, and increase of the volatility in the capital markets;

  •
  the effects of a decline in real estate prices, particularly in Brazil, Mexico, Spain and the U.K.;

  •
  the effects of results of U.K. political developments, including the U.K.'s potential exit from the European Union.;

  •
  monetary and interest rate policies of the European Central Bank and various central banks;

  •
  inflation or deflation;

  •
  the effects of non-linear market behavior that cannot be captured by linear statistical models, such as the VaR model Santander Spain uses;

  •
  changes in competition and pricing environments;

  •
  the inability to hedge some risks economically;

  •
  the adequacy of loss reserves;

  •
  acquisitions or restructurings of businesses that may not perform in accordance with Santander Spain's expectations;

  •
  changes in demographics, consumer spending, investment or saving habits;

  •
  potential losses associated with prepayment of our loan and investment portfolio, declines in the value of collateral securing our loan portfolio, and counterparty risk; and

  •
  changes in competition and pricing environments as a result of the progressive adoption of the internet for conducting financial services and/or other factors.

  Political and Governmental Factors

  •
  political stability in Spain, the U.K., other European countries, Latin America and the U.S.;

  •
  changes in Spanish, U.K., E.U., U.S., Latin American, or other jurisdictions' laws, regulations or taxes, including changes in regulatory capital and liquidity requirements, including as a result of the U.K. exiting the European Union; and

  •
  increased regulation in light of the global financial crisis.

  Transaction and Commercial Factors

  •
  damage to Santander Spain's reputation;

  •
  Santander Spain's ability to integrate successfully its acquisitions and the challenges inherent in diverting management's focus and resources from other strategic opportunities and from operational matters while Santander Spain integrates these acquisitions; and

  •
  the outcome of Santander Spain's negotiations with business partners and governments.

  Operating Factors

  •
  potential losses associated with an increase in the level of non-performance by counterparties to other types of financial instruments;

  •
  technical difficulties and/or failure to improve or upgrade Santander Spain's information technology;

  •
  changes in Santander Spain's ability to access liquidity and funding on acceptable terms, including as a result of changes in its credit spreads or a downgrade in its credit rating or those of its more significant subsidiaries;

  •
  Santander Spain's exposure to operational losses (e.g., failed internal or external processes, people and systems);

  •
  the occurrence of force majeure, such as natural disasters, that impact Santander Spain's operations or impair the asset quality of its loan portfolio;

  •
  the impact of changes in the composition of Santander Spain's balance sheet on future net interest income / (charges); and

  •
  potential losses associated with cyber-attacks.

        Santander Spain cautions that any forward-looking statements contained or incorporated by reference in this offer to exchange/prospectus are further qualified by the risk factors contained or incorporated by reference in this offer to exchange/prospectus that could cause actual results to differ materially from those in the forward-looking statements. Forward-looking statements speak only as of the date they were made and, except as required by Rule 14d-3(b) under the Exchange Act, Santander Spain does not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. You should read carefully the risk factors described in the "Risk Factors" section of this offer to exchange/prospectus beginning on page 26.

SUMMARY

        This summary highlights selected information from this offer to exchange/prospectus. It does not contain all the information that is important to you. Before you decide whether or not to tender your Santander Mexico shares or Santander Mexico ADSs, you should read carefully this entire offer to exchange/prospectus as well as the documents that are incorporated by reference into or filed as exhibits to the registration statement of which this offer to exchange/prospectus forms a part. See the "Where You Can Find More Information" and "Incorporation of Certain Information by Reference" sections of this offer to exchange/prospectus beginning on page 10 and page 13, respectively.

Banco Santander, S.A.

        Banco Santander, S.A. ("Santander Spain") and its consolidated subsidiaries are a group (the "Santander Group") of banking and financial companies that operate principally in Spain, the United Kingdom, other European countries, Brazil, Mexico and other Latin American countries and the United States, offering a wide range of financial products. In Latin America, the Group has majority shareholdings in banks in a number of countries, including Argentina, Brazil, Chile, Mexico, Peru and Uruguay.

        Santander Spain ordinary shares are listed on the Spanish Stock Exchanges in Madrid, Bilbao, Barcelona and Valencia ("SSE") and quoted on the Automated Quotation System of the SSE (the "Automated Quotation System") under the symbol "SAN." Santander Spain ordinary shares are listed on the London Stock Exchange ("LSE") under the symbol "BNC," the unsponsored Sistema Internacional de Cotizaciónes of the MSE under the symbol "SANN" and the Warsaw Stock Exchange under the symbol "SAN." The Santander Spain ADSs are listed on the New York Stock Exchange ("NYSE") under the symbol "SAN."

        The principal executive offices of Santander Spain are located at Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (+34) 91 289 32 80.

Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México

        Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México ("Santander Mexico") is a leading full-service bank in Mexico. According to the CNBV, as of December 31, 2018, Santander Mexico was the second-largest bank in Mexico based on total assets, the third-largest bank based on total loans and net income and fourth-largest based on deposits, calculated in accordance with Mexican Banking GAAP. Please refer to the "Presentation of Financial and Other Information" section included in the Santander Mexico 2018 Form 20-F for further discussion about Mexican Banking "GAAP."

        The Santander Mexico shares are listed on the MSE under the symbol "BSMXB". The Santander Mexico ADSs are listed on the NYSE under the symbol "BSMX."

        The principal executive offices of Santander Mexico are located at Avenida Prolongación Paseo de la Reforma 500, Colonia Lomas de Santa Fe, Delegación Álvaro Obregón, 01219, Mexico City, Mexico, and its telephone number is +52 55 5257 8000.

Risk Factors (page 26)

        An investment in Santander Spain ordinary shares (including those represented by Santander Spain ADSs) involves risks. In considering whether or not to tender your Santander Mexico shares or Santander Mexico ADSs in the exchange offers, you should carefully consider the information about these risks set forth under the "Risk Factors" section of this offer to exchange/prospectus beginning on page 26, together with the other information included or incorporated by reference into this offer to exchange/prospectus.

Purpose of the Exchange Offers (page 55)

        Santander Spain is conducting these exchange offers to acquire all the issued and outstanding Santander Mexico shares and Santander Mexico ADSs not owned directly or indirectly by Santander Spain because it has confidence in the long-term growth potential of Santander Mexico and believes it will increase the weight of markets with structural growth in Santander Spain's business portfolio. In addition, Santander Spain believes that the proposed exchange offers are financially attractive for the shareholders of both Santander Spain and Santander Mexico.

        As of March 31, 2019, Santander Spain and its affiliates owned approximately 75% of Santander Mexico's total capital.

        For a discussion of the purpose of the exchange offers, see "Santander Spain's Reasons for the Proposed Exchange Offers" section of this offer to exchange/prospectus beginning on page 55.

The Exchange Offers (page 57)

Exchange Offers	Santander Spain is making the exchange offers in the United States pursuant to this offer to exchange/prospectus and in Mexico pursuant to offering documents to be published in Mexico and made available to holders of Santander Mexico shares in order to acquire all the issued and outstanding Santander Mexico shares and Santander Mexico ADSs, in each case other than any Santander Mexico shares and Santander Mexico ADSs owned directly or indirectly by Santander Spain, in exchange for Santander Spain ordinary shares.
Consideration to be Received
If the exchange offers are completed, you will receive 0.337 of a Santander Spain ordinary share for each Santander Mexico share you tender into, and do not withdraw from, the exchange offers and 1.685 Santander Spain ADSs for each Santander Mexico ADS you tender into, and do not withdraw from, the U.S. exchange offer.
Expiration Date
You may tender your Santander Mexico shares and/or Santander Mexico ADSs into the U.S. exchange offer through the U.S. exchange agent at any time prior to the expiration time, which is 12:00 p.m. Eastern time (11:00 a.m. Mexico City time) on the expiration date (which is currently , 2019, but which may be extended from time to time).

Extensions	Subject to the applicable rules, regulations and approval of the CNBV and/or the SEC, Santander Spain may extend the expiration date of the exchange offers, including if at the time the exchange offers are scheduled to expire any of the conditions to the completion of the exchange offers that are waivable by Santander Spain are not satisfied or waived, and the expiration date of the exchange offers will be extended if required by such rules and regulations. Santander Spain will announce any extension of the exchange offers by issuing a press release no later than 8:00 a.m. Eastern time (7:00 a.m. Mexico City time), on the next business day following the expiration date on, among others, the Dow Jones News Service. In addition, Santander Spain will post a notice of any extension on the website www.santander.com, and through the MSE's Electronic Communication System with Securities Issuers through the website www.bmv.com.mx, as well as through the CNBV's Securities Information Transfer System.
Conditions to the Exchange Offers	The exchange offers are subject to the conditions set forth in "The Exchange Offers—Conditions to Completion of the Exchange Offers" section of this offer to exchange/prospectus beginning on page 61.
Procedure for Tendering
The steps you must take to tender your Santander Mexico shares and/or Santander Mexico ADSs into the exchange offers will depend on whether you hold Santander Mexico shares or Santander Mexico ADSs and whether you hold such Santander Mexico shares or Santander Mexico ADSs directly or indirectly through a broker, dealer, commercial bank, trust company or other nominee.
If you hold Santander Mexico ADSs and would like to tender them into the exchange offers, you must tender them through the U.S. exchange agent prior to the expiration time.
If you hold Santander Mexico shares, there are two possible ways to tender them into the exchange offers:
• If you are a U.S. holder, you can tender your Santander Mexico shares through the U.S. exchange agent, who will receive and hold tendered Santander Mexico shares for the benefit of Santander Spain;
• You can tender your Santander Mexico shares into the Mexican exchange offer.
Withdrawal
You may withdraw any Santander Mexico shares or Santander Mexico ADSs tendered through the U.S. exchange agent any time prior to the expiration time. In addition, in accordance with U.S. securities laws, you may withdraw your tendered Santander Mexico shares or Santander Mexico ADSs if they have not been accepted for exchange within 60 days after the date of this offer to exchange/prospectus.

        For more information on the procedure for tendering, the timing of the exchange offers, extensions of the exchange offers and your rights to withdraw your Santander Mexico shares and/or Santander Mexico ADSs from the exchange offers prior to the expiration time, see "The Exchange Offers" section of this offer to exchange/prospectus beginning on page 57.

Santander Spain's Reasons for the Proposed Exchange Offers (page 55)

        In unanimously approving the proposed exchange offers, the Santander Spain board of directors considered a variety of factors in favor of the proposed exchange offers. Santander Spain has confidence in the long-term growth potential of Santander Mexico and believes it will increase the weight of markets with structural growth in Santander Mexico's business portfolio. In addition, Santander Spain believes that the proposed exchange offers are financially attractive for the shareholders of both Santander Spain and Santander Mexico.

        See "Santander Spain's Reasons for the Proposed Exchange Offers" section of this offer to exchange/prospectus beginning on page 55.

Appraisal Rights (page 85)

        There are no appraisal or similar rights available to holders of Santander Mexico shares and Santander Mexico ADSs in connection with the exchange offers. For more information about appraisal rights of holders of Santander Mexico shares and Santander Mexico ADSs, see "The Exchange Offers—Appraisal Rights" section of this offer to exchange/prospectus beginning on page 85.

Certain Legal and Regulatory Matters (page 85)

  Santander Spain Shareholders' Approval

        Santander Spain's board of directors proposed that the shareholders of Santander Spain pass the relevant capital increase resolution necessary to issue the shares of Santander Spain to be issued in connection with the exchange offers. Such capital increase resolution was approved at a general shareholders meeting on                , 2019.

        For more information about the approval and filings required to complete the exchange offers, the registry of the shares of Santander Spain in the RNV, and their listing on the MSE, see "The Exchange Offers—Certain Legal and Regulatory Matters" section of this offer to exchange/prospectus beginning on page 85.

Continued Listings (page 88)

        The acquisition of Santander Mexico shares and Santander Mexico ADSs by Santander Spain pursuant to the exchange offers will reduce the number of holders of Santander Mexico shares and Santander Mexico ADSs and the number of Santander Mexico shares and Santander Mexico ADSs that might otherwise trade publicly and, depending on the number of Santander Mexico shares and Santander Mexico ADSs acquired by Santander Spain pursuant to the exchange offers, could adversely affect the liquidity and market value of any remaining Santander Mexico shares and Santander Mexico ADSs held by the public.

        Although Santander Spain does not currently intend to seek delisting of the Santander Mexico ADSs from the NYSE, depending upon the number of Santander Mexico ADSs purchased pursuant to the exchange offers, the Santander Mexico ADSs may no longer meet the standards for continued listing on the NYSE and they may be delisted, which would negatively affect the liquidity of the Santander Mexico ADSs.

        Similarly, while Santander Spain does not currently intend to seek delisting and deregistration of Santander Mexico shares in Mexico, if Santander Mexico ceases to comply with the Listing Requirements (a) the CNBV may determine the cancellation of the registration of the shares of Santander Mexico in the RNV, as well as their elimination from the list of securities authorized to be listed on the MSE, and (b) Santander Spain may be required by the CNBV to make an additional offer for Santander Mexico shares, within the following 180 calendar days from the CNBV request.

Source and Amount of Funds (page 77)

        The exchange offers are not conditioned upon any financing arrangements, and no funds have been borrowed for purposes of the exchange offers. Santander Spain will use general corporate funds to pay any cash requirements of the exchange offers. The exchange offers will be settled exclusively through the subscription of the shares of Santander Spain, on the terms set forth herein, without there being, as a consequence thereof, any flow of resources on account of the settlement. The U.S. exchange agent will aggregate all fractional Santander Spain ordinary shares or Santander Spain ADSs (or the underlying Santander Spain ordinary shares) that all tendering holders tendering through the U.S. exchange agent would otherwise be entitled to receive pursuant to the U.S. exchange offer, sell such fractional Santander Spain ordinary shares or Santander Spain ADSs (or the underlying Santander Spain ordinary shares) at such times, in such manner and on such terms as the U.S. exchange agent determines in its reasonable discretion and pay the resulting cash proceeds in U.S. dollars to such tendering holders.

Accounting Treatment (page 76)

        As Santander Mexico was controlled and consolidated by Santander Spain prior to the proposed transaction, the accounting treatment of the transaction will be recorded (i) in accordance with IFRS 10.23, which states: "Changes in a parent's ownership interest in a subsidiary that do not result in the parent losing control of the subsidiary are equity transactions (i.e., transactions with owners in their capacity as owners)" and (ii) taking into consideration guidance of IFRS 10.B96, which states: "When the proportion of the equity held by non-controlling interests changes, an entity shall adjust the carrying amounts of the controlling and non-controlling interests to reflect the changes in their relative interests in the subsidiary. The entity shall recognize directly in equity any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received, and attribute it to the owners of the parent." Therefore, the Santander Group will recognize the difference between (i) the amount by which the non-controlling interests are adjusted and (ii) the fair value of the consideration paid (equity interest issued by Santander Spain) directly in equity and attributed to the owners of the parent.

Dividend Payments (page 65)

        Santander Spain will declare the first interim dividend to be paid against its 2019 results with a record date yet to be determined. Santander Spain expects that settlement of the exchange offers will occur prior to that record date such that holders of Santander Mexico Securities that tender into the exchange offers will receive the first interim dividend. In the event that the settlement of the exchange offers occurs after the aforementioned record date, Santander Spain will amend the exchange ratio in the exchange offers to provide for a positive adjustment for tendering holders of Santander Mexico Securities to reflect the value of the first interim dividend and any subsequent Santander Spain dividends not paid to them. In the event that Santander Mexico pays any dividend after the May 28, 2019 dividend with a record date prior to the settlement of the exchange offers, Santander Spain will amend the exchange ratio to provide for a negative adjustment for tendering holders of Santander Mexico Securities to reflect the value of such Santander Mexico dividend. In the case of any amendment to the exchange ratio, Santander Spain will announce the new exchange ratio and, if required pursuant to SEC or Mexican rules, extend the expiration date for both exchange offers.

Tax Consequences (page 72)

Mexican Tax Consequences (page 72)

        Generally, the exchange offers should be treated to any holders that participate as a taxable disposition of the Santander Mexico Securities in exchange of Santander Spain Securities, as the case may be. Depending on the particular characteristics of the holders that are treated as disposing their Santander Mexico Securities in a taxable transaction, such holders may be required to recognize gain or loss under different procedures.

        For more information about the Mexican, Spanish and United States federal income tax consequences of the exchange offers with respect to the Santander Mexico Securities and of the ownership and disposition of the Santander Spain Securities see the "The Exchange Offers—Tax Consequences" section of this offer to exchange/prospectus beginning on page 72.

Spanish Tax Consequences (page 76)

        As a general rule, no charge to Spanish tax (including Spanish Transfer Tax or Value Added Tax) will arise to Qualifying Shareholders (as defined in the section of this offer to exchange/prospectus entitled "The Exchange Offers—Tax Consequences" beginning on page 76) in respect of the exchange offers, except in the case of certain cash payments in lieu of fractional Santander Spain Securities (which may result in the Qualifying Shareholders realizing a capital gain on a Spanish asset).

        The ownership and disposition of Santander Spain Securities by Qualifying Shareholders may entail Spanish tax implications. However, under certain conditions, dividends and capital gains obtained from Santander Spain Securities by Qualifying Shareholders may benefit from the reduced rates and exemptions of the Treaties (as defined in the section of this offer to exchange/prospectus entitled "The Exchange Offers—Tax Consequences" beginning on page 76).

United States Federal Income Tax Consequences (page 81)

        The receipt of Santander Spain Securities and cash (if any) in exchange for Santander Mexico Securities pursuant to the exchange offers will be a taxable transaction for U.S. federal income tax purposes. Gain or loss realized by a U.S. investor on the exchange of Santander Mexico Securities for Santander Spain Securities generally will be capital gain or loss and generally will be long-term capital gain or loss if the Santander Mexico Securities have been held for more than one year.

        Mexican taxes that may be imposed upon the receipt of Santander Spain Securities and cash (if any) in exchange for Santander Mexico Securities pursuant to the exchange offers will generally be treated as income taxes eligible for a credit against a U.S. investor's U.S. federal income tax liability. A U.S. investor will be entitled to use these tax credits to offset only the portion of its U.S. tax liability that is attributable to foreign-source income. This foreign tax credit limitation is calculated separately with regard to specific classes of income. Because a U.S. investor's gain from the receipt of Santander Spain Securities and cash (if any) will generally be treated as U.S.-source income, this limitation may preclude claiming a credit for all or a portion of the foreign taxes imposed on this gain. Prospective U.S. investors should consult their tax advisers as to whether these Mexican taxes may be creditable against their federal income tax liability.

        For more information about the Mexican, Spanish and United States federal income tax consequences of the exchange offers with respect to the Santander Mexico Securities and of the ownership and disposition of the Santander Spain Securities see the "The Exchange Offers—Tax Consequences" section of this offer to exchange/prospectus beginning on page 72.

Comparison of Rights of Holders of Santander Spain Securities and Santander Mexico Securities (page 100)

        If your Santander Mexico shares and/or Santander Mexico ADSs are acquired in the exchange offers, you will become a holder of Santander Spain ordinary shares or Santander Spain ADSs, each of which will represent one Santander Spain ordinary share deposited with the Santander Spain ADS depositary. Your rights as a holder of Santander Spain ADSs will be determined by the Santander Spain ADS deposit agreement. The rights of a holder of the Santander Spain ordinary shares, including those represented by Santander Spain ADSs, will be governed by Santander Spain's by-laws, the Spanish Corporation Law and the Spanish corporation regulations. See the "Comparison of Rights of Holders of Santander Spain Securities and Santander Mexico Securities" section of this offer to exchange/prospectus beginning on page 100.

Selected Historical Financial Data (pages 32 and 37)

        The financial information of Santander Spain and Santander Mexico in this offer to exchange/prospectus is being provided to you to aid you in your analysis of the financial aspects of the proposed exchange offers. See the "Selected Financial Data of Santander Spain" and "Selected Financial Data of Santander Mexico" sections of this offer to exchange/prospectus. The selected consolidated financial information of Santander Spain as of, and for the years ended on, December 31, 2018, 2017, 2016, 2015 and 2014 has been derived from the Santander Spain 2018 Form 20-F, which is incorporated by reference into this offer to exchange/prospectus. The selected consolidated financial information of Santander Spain as of, and for the three months ended March 31, 2019 and 2018 has been derived from the Santander Spain First Quarter Results Form 6-K, which is incorporated by reference into this offer to exchange/prospectus.

        The selected consolidated financial information of Santander Mexico as of, and for the years ended on, December 31, 2018, 2017, 2016, 2015 and 2014, prepared under IFRS, has been derived from the Santander Mexico 2018 Form 20-F, which is incorporated by reference into this offer to exchange/prospectus. The selected consolidated financial information of Santander Mexico as of, and for the three months ended March 31, 2019 and 2018 prepared under Mexican Banking GAAP has been derived from the Santander Mexico First Quarter Results Form 6-K, which is incorporated by reference into this offer to exchange/prospectus. The unaudited interim condensed consolidated financial statements of Santander Mexico included in the Santander Mexico First Quarter Results Form 6-K were prepared in accordance with Mexican Banking GAAP and reconciled to IFRS as issued by the International Accounting Standards Board (which we refer to as the "IASB").

        The audited annual consolidated financial statements of Santander Spain and Santander Mexico included in the Santander Spain 2018 Form 20-F and the Santander Mexico 2018 Form 20-F, respectively, were prepared in accordance with IFRS as issued by the IASB. The unaudited interim condensed consolidated financial statements of Santander Spain included in the Santander Spain First Quarter Results Form 6-K were prepared in accordance with IFRS as issued by the IASB.

Comparative Per Share Information (page 49)

        The following table summarizes unaudited per share information for Santander Spain and Santander Mexico on a historical basis, pro forma basis for Santander Spain and equivalent pro forma basis for Santander Mexico. The audited annual consolidated financial statements of Santander Spain and Santander Mexico included in the Santander Spain 2018 Form 20-F and the Santander Mexico 2018 Form 20-F, respectively, were prepared in accordance with IFRS as issued by the IASB. The following information should be read in conjunction with the audited annual consolidated financial statements of Santander Spain and Santander Mexico included in the Santander Spain 2018 Form 20-F and the Santander Mexico 2018 Form 20-F and the unaudited interim condensed consolidated financial statements of Santander Spain included in the Santander Spain First Quarter 6-K and the unaudited interim condensed consolidated financial statements included in the Santander Mexico First Quarter 6-K, including a reconciliation of Mexican Banking GAAP to IFRS, respectively. The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the proposed exchange offers had been completed as of the beginning of the period presented, nor is it necessarily indicative of the future operating results or financial position of Santander Spain and Santander Mexico. The pro forma information assumes the acceptance of 100% of the offers.

	For the Year ended December 31, 2018				For the Three Months ended March 31, 2019
	Ps.	€		U.S.$	Ps.	€		U.S.$
Santander Spain—Historical
Historical per Santander Spain ordinary share:(1)
Income (loss) per share from continuing operations (basic)	10.187	0.449		0.530	2.268	0.104		0.118
Income (loss) per share from continuing operations (diluted)	10.164	0.448		0.529	2.268	0.104		0.118
Income (loss) per share from discontinued operations (basic)	0.000	0.000		0.000	0.000	0.000		0.000
Income (loss) per share from discontinued operations (diluted)	0.000	0.000		0.000	0.000	0.000		0.000
Cash dividends declared per share	5.17	0.23	(4)	0.26	1.41	0.065	(4)	0.073
Stockholders' equity per share	133.83	5.95		6.81	132.10	6.09		6.84
Santander Mexico—Historical
Historical per Santander Mexico share:(1)(2)(3)
Income (loss) per share from continuing operations (basic)	2.86	0.126		0.149	0.79	0.036		0.041
Income (loss) per share from continuing operations (diluted)	2.85	0.126		0.148	0.79	0.036		0.041
Income (loss) per share from discontinued operations (basic)	0.000	0.000		0.000	0.000	0.000		0.000
Income (loss) per share from discontinued operations (diluted)	0.000	0.000		0.000	0.000	0.000		0.000
Cash dividends declared per share	1.36	0.06		0.07	0.00	0.00		0.00
Stockholders' equity per share	18.19	0.81		0.93	19.20	0.89		0.99
Santander Spain—Unaudited Pro Forma
Unaudited pro forma per Santander Spain ordinary share:(1)
Income (loss) per share from continuing operations (basic)	10.142	0.447		0.527	2.268	0.104		0.118
Income (loss) per share from continuing operations (diluted)	10.119	0.446		0.526	2.268	0.104		0.118
Income (loss) per share from discontinued operations (basic)	0.000	0.000		0.000	0.000	0.000		0.000
Income (loss) per share from discontinued operations (diluted)	0.000	0.000		0.000	0.000	0.000		0.000
Cash dividends declared per share	5.17	0.23		0.26	1.41	0.065		0.073
Stockholders' equity per share	130.90	5.82		6.66	129.50	5.97		6.71

	For the Year ended December 31, 2018			For the Three Months ended March 31, 2019
	Ps.	€	U.S.$	Ps.	€	U.S.$
Santander Mexico—Unaudited Pro Forma Equivalent
Unaudited pro forma per Santander Mexico share:(1)(3)(4)
Income (loss) per share from continuing operations (basic)	3.418	0.151	0.178	0.764	0.035	0.040
Income (loss) per share from continuing operations (diluted)	3.410	0.150	0.177	0.764	0.035	0.040
Income (loss) per share from discontinued operations (basic)	0.000	0.000	0.000	0.000	0.000	0.000
Income (loss) per share from discontinued operations (diluted)	0.000	0.000	0.000	0.000	0.000	0.000
Cash dividends declared per share	1.74	0.08	0.09	0.48	0.022	0.025
Stockholders' equity per share	44.11	1.96	2.25	43.64	2.01	2.26

(1)
Amount translated into U.S. dollars using the average U.S.$/€ exchange rate applicable during the applicable period for net income. For cash dividends and for book value, the U.S.$/€ exchange rate as of December 31, 2018 and March 31, 2019, as applicable, are used.

(2)
Amounts for the three months ended March 31, 2019 are based on data from the reconciliation to IFRS from Mexican Banking GAAP included in the Santander Mexico First Quarter Results Form 6-K.

(3)
Amount translated into U.S. dollars using the average U.S.$/Mexican peso exchange rate applicable during the period for net income. For cash dividends and for book value, the U.S.$/ Mexican peso exchange rates as of December 31, 2018 and March 31, 2019 used.

(4)
The dividends per share disclosed above is calculated on the assumption that the amounts equivalent to the relevant interim and final dividends are paid in cash.

(5)
Santander Mexico—Unaudited Pro Forma Equivalent share amounts are calculated by multiplying the Santander Spain—Unaudited Pro Forma per share amounts by the exchange ratio of 0.337.

RISK FACTORS

        In addition to the matters described under the "Cautionary Statement Regarding Forward-Looking Statements" section of this offer to exchange/prospectus beginning on page 15 and the risk factors contained in the Santander Spain 2018 Form 20-F and the Santander Mexico 2018 Form 20-F that are incorporated by reference into this offer to exchange/prospectus, you should carefully consider the following risk factors before deciding whether or not to tender your Santander Mexico shares or Santander Mexico ADSs into the exchange offers. Each of the matters described in these risk factors could have a material adverse effect on the businesses, financial condition and/or results of operations of Santander Spain and Santander Mexico individually or as affiliated companies and on the market price of the Santander Spain ordinary shares.

Risks Relating to the Exchange Offers

The completion of the exchange offers is subject to certain conditions precedent and if these conditions are not satisfied or waived (if waivable), the exchange offers will not be completed.

        The completion of the exchange offers is subject to a number of conditions, including that all governmental approvals and authorizations required in connection with the exchange offers shall have been obtained and shall have not been revoked or amended, modified or supplemented in any way that could reasonably be expected to materially impede or interfere with, delay, postpone or materially and adversely affect the completion of the exchange offers, the absence of any governmental, judicial, legislative or regulatory developments that would adversely impact the ability to consummate the exchange offers, the absence of any material adverse change (or any condition, event or development involving a prospective change) in the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations, cash flows or prospects of Santander Mexico or any of its subsidiaries, and the satisfaction of other customary conditions as described in this prospectus/offer to exchange under "The Exchange Offers—Conditions to Completion of the Exchange Offers." Santander Spain can provide no assurances that all of the conditions to the exchange offers will be satisfied, or that they will be satisfied in the time frame currently expected. If these conditions are not satisfied or waived (if waivable), the exchange offers will not be completed.

Because the exchange ratio is fixed, the value of the Santander Spain ordinary shares and/or Santander Spain ADSs you will receive as a result of the exchange offers is likely to fluctuate.

        If you tender your Santander Mexico shares or Santander Mexico ADSs in the U.S. exchange offer through the U.S. exchange agent and your Santander Mexico ADSs and/or Santander Mexico shares are acquired in the U.S. exchange offer, you will receive 1.685 Santander Spain ADSs per Santander Mexico ADS and 0.337 of a Santander Spain ordinary share per Santander Mexico share. Each Santander Spain ADS represents one Santander Spain ordinary share. This exchange ratio is fixed and will not be adjusted to reflect any changes in the market prices of any of the securities of either company. As a result, and subject to the potential adjustments described under "The Exchange Offers—Dividend Payments" section, you will receive a fixed number of Santander Spain ordinary shares and Santander Spain ADSs in connection with the U.S. exchange offer, and changes in the market prices of these securities will affect the value of what you will receive.

        The market prices of the Santander Spain ordinary shares, Santander Spain ADSs, Santander Mexico shares and Santander Mexico ADSs are likely to fluctuate before the completion of the exchange offers and this will affect the value represented by the exchange ratio both in terms of the Santander Mexico shares or Santander Mexico ADSs tendered by you or on your behalf and what you will receive in exchange. For example, based on the closing prices on the MSE translated at the U.S.$/Mexican peso exchange rate published on May 10, 2019, the market value of one Santander Mexico share has varied from a low of U.S.$1.47 to a high of U.S.$1.71 between April 11, 2019 (the last trading day before Santander Spain issued a press release announcing the exchange offers) and May 10, 2019, while, based on the closing prices on the SSE translated at the U.S.$/euro exchange rate published on May 10, 2019, the market value of a Santander Spain ordinary share has varied from a low of U.S.$4.61 to a high of U.S.$5.26 between April 11, 2019 and May 10, 2019.

        The market prices of the Santander Spain ordinary shares, Santander Spain ADSs, Santander Mexico shares and Santander Mexico ADSs are subject to general price fluctuations in the market for publicly traded equity securities and have experienced significant volatility in the past. Market price variations in these securities could result from actual or investors' perceptions of changes in the businesses, financial condition, results of operations or prospects of Santander Spain or Santander Mexico prior to and/or following the exchange offers, regulatory considerations, legal proceedings, exchange rates, general market and economic conditions and other factors beyond the control of Santander Spain or Santander Mexico.

As of the date of this offer to exchange/prospectus, the board of directors of Santander Mexico has not made any recommendation with respect to the exchange offers.

        Santander Mexico is a Mexican company and Mexican law governs the duties and obligations of Santander Mexico's board of directors, a majority of the members of which are, directly or indirectly, appointed by Santander Spain. As of the date of this offer to exchange/prospectus, Santander Mexico's board of directors has not made any recommendation to its shareholders in connection with the exchange offer.

        Under Mexican law, however, within ten business days after the commencement of the Mexican exchange offer, the board of directors of Santander Mexico is required to prepare and disclose (i) an opinion on the price of the Mexican exchange offer, (ii) any conflicts of interests which each of the board members may have, and (iii) if each member will tender his or her Santander Mexico shares as part of the Mexican exchange offer. The opinion of the board of directors of Santander Mexico, described in (i) above, may be accompanied by the opinion of an independent expert. In addition, under U.S. law, within ten business days after the commencement of the U.S. exchange offer, Santander Mexico is required to file with the SEC and distribute to its shareholders a statement indicating whether it recommends in favor of the U.S. exchange offer, recommends against the U.S. exchange offer, takes no position in connection with the U.S. exchange offer or expresses that it is unable to take a position in connection with the U.S. exchange offer. In each case the board is required to explain the reasons for its position.

Santander Spain is the controlling shareholder of Santander Mexico and may have actual or potential conflicts of interest with respect to the exchange offers and additional access to information.

        Santander Spain is the controlling shareholder of Santander Mexico and may have actual and potential conflicts of interest with investors because it currently has the power to elect a majority of the members of the board of directors of Santander Mexico. As a result of its controlling shareholder position, Santander Spain may have access to information that is not in the possession of the general investor.

The rights of the holders of Santander Spain ordinary shares and Santander Spain ADSs are materially different than the current rights of holders of Santander Mexico shares and Santander Mexico ADSs.

        The rights of holders of Santander Mexico shares are governed by Mexican law, Santander Mexico's by-laws and the rules of the MSE and its ancillary regulations, and the rights of holders of Santander Mexico ADSs are governed by the deposit agreement among Santander Mexico, the Santander Mexico ADS depositary and the holders from time to time of Santander Mexico ADSs issued thereunder (which we refer to as the "Santander Mexico ADS deposit agreement").

        If your Santander Mexico shares and/or Santander Mexico ADSs are acquired in the exchange offers, you will receive Santander Spain ordinary shares or Santander Spain ADSs representing Santander Spain ordinary shares. The rights of a holder of Santander Spain ordinary shares will be governed by Spanish Corporation Law, Spanish corporation regulations, Santander Spain's by-laws and the rules of the SSE, which are materially different than the rights of a holder of Santander Mexico shares. The rights of a holder of Santander Spain ADSs are governed by the Santander Spain ADS deposit agreement. For a discussion of these differences, see the "Comparison of Rights of Holders of Santander Spain Securities and Santander Mexico Securities" section of this offer to exchange/prospectus beginning on page 100.

        Some of the main differences between the rights of holders of Santander Mexico shares and Santander Spain ordinary shares are: (a) shareholders of Santander Mexico do not have withdrawal rights (derechos de retiro) or any similar rights whereas under Spanish Corporation Law, under certain very limited circumstances, shareholders have such rights; (b) the Mexican Corporation Law and the Spanish Corporation Law differ as to the required quorums for certain corporate matters to be voted at shareholders meetings, as well as to the required voting majorities for them to be approved; (c) under the Securities Market Law (Ley del Mercado de Valores), shareholders owning shares with voting rights, even limited or restricted, for each ten percent stake in Santander Mexico's capital stock held by them, individually or jointly, shall be entitled to: (i) appoint and revoke a member of the board of directors at a general shareholders meeting (such appointment may only be revoked by other shareholders when the appointment of all other directors is revoked, in which case, the individuals substituted may not be so appointed during a period of twelve months immediately following the relevant revocation date), (ii) require the chairman of the board of directors or of the audit committee (comité de auditoria y prácticas societarias) to call a general shareholders' meeting at any time and (iii) request a one-time postponement, for three calendar days and without the need for a new call, of the vote on any matter in respect of which they are not sufficiently informed, while under the Spanish Corporation Law, (y) only shareholders who, individually or acting in concert, own an amount of share capital equal to or above that resulting from dividing the company's share capital by the number of members of the board of directors have the right to appoint directors (in particular, the number of directors resulting from dividing the amount of share capital owned by the minimum required pursuant to the aforementioned formula, rounded down); and (z) in listed companies such as Santander Spain, only shareholders owning, individually and in concert, a 3% or more of the company's share capital have the right to request the call of a shareholders meeting or to supplement the agenda of an already convened meeting; and (d) pursuant to the Mexican Corporation Law, the holders of shares with voting rights, who individually or jointly hold twenty percent or more of the share capital, may judicially oppose the resolutions of the general meetings in respect of which they have the right to vote while according to the Spanish Corporation Law, the percentage entitled to this right in listed companies such as Santander Spain is 0.1%.

The receipt of Santander Spain Securities and cash (if any) pursuant to the exchange offers will be a taxable transaction for U.S. federal income tax purposes.

        The receipt of Santander Spain Securities and cash (if any) in exchange for Santander Mexico Securities pursuant to the exchange offers will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. investor whose Santander Mexico Securities are exchanged for Santander Spain Securities in the transaction will recognize capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between (i) the fair market value of the Santander Spain Securities on the date of the exchange and the cash (if any) received with respect to the Santander Mexico Securities exchanged and (ii) the U.S. investor's adjusted tax basis in the Santander Mexico Securities. A U.S. investor will have a tax basis in the Santander Spain Securities received equal to their fair market value on the date of the exchange, and the U.S. investor's holding period with respect to the Santander Spain Securities will begin on the day after the date of the exchange. The tax consequences of the transaction and of holding Santander Spain Securities are discussed in more detail below under "Material United States Federal Income Tax Considerations."

You will need to consider the Mexican tax consequences of the transaction and of holding Santander Spain Securities.

        The receipt of Santander Spain Securities in exchange for Santander Mexico Securities pursuant to the exchange offers will be treated as a taxable disposition for Mexican tax purposes. Generally, Mexican resident corporations, Mexican resident individuals and non-Mexican residents whose Santander Mexico Securities are exchanged for Santander Spain Securities in the transaction will recognize gain or loss on the exchange and may be subject to Mexican income tax under any of the particular tax regimes applicable to such types of investors. Gain should generally be computed by comparing the fair market value of the Santander Mexico Securities on the date of the exchange and (ii) the holder´s adjusted tax basis in the Santander Mexico Securities computed under each investor´s particular regime. A U.S. investor will have tax basis in the Santander Spain Securities received equal to the fair market value of the consideration paid. The tax consequences of the transaction and of holding Santander Spain Securities are discussed in more detail below under "Mexican Tax Consequences."

You will need to consider the Spanish tax consequences of the transaction and of holding Santander Spain Securities.

        If you receive Santander Spain Securities as a result of the exchange offers, you will be subject to certain Spanish tax consequences related to holding such Santander Spain Securities, including the treatment of dividends paid with respect to such Santander Spain Securities and of the proceeds of a sale or disposition of such Santander Spain Securities. In particular, on any dividend payment date, Qualifying Shareholders (as defined below) will be subject to a Spanish withholding tax of 19% on any dividends paid by Santander Spain; however, the Spanish withholding tax rate may be reduced to 10% or to 15% as per the Treaties (as defined below) under certain conditions.

        The Spanish tax consequences of the acquisition, ownership and disposition of Santander Spain Securities by U.S. and Mexican tax residents are discussed in more detail below under "Spanish Tax Consequences." We encourage you to read the discussion under the "The Exchange Offers—Tax Consequences—Spanish Tax Consequences" section of this offer to exchange/prospectus beginning on page 96 for a more detailed discussion of the Spanish tax consequences of your participation in the exchange offers. We also encourage you to consult your own tax advisors concerning the tax consequences of the exchange offers with respect to the Santander Spain ADSs (evidenced by Santander Spain ADRs) (along with their acquisition, holding or disposal) in light of your particular situation.

The proposed financial transactions tax ("FTT") may apply.

        On February 14, 2013, the European Commission published a proposal (the "Commission's Proposal") for a Directive for a common FTT in Belgium, Germany, Estonia, Greece, Spain, France, Italy, Austria, Portugal, Slovenia and Slovakia (the "Participating Member States").

        The scope of the Commission's Proposal is very broad and could, if introduced, apply to some dealings in shares (including secondary market transactions) in certain circumstances. The issuance and underwriting of shares should, however, be exempt.

        However, the Commission's Proposal remains subject to negotiation between the Participating Member States and the scope of any such tax is uncertain. Additional EU Member States may also decide to participate. Spain published a bill of FTT, in which a 0.2% FTT was applicable to specific secondary market transaction over shares. However, this bill has yet to be passed by the Spanish Parliament.

        Qualifying Shareholders are advised to seek their own professional advice in relation to the FTT.

If the exchange offers are completed, the liquidity and market value of any Santander Mexico shares and Santander Mexico ADSs not acquired by Santander Spain could be adversely affected

        The acquisition of Santander Mexico shares and Santander Mexico ADSs by Santander Spain pursuant to the exchange offers will reduce the number of holders of Santander Mexico shares and Santander Mexico ADSs and the number of Santander Mexico shares and Santander Mexico ADSs that might otherwise trade publicly and, depending on the number of Santander Mexico shares and Santander Mexico ADSs acquired by Santander Spain pursuant to the exchange offers, could adversely affect the liquidity and market value of any remaining Santander Mexico shares and Santander Mexico ADSs held by the public.

        Although Santander Spain does not currently intend to seek delisting of the Santander Mexico ADSs from the NYSE, depending upon the number of Santander Mexico ADSs purchased pursuant to the exchange offers, the Santander Mexico ADSs may no longer meet the standards for continued listing on the NYSE and delisting the Santander Mexico ADSs may be required, which could further adversely affect the liquidity of the Santander Mexico ADSs.

        According to the NYSE's published guidelines, the NYSE would consider delisting the Santander Mexico ADSs if, among other things, (i) the total number of holders of Santander Mexico ADSs falls below 400, (ii) the total number of holders of Santander Mexico ADSs falls below 1,200 and the average monthly trading volume for Santander Mexico ADSs is less than 100,000 for the most recent 12 months or (iii) the number of publicly held Santander Mexico ADSs (exclusive of holdings of officers and directors of Santander Mexico and their immediate families and other concentrated holdings of 10% or more) falls below 600,000. We have been informed by Santander Mexico that as of March 25, 2019, there were 12,639 beneficial holders of 146,781,979 Santander Mexico ADSs, all of which we believe were publicly held under the NYSE definition. Therefore, as of that date, the NYSE would consider delisting the Santander Mexico ADSs if (i) at least 96.86% of holders tendered all of their Santander Mexico ADSs into the U.S. exchange offer, (ii) at least 90.52% of holders tendered all of their Santander Mexico ADSs into the U.S. exchange offer and the average monthly trading volume for Santander Mexico ADSs fell below 100,000 shares for the previous 12 months or (iii) at least 99.60% of publicly held Santander Mexico ADSs were tendered into the U.S. exchange offer. If, as a result of the purchase of the Santander Mexico ADSs pursuant to the U.S. exchange offer, the Santander Mexico ADSs no longer meet the requirements of the NYSE for continued listing and the listing of the Santander Mexico ADSs is discontinued, the market for the Santander Mexico ADSs could be adversely affected.

        We do not have any current intention to cause the deregistration or delisting of Santander Mexico shares. After completion of the exchange offers, any outstanding Santander Mexico shares will continue to trade on the MSE unless Santander Mexico ceases to comply with the Listing Requirements, pursuant to which (a) the CNBV may determine the cancellation of the registration of the shares of Santander Mexico in the RNV, as well as their elimination from the list of securities authorized to be listed on the MSE, and (b) Santander Spain may be required by the CNBV to make an additional offer for Santander Mexico shares, within the following 180 calendar days from the CNBV request. The consideration offered by Santander Spain as part of any such additional offer under applicable Mexican law would be the greater of the average trading price of the Santander Mexico shares for the 30 days prior to such subsequent offer and their book value. We may be able to offer a different price in any such additional offer, subject to prior approval from the CNBV, based upon, amongst other factors, Santander Mexico's financial condition and prospects at the time and after approval of such price by

Santander Mexico's board of directors, taking into consideration the opinion of its Audit and Corporate Practices Committee in accordance with Mexican law. Any such consideration may be different than that offered in the exchange offers. In such scenario, the Mexican Securities Market Law provides that the CNBV may determine the deregistration and delisting of Santander Mexico, if the interests of minority shareholders and the market in general have been adequately protected.

        If the delisting occurs, the amount of publicly available information concerning Santander Mexico and its operations would be reduced and the liquidity of and markets for the Santander Mexico shares and Santander Mexico ADSs would be adversely affected. While the Santander Mexico shares and Santander Mexico ADSs might trade in over-the-counter markets, such markets may not develop and, even if they do, the extent of the public market and the availability of market quotations for these securities are likely to be significantly reduced and would depend upon the number and/or the aggregate market value of, and the interest of securities firms in maintaining a market for, these Santander Mexico Securities.

        Furthermore, even if the Santander Mexico ADSs continue to be listed on the NYSE and the Santander Mexico shares continue to be listed on the MSE, the number of Santander Mexico shares and Santander Mexico ADSs that are publicly held by shareholders other than Santander Spain or its affiliates may be so small that the liquidity of such securities may be significantly reduced, there may no longer be an active trading market for the Santander Mexico shares and Santander Mexico ADSs and their market value may be significantly reduced.

        As a result of the foregoing, you should not assume that the Santander Mexico ADSs will continue to be listed on the NYSE or that the Santander Mexico shares will continue to be listed on the MSE, or that there will be a liquid and active trading market or a continuation of current price levels for such securities after completion of the exchange offers.

SELECTED FINANCIAL DATA OF SANTANDER SPAIN

        The following table presents selected historical consolidated financial data of Santander Spain as of and for each of the years ended on December 31, 2018, 2017, 2016, 2015 and 2014 and as of, and for the three-month periods ended March 31, 2019 and 2018. We have selected the following financial information from our consolidated financial statements. You should read this information in connection with, and it is qualified in its entirety by reference to, our consolidated financial statements included in Part II of the Santander Spain 2018 Form 20-F and the unaudited interim condensed consolidated financial statements included in the Santander Spain First Quarter Results Form 6-K. The selected historical consolidated financial information as of and for the years ended on December 31, 2018, 2017, 2016, 2015 and 2014 and as of, and for the three-month periods ended March 31, 2019 and 2018 was prepared in accordance with IFRS as issued by the IASB and has been derived from the Santander Spain 2018 Form 20-F and Santander Spain First Quarter Results Form 6-K, respectively, which are incorporated by reference into this offer to exchange/prospectus. The audited annual consolidated financial statements of Santander Spain as of and for the years ended December 31, 2018, 2017 and 2016 have been audited by Santander Spain's independent registered public accounting firm, PricewaterhouseCoopers Auditores, S.L., as indicated in its reports on those financial statements, which are included in the Santander Spain 2018 Form 20-F and in other reports previously filed by Santander Spain with the SEC. For more information about how to obtain copies of the Santander Spain 2018 Form 20-F or the Santander Spain First Quarter Results Form 6-K, see the "Where You Can Find More Information" section of this offer to exchange/prospectus beginning on page 10.

        You should read the information below in conjunction with Santander Spain's audited annual consolidated financial statements and unaudited interim condensed consolidated financial statements and the notes thereto, as well as the "Presentation of Financial and Other Information" and "Operating and Financial Review and Prospects" sections in the Santander Spain 2018 Form 20-F and the "Introduction, Basis of Presentation of the Interim Condensed Consolidated Financial Statements and Other Information" section in the Santander Spain First Quarter Results Form 6-K.

	Year ended December 31,					Three months ended March 31,
	2018	2017	2016	2015	2014	2019	2018
	(in millions of euro except percentages and per share data)
BALANCE SHEET
Total assets	1,459,271	1,444,305	1,339,125	1,340,260	1,266,296	1,506,151	1,438,470
Loans and advances to customers	882,921	848,915	790,470	790,848	734,711	910,195	856,628
Customer deposits	780,496	777,730	691,111	683,142	647,706	808,361	767,340
Total customer funds(A)	980,562	985,703	873,618	849,402	809,494	1,019,878	977,488

Total equity	107,361	106,832	102,699	98,753	89,714	110,365	105,466

CAPITALIZATION
Shareholders' equity	118,613	116,265	105,977	102,402	91,663	119,837	117,451
Other comprehensive income	(22,141)	(21,776)	(15,039)	(14,362)	(10,858)	(20,992)	(22,483)
Stockholders' equity(B)	96,472	94,489	90,938	88,040	80,805	98,845	94,968
Non-controlling interest (including net income of the period)	10,889	12,344	11,761	10,713	8,909	11,520	10,498

Total equity	107,361	106,832	102,699	98,753	89,714	110,365	105,466

Subordinated debt issued by Banco Santander, S.A. or issued by subsidiaries and guaranteed by Banco Santander, S.A., excluding preferred securities and preferred shares(C)	8,368	7,116	6,448	6,091	3,276	7,826	8,237
Other Subordinated debt(D)	5,390	5,621	6,124	7,864	6,878	5,405	5,507
Preferred securities(E)	9,717	8,369	6,916	6,749	6,239	9,353	9,761
Preferred shares(E)	345	404	413	449	739	363	408

Total subordinated debt	23,820	21,510	19,902	21,153	17,132	22,947	23,913

Total capitalization	131,181	128,343	122,602	119,906	106,846	133,312	129,379

Stockholders' Equity per average share(E)	5.97	6.14	6.20	6.14	6.70	6.09	5.89
Stockholders' Equity per share at period end(B)	5.95	5.86	6.13	6.02	6.32	6.09	5.89
INCOME STATEMENT
Interest income / (charges)	34,341	34,296	31,089	32,812	29,547	8,682	8,454
Total income	48,424	48,355	44,232	45,895	42,612	12,085	12,151
Net operating income(F)	25,646	25,362	23,131	24,175	22,426	6,327	6,387
Operating profit/(loss) before tax	14,202	12,091	10,768	9,547	10,679	3,602	3,689
Profit from continuing operations	9,315	8,207	7,486	7,334	6,961	2,245	2,409
Profit attributable to the Parent	7,810	6,619	6,204	5,966	5,816	1,840	2,054
PERFORMANCE (%)
ROE(G)	8.21	7.14	6.99	6.61	7.75	7.85	8.67
RoTE(H)	11.70	10.41	10.38	9.99	12.75	11.15	12.42
ROA	0.64	0.58	0.56	0.55	0.58	0.63	0.67
SOLVENCY RATIOS (%)
Fully loaded CET1(I)	11.30	10.84	10.55	10.05	8.27	11.23	11.00
Phased-in CET1(I)	11.47	12.26	12.53	12.55	10.97	11.23	11.19

	Year ended December 31,					Three months ended March 31,
	2018	2017	2016	2015	2014	2019	2018
	(in millions of euro except percentages and per share data)
CREDIT QUALITY DATA
Loans and advances to customers
Allowance for total balances including country risk and excluding contingent liabilities as a percentage of total gross loans	2.57%	2.74%	2.99%	3.24%	3.57%	2.51%	2.87%
Non-performing balances as a percentage of total gross loans(J)	3.78%	4.16%	4.00%	4.42%	5.30%	3.65%	4.08%
Allowance for total balances as a percentage of non-performing balances(J)	68.11%	65.97%	74.89%	73.39%	67.42%	68.77%	70.47%
Net loan charge-offs as a percentage of total gross loans	1.23%	1.36%	1.37%	1.34%	1.38%	0.26%	0.11%
Ratios adding contingent liabilities to loans and advances to customers and excluding country risk(K)
Allowance for total balances as a percentage of total loans and contingent liabilities	2.51%	2.66%	2.90%	3.19%	3.49%	2.45%	2.81%
Non-performing balances as a percentage of total loans and contingent liabilities(L)(J)	3.73%	4.08%	3.93%	4.36%	5.19%	3.62%	4.02%
Allowance for total balances as a percentage of non-performing balances(L)(J)	67.4%	65.2%	73.8%	73.1%	67.2%	68%	70%
Net loan and contingent liabilities charge-offs as a percentage of total loans and contingent liabilities	1.16%	1.29%	1.31%	1.29%	1.30%	0.24%	0.10%
MARKET CAPITALIZATION AND SHARES
Number of shareholders	4,131,489	4,029,630	3,928,950	3,573,277	3,240,395	4,089,097	4,108,798
Shares (millions)	16,237	16,136	14,582	14,434	12,584	16,237	16,136
Share price (euros)(M)	3.973	5.479	4.877	4.483	6.881	4.145	5.295
Market capitalization (EUR million)	64,508	88,410	72,314	65,792	88,041	67,292	85,441
Payout ratio(N)	42.15%	45.29%	39.79%	38.02%	19.65%	57.36%	47.14%
PER SHARE INFORMATION
Average number of shares (EUR thousands)(O)	16,150,091	15,394,459	14,656,360	14,349,579	12,056,951	16,229,287	16,131,707
Basic earnings per share (euros)(M)	0.449	0.404	0.401	0.397	0.472	0.104	0.120
Basic earnings per share continuing operation (euros)(M)	0.449	0.404	0.401	0.397	0.474	0.104	0.120
Diluted earnings per share (euros)(M)	0.448	0.403	0.399	0.396	0.470	0.104	0.119
Diluted earnings per share continuing operation (euros)(M)	0.448	0.403	0.399	0.396	0.472	0.104	0.119
Remuneration (euros)(P)	0.23	0.22	0.21	0.20	0.60	0.065	0.060
Remuneration (US$)(P)	0.26	0.26	0.22	0.22	0.73	0.073	0.074

	Year ended December 31,					Three months ended March 31,
	2018	2017	2016	2015	2014	2019	2018
	(in millions of euro except percentages and per share data)
OPERATING DATA
Number of employees	202,713	202,251	188,492	193,863	185,405	202,484	201,900

Number of branches	13,217	13,697	12,235	13,030	12,951	13,277	13,637

(A)
Total customer funds includes customer deposits, mutual funds, pension funds and managed portfolios. See notes 21 and 35 to our consolidated financial statements included in Part II of the Santander Spain 2018 Form 20-F.

(B)
Equals the sum of the amounts included at the end of each year as "Shareholders' Equity" and "Other comprehensive income" as stated in our consolidated financial statements included in Part II of Santander Spain 2018 Form 20-F. We have deducted the book value of treasury stock from stockholders' equity.

(C)
In December 2017, the subordinated debt issuer entities merged with Banco Santander, S.A.

(D)
Other Subordinated debt amounts are at the subsidiary level.

(E)
In our consolidated financial statements included in Part II of the Santander Spain 2018 Form 20-F, preferred securities and preferred shares are included under "Subordinated liabilities."

(F)
Net Operating Income is used for the Group's internal reporting and management reporting purposes but is not a line item in the statutory consolidated income statement. Net operating income equals the sum of "Total income," "Administrative expenses" and "Depreciation and amortization" as stated in our consolidated financial statements included in Part II of the Santander Spain 2018 Form 20-F.

(G)
The Return on average stockholders' equity ratio is calculated as profit attributable to the Parent divided by average stockholders' equity. In 2014, if for comparison purposes we include in the denominator the EUR 7,500 million capital increase made in January 2015, ROE would be 7.05%.

(H)
The Return on average tangible equity ratio (ROTE) is calculated as profit attributable to the Parent divided by the monthly average of: capital + reserves + retained earnings + other comprehensive income (excluding non-controlling interests)–goodwill–other intangible assets. We provide this non-GAAP financial measure as an additional measure to return on equity to provide a way to look at our performance which is closely aligned to our capital position. In 2014, if for comparison purposes we include in the denominator the EUR 7,500 million capital increase made in January 2015, ROTE would be 10.95%.

	Year ended December 31					Three months ended March 31
	2018	2017	2016	2015	2014	2019	2018
Profit attributable to the parent	7,810	6,619	6,204	5,966	5,816	1,840	2,054
Average equity	95,071	92,637	88,741	90,220	75,047	97,886	94,793
Effect of goodwill and other intangible assets	(28,331)	(29,043)	(28,972)	(30,486)	(29,446)	(28,978)	(28,630)
Average tangible equity	66,740	63,594	59,769	59,734	45,601	68,908	66,163
Return on equity (ROE)	8.21%	7.14%	6.99%	6.61%	7.75%	7.52%	8.70%
Return on tangible equity (ROTE)	11.70%	10.41%	10.38%	9.99%	12.75%	10.68%	12.48%
(I)
2018 data applying the IFRS 9 transitional arrangements. Additionally, if for comparison purposes we had considered in 2014 the EUR 7,500 million capital increase made in January 2015, the Core Equity Tier 1 (CET1) Fully loaded would have been 9.65% and the CET1 Phased-in 12.24%.

(J)
Reflect Bank of Spain classifications. These classifications differ from the classifications applied by U.S. banks in reporting loans as non-accrual, past due, restructured and potential problem loans. See "Item 5. Other Industry Guide 3 disclosures—Bank of Spain's Classification Requirements" in Part III of the Santander Spain 2018 Form 20-F.

(K)
We disclose these ratios because our credit risk exposure comprises loans and advances to customers as well as contingent liabilities, all of which are subject to impairment and, therefore, allowances are taken in respect thereof.

(L)
Includes non-performing loans and contingent liabilities, securities and other assets to collect.

(M)
2016, 2015 and 2014 data adjusted to the capital increase of July 2017.

(N)
The pay-out ratio does not include in the numerator the amounts paid under the Santander Dividendo Elección program (scrip dividends) which are not cash dividends paid on account of the net attributable income of the period.

  Such amounts equivalent to dividends are EUR 432 million, EUR 543 million and EUR 579 million, for 2018, 2017 and 2016, respectively.

(O)
Average number of shares has been calculated on a monthly basis as the weighted average number of shares outstanding in the relevant year, net of treasury stock.

(P)
The shareholders at the annual shareholders' meeting held on June 19, 2009 approved a remuneration scheme (scrip dividend), whereby Santander Spain offered the shareholders the possibility to opt to receive an amount equivalent to the dividends in cash or new shares. The remuneration per share for 2014 disclosed above, EUR 0.60, is calculated assuming that the four dividends for this year were paid in cash.

On January 8, 2015, an extraordinary meeting of the board of directors took place to reformulate the dividend policy of Santander Spain to take effect with the first dividend to be paid with respect to our 2015 results, in order to distribute three cash dividends and a scrip dividend relating to such 2015 results. Each of these dividends amounted EUR 0.05 per share. Santander Spain paid the dividends on account of the earnings for the 2015 financial year in August 2015, November 2015, February 2016 and May 2016 for a gross amount per share of EUR 0.05.

Santander Spain has paid the four dividends on account of the earnings for the 2016 financial year in August 2016 (cash dividend of EUR 0.055 per share), November 2016 (scrip dividend of EUR 0.045 per share), February 2017 (cash dividend of 0.055 per share) and May 2017 (cash dividend of 0.055 per share).

Santander Spain has paid the four dividends on account of the earnings for the 2017 financial year in August 2017 (cash dividend of EUR 0.06 per share), November 2017 (scrip dividend of EUR 0.04 per share), February 2018 (cash dividend of 0.06 per share) and May 2018 (cash dividend EUR 0.06 per share).

Santander Spain has paid the four dividends on account of the earnings for the 2018 financial year in August 2018 (cash dividend of EUR 0.065 per share), November 2018 (scrip dividend of EUR 0.035 per share), February 2019 (cash dividend of 0.065 per share) and May 2019 (cash dividend of EUR 0.065 per share).

The remuneration per share disclosed for each financial year includes the four dividends paid or to be paid on account of that financial year.

The remuneration per share disclosed for the first quarter of 2019 and the first quarter of 2018 includes the cash dividends paid in those quarters; that is, the third dividend on account of the 2018 financial year paid in February 2019 and the third dividend on account of the 2017 financial year paid in February 2018, respectively.

        Set forth below is a table showing our allowances for non-performing balances broken down by various categories as disclosed and discussed throughout the Santander Spain 2018 Form 20-F:

	Year ended December 31,					Three months ended March 31
Allowances refers to:	2018	2017	2016	2015	2014	2019	2018
	(in millions of euros)
Allowance for total balances(A) (excluding country risk)	24,061	24,529	24,835	27,121	28,046	24,129	26,173
Allowance for contingent liabilities and commitments (excluding country risk)	776	614	457	616	652	703	847

Allowance for total balances (excluding contingent liabilities and commitments and excluding country risk):	23,285	23,915	24,378	26,505	27,394	23,426	25,326
Allowance referred to country risk and other	662	767	528	322	46	671	744

Allowance for total balances (excluding contingent liabilities and commitments)	23,947	24,682	24,906	26,827	27,440	24,097	26,070
Of which:
Allowance for customers	23,307	23,934	24,393	26,517	27,217	23,445	25,348
Allowance for credit institutions and other financial assets	5	18	15	19	79	13	13
Allowance for Debt instruments	635	730	498	291	144	639	710

(A)
Non-performing loans and contingent liabilities and other assets to collect.

        For a discussion of the accounting standards used in translation of foreign currency-denominated assets and liabilities to euros, see Note 2 (a) to Santander Spain's consolidated financial statements as of and for the year ended December 31, 2018 included in the Santander Spain 2018 Form 20-F.

SELECTED FINANCIAL DATA OF SANTANDER MEXICO

        The following table presents selected historical consolidated financial data of Santander Mexico as of and for each of the years ended on December 31, 2018, 2017, 2016, 2015 and 2014. The selected historical consolidated financial information as of and for each of the years ended on December 31, 2018, 2017, 2016, 2015 and 2014 was prepared in accordance with IFRS as issued by the IASB and has been derived from the Santander Mexico 2018 Form 20-F, which is incorporated by reference into this offer to exchange/prospectus. The audited annual consolidated financial statements of Santander Mexico as of December 31, 2018, 2017 and 2016 have been audited by Santander Mexico's independent registered public accounting firm, PricewaterhouseCoopers, S.C., as indicated in its reports on those financial statements, which are included in the Santander Mexico 2018 Form 20-F or in other reports previously filed by Santander Mexico with the SEC. For more information about how to obtain copies of the Santander Mexico 2018 Form 20-F, see the "Where You Can Find More Information" section of this offer to exchange/prospectus beginning on page 10.

        You should read the information below in conjunction with Santander Mexico's audited consolidated financial statements and the notes thereto, as well as the "Presentation of Financial and Other Information" and "Operating and Financial Review and Prospects" sections in the Santander Mexico 2018 Form 20-F.

Selected Annual Financial Information as of and for the years ended December 31, 2018, 2017, 2016, 2015 and 2014

Consolidated Income Statement Data in Accordance with IFRS

	For the year ended December 31,
	2018		2018		2017		2016		2015		2014
	(Millions of U.S. dollars)(1)(2)		(Millions of Mexican pesos)(1)
Interest income	U.S.	5,065	Ps.	99,537	Ps.	98,002	Ps.	77,453	Ps.	64,230	Ps.	57,956
Interest income from financial assets at fair value through profit or loss		715		14,049		—		—		—		—
Interest expenses and similar charges		(2,625)		(51,589)		(42,158)		(28,323)		(21,242)		(20,386)

Net interest income		3,155		61,997		55,844		49,130		42,988		37,570
Dividend income		11		210		150		94		104		137
Fee and commission income (net)		800		15,722		14,813		13,940		13,632		12,858
Gains/(losses) on financial assets and liabilities (net)		76		1,484		3,458		3,760		2,504		2,610
Exchange differences (net)		—		—		6		2		6		(11)
Other operating income		38		748		669		486		472		509
Other operating expenses		(223)		(4,393)		(3,614)		(3,361)		(3,010)		(2,472)

Total income		3,857		75,768		71,326		64,051		56,696		51,201
Administrative expenses		(1,457)		(28,649)		(25,437)		(22,655)		(20,780)		(19,290)
Personnel expenses		(730)		(14,354)		(12,748)		(11,472)		(10,625)		(9,557)
Other general administrative expenses		(727)		(14,295)		(12,689)		(11,183)		(10,155)		(9,733)
Depreciation and amortization		(151)		(2,973)		(2,533)		(2,058)		(1,863)		(1,682)
Impairment losses on financial assets (net)		(956)		(18,810)		(18,820)		(16,661)		(16,041)		(13,132)
Loans and receivables(3)		—		—		(18,820)		(16,661)		(16,041)		(13,132)
Financial assets at amortized cost(3)		(956)		(18,806)		—		—		—		—
Financial assets at fair value through other comprehensive income		—		(4)		—		—		—		—
Impairment losses on other assets (net)		—		(5)		—		—		—		(48)
Other intangible assets		—		—		—		—		—		—
Non-current assets held for sale		—		(5)		—		—		—		(48)
Provisions (net)(4)		(28)		(562)		(437)		(881)		258		(137)
Gains/(losses) on disposal of assets not classified as non-current assets held for sale		—		7		6		20		7		2
Gains/(losses) on disposal of non-current assets held for sale not classified as discontinued operations		2		38		69		71		91		(15)
Operating profit before tax		1,267		24,814		24,174		21,887		18,368		16,899
Income tax		(278)		(5,458)		(5,496)		(5,351)		(4,304)		(3,539)
Profit from continuing operations		989		19,356		18,678		16,536		14,064		13,360

	For the year ended December 31,
	2018		2018		2017		2016		2015		2014
	(Millions of U.S. dollars)(1)(2)		(Millions of Mexican pesos)(1)
Profit from discontinued operations (net)		—		—		—		—		—		—
Consolidated profit for the year	U.S.	989	Ps.	19,353	Ps.	18,678	Ps.	16,536	Ps.	14,064	Ps.	13,360

Profit attributable to the Parent		989		19,353		18,678		16,536		14,051		13,359
Profit attributable to non-controlling interests		—		3		—		—		13		1
Earnings per share from continuing and discontinued operations:
Basic earnings per share		0.15		2.86		2.76		2.44		2.07		1.97
Diluted earnings per share(5)		0.15		2.85		2.75		2.44		2.07		1.97
Earnings per share from continuing operations:
Basic earnings per share		0.15		2.86		2.76		2.44		2.08		1.97
Diluted earnings per share(5)		0.15		2.85		2.75		2.44		2.07		1.97
Cash dividend per share(6)		0.07		1.36		1.31		2.58		1.00		0.51
Weighted average shares outstanding		6,776,220,369		6,776,220,369		6,777,381,551		6,777,381,551		6,777,381,551		6,777,381,551
Dilutive effect of rights on shares(5)		10,773,988		10,773,988		9,612,806		9,612,806		9,612,806		9,612,806
Adjusted number of shares		6,786,994,357		6,786,994,357		6,786,994,357		6,786,994,357		6,786,994,357		6,786,994,357
Dividend paid		470		9,228		8,910		17,468		6,760		3,473
Basic earnings per share		0.15		2.86		2.76		2.44		2.07		1.97
Diluted earnings per share		0.15		2.85		2.75		2.44		2.07		1.97
Dividend pay-out ratio		47.60%		47.76%		47.77%		105.64%		48.18%		26.03%

(1)
Except share and per share amounts.

(2)
Results for the year ended December 31, 2018 have been translated into U.S. dollars, for convenience purposes only, using the exchange rate of Ps.19.65 per U.S.$1.00 as calculated on December 31, 2018 and reported by the Mexican Central Bank in the Federal Official Gazette on January 2, 2019 as the exchange rate for the payment of obligations denominated in currencies other than pesos and payable within Mexico. These translations should not be construed as representations that the pesos amounts represent, have been or could have been converted into, U.S. dollars at such or at any other exchange rate.

(3)
Impairment losses less recoveries of previously written-off loans (net of legal expenses).

(4)
Principally includes provisions for off-balance sheet risk and provisions for tax and legal matters. See "Item 5. Operating and Financial Review and Prospects" of the Santander Mexico 2018 Form 20-F.

(5)
To calculate diluted earnings per share, the amount of profit attributable to the Parent and the weighted average number of shares issued, excluding the average number of treasury shares, are adjusted to consider all the dilutive effects inherent in potential share issuances. For additional information on earnings per share, see Note 4.2.ii to the audited financial statements included in the Santander Mexico 2018 Form 20-F.

(6)
On December 29, 2014, Santander Mexico paid a dividend of Ps.3,473 million, equal to Ps.0.0430 per share. On May 29, 2015, Santander Mexico paid a dividend of Ps.3,534 million, equal to Ps.0.0437 per share. On December 22, 2015, Santander Mexico paid a dividend of Ps.3,226 million, equal to Ps.0.0399 per share. On May 26, 2016, Santander Mexico paid a dividend of Ps.3,844 million, equal to Ps.0.0475 per share. On December 30, 2016, Santander Mexico paid a dividend of Ps.13,624 million, equal to Ps.0.1685 per share. On May 30, 2017 Santander Mexico paid a dividend of Ps.4,234 million, equal to Ps.0.0524 per share. On December 27, 2017, Santander Mexico paid a dividend of Ps.4,676 million, equal to Ps.0.0578 per share. On June 29, 2018, Santander Mexico paid a dividend of Ps.4,279 million, equal to Ps.0.6304 per share. On December 28, 2018, Santander Mexico paid a dividend of Ps.4,949 million, equal to Ps.0.7292 per share.

Consolidated Balance Sheet Data In Accordance with IFRS

	As of December 31,
	2018(1)		2018(1)		2017		2016		2015		2014
	(Millions of U.S. dollars)(2)		(Millions of Mexican pesos)
Assets
Cash and balances with Mexican Central Bank	U.S.	2,815	Ps.	55,310	Ps.	57,687	Ps.	78,663	Ps.	59,788	Ps.	51,823
Financial assets at fair value through profit or loss		13,614		267,524		—		—		—		—
Financial assets held for trading		—		—		315,570		342,582		326,872		207,651
Other financial assets at fair value through profit or loss		5,467		107,425		51,705		42,340		28,437		32,501
Financial assets at fair value through other comprehensive income		7,928		155,789		—		—		—		—
Available-for-sale financial assets		—		—		165,742		154,644		113,873		83,340
Financial assets at amortized cost		38,991		766,225		—		—		—		—
Loans and receivables		—		—		679,300		675,498		598,712		530,225
Hedging derivatives		472		9,285		15,116		15,003		12,121		4,740
Non-current assets held for sale		65		1,277		1,295		1,107		1,101		844
Tangible assets		443		8,714		6,498		5,692		5,547		5,259
Intangible assets		409		8,044		6,960		5,772		4,877		4,079
Tax assets		1,118		21,968		20,209		23,301		18,659		22,923
Other assets		366		7,163		9,109		6,335		5,847		6,209

Total assets	U.S.	71,688	Ps.	1,408,724	Ps.	1,329,191	Ps.	1,350,937	Ps.	1,175,834	Ps.	949,594

	As of December 31,
	2018(1)		2018(1)		2017		2016		2015		2014
	(Millions of U.S. dollars)(2)		(Millions of Mexican pesos)
Liabilities
Financial liabilities at fair value through profit or loss		13,001		255,481		—		—		—		—
Financial liabilities held for trading		—		—		239,725		266,828		172,573		136,805
Other financial liabilities at fair value through profit or loss		5,365		105,430		120,653		136,860		208,341		110,520
Financial liabilities at amortized cost		45,304		890,284		820,431		806,091		659,209		579,056
Hedging derivatives		427		8,393		11,091		14,287		9,568		4,403
Provisions(3)		345		6,800		6,730		7,202		6,580		5,988
Tax liabilities		9		194		71		44		643		26
Other liabilities		958		18,855		15,080		14,398		11,162		12,300

Total liabilities	U.S.	65,409	Ps.	1,285,437	Ps.	1,213,781	Ps.	1,245,710	Ps.	1,068,076	Ps.	849,098

Shareholders' equity	U.S.	6,327	Ps.	124,240	Ps.	116,558	Ps.	106,768	Ps.	107,328	Ps.	100,704
Share capital		1,306		25,660		8,086		8,086		Ps. 8,086		8,086
Share premium		—		—		16,956		16,956		16,956		16,956
Accumulated reserves		4,032		79,227		72,838		65,190		68,235		62,303
Profit for the year attributable to the Parent		989		19,353		18,678		16,536		14,051		13,359
Valuation adjustments		(50)		(985)		(1,177)		(1,596)		372		(253)
Non-controlling interests		2		32		29		55		58		45

Total equity		6,279		123,287		115,410		105,227		107,758		100,496

Total liabilities and equity	U.S.	71,688	Ps.	1,408,724	Ps.	1,329,191	Ps.	1,350,937	Ps.	1,175,834	Ps.	949,594

(1)
Amounts prepared in accordance with IFRS 9. Prior periods have not been restated. See Note 2.h to the audited financial statements included in the Santander Mexico 2018 Form 20-F for more details on the change in accounting estimates in connection with the initial adoption of IFRS 9.

(2)
The balance as of December 31, 2018 has been translated into U.S. dollars, for convenience purposes only, using the exchange rate of Ps.19.65 per U.S.$1.00 as calculated on December 31, 2018 and reported by the Mexican Central Bank in the Federal Official Gazette on January 2, 2019 as the exchange rate for the payment of obligations denominated in currencies other than pesos and payable within Mexico. These translations should not be interpreted as representations that the pesos amounts represent, have been or could have been converted into, U.S. dollars at such or at any other exchange rate.

(3)
Includes provisions for pensions and similar obligations, provisions for off-balance sheet risk and provisions for tax and legal matters. See "Item 5. Operating and Financial Review and Prospects" in the Santander Mexico 2018 Form 20-F.

Selected Ratios and Other Data

        All of the selected ratios and other data below (except for number of shares, offices and employee data) are presented in accordance with IFRS unless otherwise noted. Assets and liabilities amounts are stated in millions of Mexican pesos.

	2018	2017	2016	2015	2014
Profitability and performance
Net interest margin(1)	5.55%	5.34%	4.97%	4.88%	4.80%
Total margin(2)	6.96%	6.76%	6.38%	6.42%	6.44%
Return on average total assets (ROAA)(3)	1.49%	1.57%	1.50%	1.36%	1.44%
Return on average equity (ROAE)(4)	16.27%	16.93%	14.89%	13.71%	14.17%
Efficiency ratio(5)	41.74%	39.21%	38.58%	39.94%	40.96%
Net fee and commission income as a percentage of operating expenses(6)	49.72%	52.96%	56.41%	60.20%	61.31%
Gross yield on average interest earning-assets	10.14%	9.35%	7.82%	7.27%	7.38%
Average cost of interest bearing liabilities	5.20%	4.52%	3.17%	2.60%	2.85%
Net interest spread	4.94%	4.83%	4.65%	4.67%	4.53%
Common stock dividend payout ratio (annual)(7)	47.76%	47.70%	105.64%	48.11%	26.00%
Average interest-earning assets(8)	1,120,323	1,047,976	989,857	883,735	785,345
Average interest-bearing liabilities(8)	991,805	932,380	893,128	815,902	716,302
Capital adequacy
Net tangible book value	115,243	108,450	99,455	102,881	96,417
Net tangible book value per share	17.01	16.00	14.67	15.18	14.23
Average equity as a percentage of average total assets	9.17%	9.28%	10.10%	9.94%	10.18%
Total capital (Mexican Banking GAAP)(9)	121,454	115,321	109,238	103,639	96,517
Tier 1 capital (Mexican Banking GAAP)(9)	94,035	89,267	81,785	80,328	76,697
Tier 1 capital to risk-weighted assets (Mexican Banking GAAP)	12.32%	12.18%	11.79%	12.10%	12.85%
Total capital to risk-weighted assets (Mexican Banking GAAP)(10)	15.91%	15.73%	15.74%	15.61%	16.17%
Asset quality
Non-performing loans as a percentage of total loans(11)	2.67%	2.89%	2.93%	3.56%	3.90%
Non-performing loans as a percentage of computable credit risk(11)(12)	2.35%	2.57%	2.66%	3.32%	3.66%
Written-off loans as a percentage of average total loans	3.00%	3.63%	3.48%	2.85%	3.10%
Written-off loans as a percentage of computable credit risk(12)	2.51%	3.08%	3.03%	2.42%	2.68%
Allowance for impairment losses as a percentage of average total loans(13)	3.28%	2.83%	3.10%	3.70%	3.49%
Allowance for impairment losses as a percentage of non-performing loans(11)(13)	116.75%	93.36%	101.64%	94.97%	82.46%
Allowance for impairment losses as a percentage of written-off loans(13)	109.34%	77.89%	89.21%	129.98%	112.49%
Allowance for impairment losses as a percentage of total loans(13)	3.12%	2.70%	2.98%	3.38%	3.22%
Liquidity
Liquid assets as a percentage of deposits(14)	36.70%	35.41%	38.72%	46.05%	47.32%
Total Loans, net of allowances, as a percentage of deposits(15)	79.32%	76.61%	73.08%	71.98%	102.15%
Total loans as a percentage of total funding(16)	70.18%	67.52%	64.92%	64.88%	60.97%
Deposits as a percentage of total funding(15)(16)	85.71%	85.75%	86.18%	87.09%	69.76%
Operations
Offices(17)	1,393	1,375	1,364	1,354	1,322
Employees (full-time equivalent)	16,016	15,116	14,643	14,674	14,038

(1)
Net interest margin is defined as net interest income (including dividend income) divided by average interest-earning assets, which are loans, receivables, debt instruments and other financial assets which, yield interest or similar income.

(2)
Total margin is defined as net interest income (including dividend income) plus fee and commission income (net) divided by average interest-earning assets.

(3)
Calculated based upon the average daily balance of total assets.

(4)
Calculated based upon the average daily balance of equity.

(5)
Efficiency ratio is defined as administrative expenses plus depreciation and amortization, divided by total income.

(6)
Net fee and commission income divided by administrative expenses plus depreciation and amortization.

(7)
Dividends paid per share divided by net income per share.

(8)
Average balance sheet data has been calculated based upon the sum of the daily average for each month in the applicable period.

(9)
"Total capital" and "Tier 1 capital" are calculated in accordance with the methodology established or adopted from time to time by the CNBV pursuant to the Mexican Capitalization Requirements.

(10)
Tier 1 capital plus Tier 2 capital divided by total risk-weighted assets, calculated according to the Mexican Capitalization Requirements.

(11)
See Note 2.g to the audited financial statements included in the Santander Mexico 2018 Form 20-F for more details on the classification of credit-impaired or non-performing loans.

(12)
Computable credit risk is the sum of the face amounts of loans (including non-performing loans) plus guarantees and documentary credits. At December 31, 2018, total loans were Ps.689,059 million and total guarantees and documentary credits were Ps.94,267 million. When guarantees or documentary credits are contracted, Santander Mexico records them as off-balance sheet accounts. Santander Mexico presents the off-balance sheet information to better demonstrate their total managed credit risk.

(13)
Allowance for impairment losses were Ps.15,198 million, Ps.18,749 million, Ps.17,883 million, Ps.16,929 million and Ps.21,516 million as of December 31, 2014, 2015, 2016, 2017 and 2018, respectively. Allowance for impairment losses as of December 31, 2018 have been prepared in accordance with IFRS 9. Prior periods have not been restated. See Note 2.h to the audited financial statements included in the Santander Mexico 2018 Form 20-F for more details on the change in accounting estimates in connection with the initial adoption of IFRS 9.

(14)
For the purpose of calculating this ratio, the amount of deposits includes the sum of demand deposits and time deposits. See "Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Composition of Deposits" in the Santander Mexico 2018 Form 20-F.

Liquid assets include cash due from banks and government securities recorded at market prices. Santander Mexico believes they could obtain cash for its liquid assets immediately, although under systemic stress scenarios, they would likely be subject to a discount to the face value of these assets. As of December 31, 2014, 2015, 2016, 2017 and 2018, Santander Mexico had a total amount of liquid assets of Ps.211,751 million, Ps.342,408 million, Ps.308,177 million, Ps.281,690 million and Ps.308,857 million, respectively. For the years ended December 31, 2014, 2015, 2016, 2017 and 2018, the average amounts outstanding were Ps.203,061 million, Ps.291,828 million, Ps.315,660 million, Ps.343,395 million and Ps.281,882 million, respectively.

As of December 31, 2014, liquid assets were composed of the following: 24.5% cash and balances with the Mexican Central Bank (cash at Santander Mexico's branches and automated teller machines (ATM) and the Depósito de Regulación Monetaria (Compulsory Deposits)); 31.6% debt instruments issued by the Mexican Government; and 43.9% debt instruments issued by the Mexican Central Bank.

As of December 31, 2015, liquid assets were composed of the following: 17.5% cash and balances with the Mexican Central Bank (cash at our branches and ATMs and the Depósito de Regulación Monetaria (Compulsory Deposits)); 35.2% debt instruments issued by the Mexican Government; and 47.4% debt instruments issued by the Mexican Central Bank.

As of December 31, 2016, liquid assets were composed of the following: 25.5% cash and balances with the Mexican Central Bank (cash at our branches and ATMs and the Depósito de Regulación Monetaria (Compulsory Deposits)); 41.7% debt instruments issued by the Mexican Government; and 32.8% debt instruments issued by the Mexican Central Bank.

As of December 31, 2017, liquid assets were composed of the following: 20.5% cash and balances with the Mexican Central Bank (cash at our branches and ATMs and the Depósito de Regulación Monetaria (Compulsory

  Deposits)); 51.2% debt instruments issued by the Mexican Government; and 28.3% debt instruments issued by the Mexican Central Bank.

  As of December 31, 2018, liquid assets were composed of the following: 17.9% cash and balances with the Mexican Central Bank (cash at our branches and ATMs and the Depósito de Regulación Monetaria (Compulsory Deposits)); 59.6% debt instruments issued by the Mexican Government; and 22.5% debt instruments issued by the Mexican Central Bank.

(15)
For the purpose of calculating this ratio, the amount of deposits includes the sum of demand deposits and time deposits. See "Item 5. Operating and Financial Review and Prospects—B. Liquidity and Capital Resources—Composition of Deposits" in the Santander Mexico 2018 Form 20-F.

(16)
For the purpose of calculating this ratio, the amount of total funding comprises the total of Santander Mexico's deposits and repurchase agreements, Santander Mexico's total marketable debt securities and the amount of Santander Mexico's subordinated liabilities.

For December 31, 2014, 2015, 2016, 2017, and 2018, Santander Mexico's deposits and repurchase agreements amounted to Ps.598,721 million, Ps.743,632 million, Ps.795,852 million, Ps.795,440 million and Ps.841,618 million, respectively; and, Santander Mexico's marketable debt securities amounted to Ps.59,077 million, Ps.87,449 million, Ps.90,003 million, Ps.96,296 million and Ps.103,062 million, respectively. For December 31, 2014, 2015, 2016, 2017 and 2018, Santander Mexico's subordinated liabilities amounted to Ps.19,446 million, Ps.22,788 million, Ps.37,576 million, Ps.35,885 million and Ps.37,228 million, respectively.

(17)
Includes traditional branches (including those offering Santander Select service), offices and branches that serve SMEs, traditional bank tellers (ventanillas—including those offering Santander Select service), Santander Select offices (including centers (Centros Select), spaces (Espacios Select), box offices and corners) as well as Santander Select units (módulos).

Unaudited Interim Condensed Consolidated Financial Statements in Accordance with Mexican Banking GAAP with Reconciliation to IFRS for the Three Months Ended March 31, 2019 and 2018

        The consolidated financial statements of Santander Mexico filed for Mexican statutory purposes are prepared in accordance with accounting principles and regulations prescribed by the CNBV which are hereinafter referred to as Mexican Banking GAAP. Mexican Banking GAAP is composed of Mexican Financial Reporting Standards ("NIF" by its Spanish acronym), as issued by the Mexican Board of Financial Reporting Standards ("CINIF"), which, in turn, are supplemented and modified by specific rules mandated by the CNBV. The CNBV's accounting rules principally relate to the recognition and measurement of impairment of loans and receivables, sale and repurchase agreements, securities loans, consolidation of special purpose entities and foreclosed assets.

        The tables below provide a reconciliation of the unaudited condensed consolidated interim financial statements for the quarters ended March 31, 2019 and 2018 and as of March 31, 2019 and as of December 31, 2018 of Santander Mexico and its subsidiaries prepared in accordance with Mexican GAAP to IFRS. You should read the information below in conjunction with Santander Mexico's unaudited condensed consolidated interim financial statements and the notes thereto in the Santander Mexico First Quarter Results Form 6-K.

Unaudited Condensed Consolidated Statements of Income

	For the quarters ended March 31,
	2019	2018
	In millions of Mexican pesos
Interest income	$30,773	$25,988
Interest expense	(14,324)	(11,373)

Financial margin	16,449	14,615
Provisions for loan losses	(4,318)	(4,946)

Financial margin after provisions for loan losses	12,131	9,669
Commission and fee income	6,016	5,490
Commission and fee expense	(1,590)	(1,421)
Net gain on financial assets and liabilities	332	288
Other operating income (net)	(551)	192
Administrative and promotional expenses	(9,256)	(8,218)

Total operating income	7,082	6,000
Results of other long-term investment in shares	—	—

Income before income taxes	7,082	6,000
Current income taxes	(1,251)	(991)
Deferred income taxes (net)	(540)	(282)

Net income	5,291	4,727
Non-controlling interest	—	—

Net income attributable to controlling interest	$5,291	$4,727

Unaudited Condensed Consolidated Balance Sheets

	March 31, 2019	December 31, 2018
	In millions of Mexican pesos
Assets
Funds Available	$73,680	$70,151
Margin accounts	3,521	3,689
Investment in securities:
Trading securities	77,513	111,891
Securities available for sale	152,878	195,063
Securities held to maturity	10,902	10,827

	241,293	317,781
Debtors under sale and repurchase agreements	63,768	37,881
Derivatives:
Trading purposes	128,162	155,299
Hedging purposes	7,450	7,592

	135,612	162,891
Valuation adjustment for hedged financial assets	77	6

	March 31, 2019	December 31, 2018
	In millions of Mexican pesos
Performing loan portfolio:
Commercial loans
Commercial or business activity loans	351,907	344,942
Financial entities loans	15,911	20,221
Government entities loans	62,753	59,547

	430,571	424,710
Consumer loans	107,959	106,576
Mortgage loans
Medium and residential	123,041	120,559
Social interest	49	55
Loans acquired from INFONAVIT and FOVISSSTE	14,730	14,861

	137,820	135,475

Total performing loan portfolio	676,350	666,761
Non-performing loan portfolio:
Commercial loans
Commercial or business activity loans	5,423	5,645
Financial entities loans	—	7

	5,423	5,652
Consumer loans	4,091	4,261
Mortgage loans
Medium and residential	3,978	4,917
Social interest	5	12
Loans acquired from INFONAVIT and FOVISSSTE	1,379	1,245

	5,362	6,174

Total non-performing loan portfolio	14,876	16,087

Total loan portfolio	691,226	682,848
(–) Less:
Allowance for loan losses	(20,836)	(21,100)
Loan portfolio (net)	670,390	661,748
Accrued income receivable from securitization transactions	113	127
Other receivables (net)	79,046	89,089
Foreclosed assets (net)	241	270
Property, furniture and fixtures (net)	8,841	8,714
Long-term investment in shares	90	91
Deferred income taxes and employee statutory profit sharing (net)	18,986	20,418
Other assets:
Deferred charges, advance payments and intangibles	8,601	8,679
Other	35	35

	8,636	8,714

Total assets	$1,304,294	$1,381,570

	March 31, 2019	December 31, 2018
	In millions of Mexican pesos
Liabilities and Stockholders' equity
Deposits:
Demand deposits	$462,441	$455,045
Time deposits
Customer deposits	193,528	178,978
Money market	45,175	58,288
	238,703	237,266
Credit instruments issued	47,510	44,725
Global deposits account without movements	1,500	1,501

	750,154	738,537
Bank and other loans:
Demand loans	6,792	9,990
Short-term loans	22,440	19,084
Long-term loans	28,342	28,009

	57,574	57,083
Creditors under sale and repurchase agreements	65,455	100,689
Securities loans	—	1
Collateral sold or pledged as guarantee:
Sale and repurchase agreements	912	2,301
Securities loans	23,094	28,238

	24,006	30,539
Derivatives:
Trading purposes	127,854	154,830
Hedging purposes	7,063	8,376

	134,917	163,206
Valuation adjustment for hedged financial liabilities	(19)	(24)
Other payables:
Income taxes payable	29	42
Employee profit sharing payable	395	318
Creditors from settlement of transactions	41,122	48,620
Creditors from margin accounts	69	411
Creditors from collaterals received in cash	28,378	42,480
Sundry creditors and other payables	34,528	36,447

	104,521	128,318
Subordinated liabilities	34,819	37,228
Deferred revenues and other advances	501	300

Total liabilities	1,171,928	1,255,877
Stockholders' equity
Paid-in capital:
Capital stock	29,799	29,799
Share premium	5,109	4,963

	34,908	34,762

	March 31, 2019	December 31, 2018
	In millions of Mexican pesos
Other capital:
Capital reserves	22,315	22,315
Retained earnings	69,885	50,451
Result from valuation of available for sale securities	(145)	(1,440)
Result from valuation of cash flow hedge instruments	(155)	(261)
Cumulative translation effect	9	9
Remeasurement of defined benefit obligation	226	241
Net income	5,291	19,584

	97,426	90,899
Non-controlling interest	32	32
Total stockholders' equity	132,366	125,693

Total liabilities and stockholders' equity	$1,304,294	$1,381,570

Memorandum accounts
Contingent assets and liabilities	$46	$69
Credit commitments	231,994	238,273
Assets in trust or mandate:
Trusts	175,516	173,443
Mandates	2,156	1,163
Assets in custody or under administration	2,124,474	2,197,358
Collateral received	208,248	141,168
Collateral received and sold or pledged as guarantee	118,896	74,274
Investment banking transactions on behalf of third parties (net)	66,018	10,149
Uncollected interest earned on past due loan portfolio	803	937
Other accounts	1,696,042	1,647,744

	$4,624,193	$4,484,578

Reconciliation of net income for the quarter ended March 31, 2019
Amounts in millions of Mexican pesos, net of Income Tax effect
Net income under Mexican Banking GAAP	5,291
IFRS adjustments:
Deferred employee profit sharing(a)	(2)
Pension and post-employment benefits(b)	(18)
Allowance for impairment losses and provision for off-balance sheet risk(c)	243
Impairment losses from non-current assets held for sale(d)	(31)
Fair value measurements and Reserve for Special Federal Treasury Securities ("Special CETES")(e)	(236)
Loan portfolio indexed to the minimum salary(f)	139
Other adjustments	(12)

Profit under IFRS	5,374
Non-controlling interest	—
Profit attributable to the Parent under IFRS	5,374

Reconciliation of Total equity as of March 31, 2019
Amounts in millions of Mexican pesos, net of Income Tax effect
Total Stockholders' equity under Mexican Banking GAAP	132,366
IFRS adjustments:
Deferred employee profit sharing(a)	(2,629)
Pension and post-employment benefits(b)	(998)
Allowance for impairment losses and provision for off-balance sheet risk(c)	(326)
Impairment losses from non-current assets held for Sale(d)	540
Fair value measurements and Reserve for Special CETES(e)	959
Loan portfolio indexed to the minimum salary(f)	139
Other adjustments	4

Total equity under IFRS	130,055

Reconciliation of Cash and cash equivalents as of March 31, 2019
Amounts in millions of Mexican pesos
Cash and cash equivalents or Funds available under Mexican Banking GAAP	73,680
IFRS adjustments:
Loans and advances to credit institutions(g)	(15,837)
Loans and advances to customers(g )	(77)
Trading derivatives(g)	(7,046)

Total Cash and cash equivalents under IFRS	50,720

A description of the IFRS adjustments is presented below:

(a)
Deferred employee profit sharing
Mexican Banking GAAP requires the recognition of the deferred compulsory employee profit sharing effect based on the temporary differences arising between book and tax value of the assets and liabilities, while IFRS does not considers this deferred employee profit sharing as an income tax temporary difference.

(b)
Pension and post-employment benefits
Adjustments were made to recognize the effects of the first-time IFRS adoption exemption taken in which all unrecognized actuarial gains and losses related to pension and post-employment benefits were recognized on January 1, 2010. For Mexican Banking GAAP purposes, the net pension liability represents the present value of the defined benefit obligation, plus (minus) the unrecognized actuarial gains or losses of the pension plan, while IFRS requires that the net pension liability reflects the full value of the underfunded status of the pension plan.

  IFRS requires the immediate recognition of actuarial gains and losses of the year in other comprehensive income without subsequent recycling to profit or loss. Under Mexican Banking GAAP, there is an option to recognize actuarial gains and losses from the year:

  (1)
  in other comprehensive income as remeasurement of defined benefit obligation and demand their subsequent recycling to profit or loss based on the average remaining life of the pension plan, or

  (2)
  immediately to profit or loss of the period in which were determined.

(c)
Allowance for impairment losses and provision for off-balance sheet risk
For IFRS purposes, Santander Mexico assesses on a forward-looking basis the expected credit losses associated with its financial assets carried at amortized cost and at fair value through other comprehensive income. The impairment methodology applied depends on whether there has been a significant increase in credit risk; once the Bank has classified its financial assets according to its credit risk, they are individually or collectively assessed for impairment in order to recognize the allowance for impairment losses arising from credit risk. The expected credit losses model is based on changes in credit quality since initial recognition and considers the following stages:

•
Stage 1 (12-month expected credit losses): This stage includes financial assets that have not had a significant increase in credit risk.

•
Stage 2 (Lifetime expected credit losses): This stage includes financial instruments that have had a significant increase in credit risk since initial recognition but that do not have objective evidence of impairment. Interest revenue is still calculated on the gross carrying amount of the asset.

•
Stage 3 (Lifetime expected credit losses): This stage includes financial assets that have objective evidence of impairment at the reporting date. Interest revenue is calculated on the net carrying amount (net of allowance for impairment losses).

  Such IFRS criteria differ from the related criteria for Mexican Banking GAAP under which impairment losses and provisions for off-balance sheet risk are determined using prescribed formulas that are based primarily on an expected credit losses model. The expected credit losses model formulas are developed by the CNBV using credit losses information compiled from the Mexican lending market as a whole, which may differ significantly from the Santander Mexico's credit loss experience. In some cases, the CNBV can approve the use of internal models to determine the allowance for impairment losses under Mexican Banking GAAP, as an alternative to the regulatory expected credit losses model.

(d)
Impairment losses of non-current assets held for sale
Under Mexican Banking GAAP, impairment losses from non-current assets held for sale are determined based on formulas prescribed by the CNBV. For IFRS purposes, Santander Mexico determines an estimation based upon the comparison between the fair value less costs to sell and the carrying value of the non-current asset.

(e)
Fair value measurements and Reserve for Special CETES
For Mexican Banking GAAP, the fair value measurement of over-the-counter ("OTC") derivatives does not consider the counterparty credit risk or the Santander Mexico's own credit risk. For IFRS purposes, the counterparty credit risk and the Santander Mexico's own credit risk is factored into the fair value measurements of OTC derivatives.

Due to the lack of trading volume for certain financial instruments, the quoted market prices of such instruments may not have deemed to be sufficiently current for purposes of measuring fair value under IFRS. The adjustments were applicable to 28-day Interbank Equilibrium Interest Rate (Tasa de Interés Interbancaria de Equilibrio, or "TIIE") future contracts traded in the Mexican Derivatives Exchange ("MexDer"). The Mexican Banking GAAP fair values of these financial instruments are the unadjusted quoted market prices (MexDer prices).

  This adjustment also includes the reversal of a reserve for the probable future decrease in value of Special CETES that was created by Santander Mexico permitted by the CNBV for Mexican Banking GAAP purposes. The Reserve for Special CETES does not meet the recognition criteria under IFRS.

(f)
Loan portfolio indexed to minimum salary
For Mexican Banking GAAP, the balance of the loan portfolio indexed to the minimum salary is adjusted by the current minimum salary rate recognizing an increase in its balance and a deferred credit balance, which will be recognized in profit or loss in a twelve-month period as interest income. Under IFRS, the aforementioned effect is recognized immediately in profit or loss of the period as a gain on financial assets.

(g)
Cash and cash equivalents
For Mexican Banking GAAP, "Cash and cash equivalents" or "Funds available" include some items that are mandatory to be presented in this line of the balance sheet but do not comply with the definition of "Cash and cash equivalents" under IFRS.

COMPARATIVE PER SHARE INFORMATION

        The following table summarizes unaudited per share information for Santander Spain and Santander Mexico on a historical basis, pro forma basis for Santander Spain and equivalent pro forma basis for Santander Mexico. The pro forma and pro forma-equivalent per share information gives effect to the transaction as if the transaction had been effective on the date presented in the case of the book value data and as if the transaction had become effective on January 1, 2018, inclusive, in the case of the income per share and dividends data, assuming all holders of Santander Mexico shares and Santander Mexico ADSs tender their shares or ADSs into the exchange offers. The pro forma adjustments for the income per share from continuing operations (basic and diluted) reflect the additional profit attributable to the Santander Group. The pro forma adjustments for the book value per share reflect the difference between the changes in carrying amount of the controlling and non-controlling interests and the fair value of the consideration paid. For the accounting treatment of the exchange offers, see the section "The Exchange Offers—Accounting Treatment." The following information should be read in conjunction with the audited annual consolidated financial statements of Santander Spain and Santander Mexico included in the Santander Spain 2018 Form 20-F and the Santander Mexico 2018 Form 20-F and the unaudited interim condensed consolidated financial statements of Santander Spain included in the Santander Spain First Quarter 6-K and the unaudited interim condensed consolidated financial statements included in the Santander Mexico First Quarter 6-K, including a reconciliation of Mexican Banking GAAP to IFRS, respectively.

        The pro forma information is presented for illustrative purposes only and is not necessarily indicative of the operating results or financial position that would have occurred if the proposed exchange offers had been completed as of the beginning of the period presented, nor is it necessarily indicative of the future operating results or financial position of Santander Spain and Santander Mexico. The historical book value per share is computed by dividing total stockholders' equity by the number of shares outstanding at the end of the period. The pro forma per share earnings from continuing operations are computed by dividing the pro forma income from continuing operations available to shareholders by the pro forma weighted average number of shares outstanding. The pro forma book value per share is computed by dividing total pro forma stockholders' equity by the estimated pro forma number of shares outstanding at the end of the period. Santander Mexico equivalent pro forma per share amounts are calculated by multiplying Santander Spain pro forma per share amounts by 0.337, which is the exchange ratio per Santander Mexico share payable pursuant to the exchange offer, in order to show the information for Santander Mexico shareholders after the exchange offer. The historical per share information of Santander Spain and Santander Mexico was derived from their respective audited annual consolidated financial statements and unaudited interim condensed consolidated financial statements.

	For the Year ended December 31, 2018				For the Three Months ended March 31, 2019
	Ps.	€		U.S.$	Ps.	€		U.S.$
Santander Spain—Historical
Historical per Santander Spain ordinary share:(1)
Income (loss) per share from continuing operations (basic)	10.187	0.449		0.530	2.268	0.104		0.118
Income (loss) per share from continuing operations (diluted)	10.164	0.448		0.529	2.268	0.104		0.118
Income (loss) per share from discontinued operations (basic)	0.000	0.000		0.000	0.000	0.000		0.000
Income (loss) per share from discontinued operations (diluted)	0.000	0.000		0.000	0.000	0.000		0.000
Cash dividends declared per share	5.17	0.23	(4)	0.26	1.41	0.065	(4)	0.073
Book Value per share	133.83	5.95		6.81	132.10	6.09		6.84
Santander Mexico—Historical
Historical per Santander Mexico share:(1)(2)(3)
Income (loss) per share from continuing operations (basic)	2.860	0.126		0.149	0.790	0.036		0.041
Income (loss) per share from continuing operations (diluted)	2.850	0.126		0.148	0.790	0.036		0.041
Income (loss) per share from discontinued operations (basic)	0.000	0.000		0.000	0.000	0.000		0.000
Income (loss) per share from discontinued operations (diluted)	0.000	0.000		0.000	0.000	0.000		0.000
Cash dividends declared per share	1.36	0.06		0.07	0.00	0.00		0.00
Book Value per share	18.19	0.81		0.93	19.20	0.89		0.99
Santander Spain—Unaudited Pro Forma
Unaudited pro forma per Santander Spain ordinary share:(1)
Income (loss) per share from continuing operations (basic)	10.142	0.447		0.527	2.268	0.104		0.118
Income (loss) per share from continuing operations (diluted)	10.119	0.446		0.526	2.268	0.104		0.118
Income (loss) per share from discontinued operations (basic)	0.000	0.000		0.000	0.000	0.000		0.000
Income (loss) per share from discontinued operations (diluted)	0.000	0.000		0.000	0.000	0.000		0.000
Cash dividends declared per share	5.17	0.23		0.26	1.41	0.065		0.073
Book value per share	130.90	5.82		6.66	129.50	5.97		6.71
Santander Mexico—Unaudited Pro Forma Equivalent
Unaudited pro forma per Santander Mexico share: (1)(3)(5)
Income (loss) per share from continuing operations (basic)	3.418	0.151		0.178	0.764	0.035		0.040
Income (loss) per share from continuing operations (diluted)	3.410	0.150		0.177	0.764	0.035		0.040
Income (loss) per share from discontinued operations (basic)	0.000	0.000		0.000	0.000	0.000		0.000
Income (loss) per share from discontinued operations (diluted)	0.000	0.000		0.000	0.000	0.000		0.000
Cash dividends declared per share	1.74	0.08		0.09	0.48	0.022		0.025
Book value per share	44.11	1.96		2.25	43.64	2.01		2.26

(1)
Amount translated into U.S. dollars using the average U.S.$/€ exchange rate applicable during the applicable period for net income. For cash dividends and for book value, the U.S.$/€ exchange rate as of December 31, 2018 and March 31, 2019, as applicable, are used.

(2)
Amounts for the three months ended March 31, 2019 are based on data from the reconciliation to IFRS from Mexican Banking GAAP included in the Santander Mexico First Quarter Results Form 6-K.

(3)
Amount translated into U.S. dollars using the average U.S.$/Mexican peso exchange rate applicable during the period for net income. For cash dividends and for book value, the U.S.$/Mexican peso exchange rates as of December 31, 2018 and March 31, 2019 are used.

(4)
The dividends per share disclosed above is calculated on the assumption that the amounts equivalent to the relevant interim and final dividends are paid in cash.

(5)
Santander Mexico—Unaudited Pro Forma Equivalent share amounts are calculated by multiplying the Santander Spain—Unaudited Pro Forma per share amounts by the exchange ratio of 0.337.

COMPARATIVE MARKET PRICE AND DIVIDEND PER SHARE INFORMATION

        Santander Spain ordinary shares are listed on the SSE in Madrid, Bilbao, Barcelona and Valencia under the symbol "SAN." Santander Spain ordinary shares are also listed on the LSE under the symbol "BNC," the unsponsored Sistema Internacional de Cotizaciónes of the MSE under the symbol "SANN" and the Warsaw Stock Exchange under the symbol "SAN." The Santander Spain ADSs are listed on the NYSE under the symbol "SAN." The Santander Mexico shares trade on the MSE under the symbol "BSMXB." The Santander Mexico ADSs trade on the NYSE under the symbol "BSMX."

        The following table presents trading information for the securities on April 11, 2019, the last trading day before the press release announcing the exchange offers. Amounts in Mexican pesos have been expressed in U.S. dollars at the U.S.$/Mexican peso exchange rate of U.S.$0.0531 per Ps. on April 11, 2019. Amounts in euros have been expressed in U.S. dollars at the U.S.$/euros exchange rate of U.S.$ 1.1258 per euro on April 11, 2019. Holders of Santander Mexico shares and Santander Mexico ADSs should read the information presented below in conjunction with the "Comparative Per Share Information" section of this offer to exchange/prospectus beginning on page 49.

Santander Mexico Shares			Santander Spain Ordinary Shares
High	Low	Close	High	Low	Close
Ps.28.80	Ps.28.05	Ps.28.40	€4.51	€4.36	€4.48
U.S.$1.53	U.S.$1.49	U.S.$1.51	U.S.$5.08	U.S.$4.91	U.S.$5.04

Santander Mexico ADSs			Santander Spain ADSs
High	Low	Close	High	Low	Close
U.S.$7.59	U.S.$7.39	U.S.$7.50	U.S.$5.05	U.S.$4.97	U.S.$5.01

        The tables below set forth, for the periods indicated, the high and low closing prices of Santander Mexico shares and Santander Spain ordinary shares as reported on the MSE and SSE, respectively, as well as the annual dividend amounts paid since 2014.

	Santander Mexico Shares						Santander Spain Ordinary Shares
	High		Low		Dividends		High	Low	Dividends
2014	Ps.	39.37	Ps.	27.15	Ps.	0.51	€7.83	€6.10	€0.59
2015	Ps.	35.11	Ps.	23.49	Ps.	1.00	€7.05	€4.37	€0.20
2016	Ps.	36.54	Ps.	25.81	Ps.	2.58	€4.97	€3.10	€0.21
2017	Ps.	38.60	Ps.	27.51	Ps.	1.31	€6.25	€4.84	€0.22
2018	Ps.	32.92	Ps.	23.28	Ps.	0.26	€6.09	€3.80	€0.23

	Santander Mexico Shares				Santander Spain Ordinary Shares
	High		Low		High		Low
First Quarter 2017	Ps.	34.68	Ps.	29.15	Ps.	122.82	Ps.	103.05
Second Quarter 2017	Ps.	36.01	Ps.	32.03	Ps.	130.92	Ps.	105.29
Third Quarter 2017	Ps.	38.60	Ps.	34.27	Ps.	127.54	Ps.	110.83
Fourth Quarter 2017	Ps.	37.09	Ps.	27.51	Ps.	132.58	Ps.	119.73
First Quarter 2018	Ps.	30.60	Ps.	25.02	Ps.	140.87	Ps.	115.68
Second Quarter 2018	Ps.	30.25	Ps.	24.96	Ps.	129.82	Ps.	104.16
Third Quarter 2018	Ps.	32.92	Ps.	26.08	Ps.	108.51	Ps.	92.36
Fourth Quarter 2018	Ps.	30.80	Ps.	23.28	Ps.	101.12	Ps.	85.50

	Santander Mexico Shares				Santander Spain Ordinary Shares
	High		Low		High	Low
November 2018	Ps.	28.330	Ps.	23.500	€4.457	€4.058
December 2018	Ps.	26.450	Ps.	23.280	€4.302	€3.800
January 2019	Ps.	28.900	Ps.	24.010	€4.420	€3.830
February 2019	Ps.	29.070	Ps.	25.760	€3.942	€3.942
March 2019	Ps.	27.040	Ps.	24.600	€4.040	€4.040
April 2019	Ps.	32.800	Ps.	26.260	€4.682	€4.158
May 2019 (through May 15, 2019)	Ps.	29.910	Ps.	29.500	€4.118	€4.035

        The tables below set forth, for the periods indicated, the high and low closing prices of the Santander Mexico ADSs and Santander Spain ADSs as reported on the NYSE.

	Santander Mexico ADSs				Santander Spain ADSs
	High		Low		High		Low
2014	U.S.$	15.070	U.S.$	9.200	U.S.$	10.750	U.S.$	8.100
2015	U.S.$	11.830	U.S.$	6.790	U.S.$	8.500	U.S.$	4.810
2016	U.S.$	10.130	U.S.$	6.730	U.S.$	5.250	U.S.$	3.600
2017	U.S.$	10.820	U.S.$	6.890	U.S.$	6.990	U.S.$	5.245
2018	U.S.$	8.810	U.S.$	5.680	U.S.$	7.570	U.S.$	4.210

	Santander Mexico ADSs				Santander Spain ADSs
	High		Low		High		Low
First Quarter 2017	U.S.$	9.310	U.S.$	6.890	U.S.$	6.230	U.S.$	5.245
Second Quarter 2017	U.S.$	9.860	U.S.$	8.730	U.S.$	6.990	U.S.$	5.740
Third Quarter 2017	U.S.$	10.820	U.S.$	9.410	U.S.$	6.940	U.S.$	6.290
Fourth Quarter 2017	U.S.$	10.110	U.S.$	6.990	U.S.$	6.851	U.S.$	6.370
First Quarter 2018	U.S.$	8.160	U.S.$	6.675	U.S.$	7.570	U.S.$	6.330
Second Quarter 2018	U.S.$	7.680	U.S.$	6.280	U.S.$	6.820	U.S.$	5.250
Third Quarter 2018	U.S.$	8.810	U.S.$	6.445	U.S.$	5.660	U.S.$	4.820
Fourth Quarter 2018	U.S.$	8.170	U.S.$	5.680	U.S.$	5.909	U.S.$	4.210
First Quarter 2019	U.S.$	7.550	U.S.$	6.070	U.S.$	5.120	U.S.$	4.400
November 2018	U.S.$	7.090	U.S.$	4.625	U.S.$	4.985	U.S.$	4.625
December 2018	U.S.$	6.470	U.S.$	4.210	U.S.$	4.875	U.S.$	4.210
January 2019	U.S.$	7.520	U.S.$	4.400	U.S.$	5.030	U.S.$	4.400
February 2019	U.S.$	7.550	U.S.$	4.470	U.S.$	4.890	U.S.$	4.470
March 2019	U.S.$	7.075	U.S.$	4.541	U.S.$	5.120	U.S.$	4.541
April 2019	U.S.$	8.740	U.S.$	6.770	U.S.$	5.250	U.S.$	4.710
May 2019 (through May 15, 2019)	U.S.$	7.815	U.S.$	7.675	U.S.$	4.580	U.S.$	4.480

INFORMATION ABOUT SANTANDER SPAIN AND SANTANDER MEXICO

Banco Santander, S.A.

        Banco Santander, S.A. and its consolidated subsidiaries are a group of banking and financial companies that operate through a network of offices and subsidiaries across Spain and other European countries (including, among others, the United Kingdom, Austria, Germany, Italy, Poland, Portugal and Norway), several Latin American countries (including, among others, Argentina, Brazil, Chile, Mexico, Peru and Uruguay) and the United States offering a wide range of financial products and also conducts banking operations in other parts of the world. As of December 31, 2018, Santander Spain was the largest banking group in the euro zone by market capitalization, with a stock market capitalization of €65 billion, stockholders' equity of €96 billion and total assets of €1,459 billion. It had an additional €981 billion in mutual funds, pension funds and other assets under management (excluding assets under management related to insurance savings products) at that date.

        Santander Spain ordinary shares are listed on the Spanish Stock Exchanges in Madrid, Bilbao, Barcelona and Valencia and quoted on the Automated Quotation System of the SSE (the "Automated Quotation System") under the symbol "SAN." Santander Spain ordinary shares are listed on the LSE under the symbol "BNC," the unsponsored Sistema Internacional de Cotizaciónes of the MSE under the symbol "SANN" and the Warsaw Stock Exchange under the symbol "SAN." The Santander Spain ADSs are listed on the NYSE under the symbol "SAN."

        Santander Spain was established on March 21, 1857 and incorporated in its present form by a public deed executed in Santander, Spain, on January 14, 1875. Santander Spain is incorporated under, and governed by the laws of the Kingdom of Spain and conducts business under the commercial name "Santander." Its principal corporate offices are located in Ciudad Grupo Santander, Avenida de Cantabria s/n, 28660 Boadilla del Monte, Madrid, Spain, and its telephone number is (+34) 91 289 32 80.

Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México

        Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México is a leading full-service bank in Mexico. According to the CNBV, as of December 31, 2018, Santander Mexico was the second-largest bank in Mexico based on total assets, the third-largest bank based on total loans and net income and fourth-largest based on deposits, calculated in accordance with Mexican Banking GAAP. Please refer to the "Presentation of Financial and Other Information" section included in the Santander Mexico 2018 Form 20-F for further discussion about Mexican Banking GAAP.

        Santander Mexico provides a wide range of financial and related services, principally in Mexico, including retail and commercial banking and securities underwriting. As of December 31, 2018, Santander Mexico had total assets of Ps.1,408,724 million (U.S.$71,686 million), total equity of Ps.123,287 million (U.S.$6,274 million), and a market capitalization of Ps.201,845 million (U.S.$10,271 million), and for the year ended December 31, 2018, Santander Mexico had net income of Ps.19,356 million (U.S.$985 million), which represented a return-on-average equity, or ROAE, of 16.27% for that period. As of December 31, 2018, Santander Mexico had total loans, net of allowance for impairment losses, of Ps.667,541 million (U.S.$33,969 million), total deposits of Ps.841,618 million (U.S.$42,828 million) and 1,393 offices located throughout Mexico.

        The Santander Mexico shares are listed on the MSE under the symbol "BSMXB". The Santander Mexico ADSs are listed on the NYSE under the symbol "BSMX."

        The principal executive offices of Santander Mexico are located at Avenida Prolongación Paseo de la Reforma 500, Colonia Lomas de Santa Fe, Delegación Álvaro Obregón, 01219, Mexico City, Mexico, and its telephone number is +52 55 5257 8000.

BACKGROUND OF THE EXCHANGE OFFERS

        Santander Spain initially acquired Santander Mexico in 1997. In 2002, Bank of America bought 24.9% of Grupo Financiero Santander México, S.A. de C.V. ("Grupo Financiero Santander Mexico") stake owned by Santander Spain, and which Santander Spain subsequently bought back in 2010. Two years later, in September 2012, Santander Spain launched a public offering of 24.9% of the equity securities of Grupo Financiero Santander Mexico, and since then, Santander Spain has owned, directly or indirectly, approximately 75% of Santander Mexico's total capital.

        As part of the regular review of Santander Spain's businesses, the board of directors and senior management of Santander Spain review its long-term strategic goals and potential ways to address strategic imperatives and industry developments. As part of this process, senior management regularly considers potential opportunities for business combinations, acquisitions, dispositions, joint ventures, strategic partnerships, internal restructurings and other strategic alternatives.

        In connection with Santander Spain's ongoing review process, beginning in February 2019, Santander Spain's senior management, including certain executive board members, began to consider the potential acquisition of the equity securities of Santander Mexico that Santander Spain does not own. Santander Spain's senior management believed that Santander Mexico had long-term growth potential and that the market price of Santander Mexico's equity was not reflecting this potential. In addition, Santander Spain's senior management believed that a potential acquisition of the equity securities of Santander Mexico that Santander Spain did not own would be consistent with Santander Spain's goal to deploy more capital in Latin America, and would increase the weight of markets with structural growth in Santander Spain's business portfolio.

        Beginning on February 7, 2019, members of Santander Spain's senior management and representatives of Davis Polk & Wardwell LLP, Santander Spain's U.S. external counsel, Creel Garcia Cuéllar Aiza y Enriquez , Santander Spain's Mexican external counsel and Uría Menéndez, Santander Spain's Spanish external counsel, held several discussions regarding a potential acquisition of the equity securities of Santander Mexico, including discussions of the potential transaction structure, timeline and required documentation.

        On March 25, 2019, Santander Spain contacted Citigroup Global Markets Limited (which we refer to as "Citi") with a view to retain it as its financial advisor in connection with a potential exchange offer to acquire the equity securities of Santander Mexico that it did not directly or indirectly own.

        At a meeting held on April 1, 2019, members of Santander Spain's senior management discussed the potential exchange offer with Santander Spain's executive committee. After discussion, the executive committee determined to continue to assess a potential transaction with a view to submit it for consideration to the board of directors of Santander Spain at its meeting on April 11, 2019.

        On April 3, 2019, Jose Luis de Mora, the Global Head of Strategy and Corporate Development of Santander Spain, informed Hector Grisi, chief executive officer of Santander Mexico that Santander Spain was considering making an offer to acquire the equity securities of Santander Mexico that it did not directly or indirectly own in exchange for Santander Spain ordinary shares. Mr. de Mora highlighted the confidential nature of the potential offer and indicated to Mr. Grisi that, although the potential exchange offer to acquire the equity securities of Santander Mexico was discussed by Santander Spain's senior management at the executive committee of Santander Spain held that week, Santander Spain's board of directors had not yet approved such a transaction and therefore there could be no assurance that Santander Spain would proceed with a formal offer regarding a transaction.

        At a meeting held on April 11, 2019, after a presentation made by several members of Santander Spain's senior management, including with respect to the consideration to be offered and the timeline of the transaction, Santander Spain's board of directors unanimously approved announcing and eventually making an exchange offer to acquire all the issued and outstanding Santander Mexico shares and Santander Mexico ADSs, in each case other than any Santander Mexico shares or Santander Mexico ADSs owned directly or indirectly by Santander Spain, at an exchange ratio entailing a premium of 14% based on the closing market price of Santander Mexico shares on the MSE as of April 11, 2019, considering the exchange rate published by the European Central Bank and the closing market price of Santander Spain ordinary shares on the Spanish market on the same date, as well as a maximum number of shares of Santander Mexico that could be tendered in the exchange offer of approximately 1,700 million. Following the markets close, based on the closing market price of Santander Spain ordinary shares and Santander Mexico shares, as well as the premium of 14%, the exchange ratio was fixed at 0.337 of a Santander Spain ordinary share for each Santander Mexico share and 1.685 Santander Spain ordinary shares or ADSs for each Santander Mexico ADS. The Santander Spain board determined to publicly announce the exchange offer on April 12, 2019 and its decision to approve making such an offer followed the favorable opinion of the audit and the risk supervision, regulation and compliance committees, both of which held a joint session on April 11, 2019 before the board of directors meeting.

        Following the approval of the exchange offer by Santander Spain's board of directors, around noon of April 11, 2019, Santander Spain communicated to the Director General of the Directorate General Micro-Prudential Supervision at the European Central Bank such approval and the terms thereof.

        On April 11, 2019 in Mexico, Hector Grisi, Santander Mexico's Chief Executive Officer, communicated to officers of the CNBV and the SHCP (Banking and Securities department) the expected announcement of the exchange offer by Santander Spain.

        On the morning of April 12, 2019, Santander Spain publicly announced the exchange offer.

SANTANDER SPAIN'S REASONS FOR THE PROPOSED EXCHANGE OFFERS

        The board of directors of Santander Spain unanimously approved the exchange offers at a meeting held on April 11, 2019. In reaching its decision to approve these matters, the Santander Spain board of directors consulted with Santander Spain's management and its financial and legal advisors and considered a variety of factors, including the material factors described below. This summary of

Santander Spain's reasons for conducting the exchange offers and the other information presented in this section are forward-looking statements and, therefore, should be read in light of the factors discussed under the "Cautionary Statement Regarding Forward-Looking Statements" section of this offer to exchange/prospectus beginning on page 15 and the risks and uncertainties discussed under the "Risk Factors" section of this offer to exchange/prospectus beginning on page 26.

        The main reasons that the Santander Spain board of directors considered in approving the exchange offers are as follows:

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  Confidence in the Long-Term Growth Potential of Santander Mexico and the overall Mexican economy.

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  As of the date of the announcement of the exchange offers, Santander Mexico's shares were trading on the market at a discount to its peers and Mexican banks shares were trading on the market at a discount to their Latin American peers. Santander Spain is optimistic about Santander Mexico's and the Mexican economy's long-term prospects.

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  Santander Spain believes that the current market price of Santander Mexico's shares does not reflect its potential and that the proposed transaction shows Santander Spain's confidence in the long-term growth potential of Santander Mexico and the Mexican economy.

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  Increase Weight of Structural Growth Markets.

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  Santander Spain believes that the proposed transaction will increase the weight of markets with structural growth in Santander Spain's business portfolio.

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  In 2018, the businesses of Santander Spain in Mexico (mainly, but not only, consisting of Santander Mexico) and, more broadly, units in emerging markets (mainly Latin America and Poland) accounted for 8% and 48% of Santander Group's net attributable profit, respectively.

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  On a pro forma basis (assuming 100% acceptance of the exchange offers), the businesses of Santander Spain in Mexico (mainly, but not only, consisting of Santander Mexico) and, more broadly, units in emerging markets would have contributed 10% and 49%, respectively, of Santander Group's net attributable profit in 2018.

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  Santander Spain believes that the increased weight in emerging markets would lead to a higher medium and long-term potential growth rate.

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  Financial Attractiveness for the Shareholders.

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  Santander Spain believes that the proposed transaction is financially attractive for the shareholders of both Santander Spain and Santander Mexico.

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  The consideration payable pursuant to the exchange offers represents a 14% premium over the closing price of Santander Mexico shares as of April 11, 2019 (i.e., the day before the announcement of the exchange offers). See "The Exchange Offers—Consideration to Be Exchanged" section of this offer to exchange/prospectus beginning on page 58. The implied valuation is above the average price target set by analysts covering the stock on the day before the announcement, April 11, 2019.

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  Santander Spain believes that the shareholders of Santander Mexico who accept the offer will gain enhanced liquidity by holding Santander Spain shares, including in the form of Santander Spain ADSs.

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  Santander Spain believes that the transaction will have a positive impact going forward in attributable net income and organic capital generation due to the increased weight of structural growth markets that it is expected to bring. Assuming full acceptance of the exchange offers, Santander Spain believes that the transaction will generate a return on invested capital for Santander Spain of approximately 14.5% in 2021 based on the capital consumption required at the consolidated Core Equity Tier 1 ("CET1") level while being broadly neutral in terms of an anticipated earnings per share by 2020-2021 and having a slight positive impact on its consolidated CET1, reflecting a reduction in excess capital attributable to minority shareholders. Assuming full acceptance of the exchange offers, Santander Spain believes that Santander Spain shareholders would benefit from an upfront increase to its consolidated CET1 capital ratio of up to approximately five basis points.

        The foregoing discussion of the information and factors considered by the Santander Spain board of directors is not intended to be exhaustive and includes only the material factors considered by the Santander Spain board of directors. In view of the variety of factors considered in connection with its evaluation of the proposed transaction, the Santander Spain board of directors did not find it practicable to, and did not, quantify or otherwise assign relative weights to the specific factors considered in reaching its determination. In addition, individual directors may have given different weights to different factors. The Santander Spain board of directors did not undertake to make any specific determination as to whether any factor, or any particular aspect of any factor, supported or did not support its ultimate determination. The Santander Spain board of directors based its determination on the totality of the information presented to and considered by it.

THE EXCHANGE OFFERS

The Exchange Offers

        Santander Spain, a company organized under the laws of the Kingdom of Spain, is making separate concurrent offers, a U.S. exchange offer and a Mexican exchange offer, to acquire all the outstanding Santander Mexico shares and Santander Mexico ADSs that are not owned directly or indirectly by Santander Spain in exchange for 0.337 of a newly issued Santander Spain ordinary share, for each Santander Mexico share, and for 1.685 newly issued Santander Spain ADSs, for each Santander Mexico ADS. The U.S. exchange offer is being made pursuant to this offer to exchange/prospectus, which is being sent to all holders of Santander Mexico shares that are residents of, or located in, the United States and all holders of Santander Mexico ADSs wherever located. The Mexican exchange offer is being made pursuant to offering documents that are being published in Mexico and made available to all holders of Santander Mexico shares (which we refer to as the "Mexican offering documents").

        The U.S. exchange offer and the Mexican exchange offer are being conducted simultaneously and, in all material respects, have the same terms and are subject to the same conditions. If you elect to participate in the Mexican exchange offer, you will not be afforded the rights and protections that are provided under the U.S. federal securities laws as they relate to tender offers, other than the anti-fraud provisions of the U.S. federal securities laws.

Mailing of Exchange Offer Documents

        Santander Mexico will provide Santander Spain with its shareholder list maintained by the Mexican central securities depository, S.D. Indeval Institución para el Depósito de Valores, S.A. de C.V. ("Indeval"), the list of record holders of Santander Mexico ADSs maintained by the Santander Mexico ADS depositary and the security position listing of the DTC, as the book-entry transfer facility for Santander Mexico ADSs. This offer to exchange/prospectus, the accompanying letter of transmittal or form of acceptance and other relevant materials (which we refer to as the "U.S. exchange offer materials") will be mailed on behalf of Santander Spain to the registered holders of Santander Mexico ADSs and the record holders of Santander Mexico shares that are residents of, or located in, the

United States and whose names and addresses appear on the shareholder lists provided by Santander Mexico. The U.S. exchange offer materials will also be furnished, for subsequent transmittal to the beneficial owners of Santander Mexico shares and Santander Mexico ADSs that are residents of, or located in, the United States, to the brokers and other securities intermediaries whose names, or the names of whose nominees, appear on the shareholder lists maintained by the Mexican share registrar or, if applicable, who are listed as participants in the security position listing of the DTC. Santander Spain will reimburse brokers and other securities intermediaries for customary handling and mailing expenses incurred by them in forwarding the U.S. exchange offer materials to their customers. Santander Spain will also arrange for the U.S. exchange offer materials to be mailed to any beneficial owner of Santander Mexico shares or Santander Mexico ADSs that requests a copy of the U.S. exchange offer materials. If you hold or are the beneficial owner of Santander Mexico shares but you are not a resident of, or located in, the United States, you should consult the Mexican offering documents.

        The distribution of this offer to exchange/prospectus and the making of the exchange offers may, in some jurisdictions, be restricted by applicable law. The exchange offers are not being made, directly or indirectly, in or into, and may not be accepted from within, any jurisdiction in which the making of the exchange offers or the acceptance thereof would not be in compliance with the laws of that jurisdiction. Persons who come into possession of this offer to exchange/prospectus should inform themselves of and observe these restrictions. Any failure to comply with these restrictions may constitute a violation of the securities laws of that jurisdiction. Santander Spain does not assume any responsibility for any violation by any person of any of these restrictions.

Consideration to Be Exchanged

        Upon the terms and subject to the conditions of the exchange offers described below, Santander Spain is making the exchange offers to acquire all the issued and outstanding Santander Mexico shares and Santander Mexico ADSs, other than those owned directly or indirectly by Santander Spain, pursuant to which they will receive 0.337 of a Santander Spain ordinary share for each Santander Mexico share acquired and 1.685 Santander Spain ADSs for each Santander Mexico ADS acquired in the exchange offers. Holders of Santander Mexico shares and Santander Mexico ADSs who tender their Santander Mexico shares and Santander Mexico ADSs into the U.S. exchange offer through the U.S. exchange agent will receive such Santander Spain ordinary shares or Santander Spain ordinary shares in the form of Santander Spain ADSs, as applicable, while holders of Santander Mexico shares who tender their Santander Mexico shares into the Mexican exchange offer will receive Santander Spain ordinary shares.

        For a comparison of the rights of holders of Santander Spain Securities and Santander Mexico Securities, see the "Comparison of Rights of Holders of Santander Spain Securities and Santander Mexico Securities" section of this offer to exchange/prospectus.

        If all Santander Mexico shares and Santander Mexico ADSs, other than those owned directly or indirectly by Santander Spain at the time the exchange offers are launched, are validly tendered into, and not withdrawn from, the exchange offers and no Santander Mexico shares (including those represented by Santander Mexico ADSs) or Santander Spain ordinary shares (including those represented by Santander Spain ADSs) are issued after the date of this offer to exchange/prospectus other than the Santander Spain ordinary shares to be issued pursuant to the exchange offers (including those represented by Santander Spain ADSs), 568,573,021 Santander Spain ordinary shares will be issued in connection with the exchange offers, and the number of outstanding Santander Spain ordinary shares (including those represented by Santander Spain ADSs) will increase from 16,236,573,942 as of May 10, 2019 to 16,805,146,963. Based on the same assumptions, the 568,573,021 Santander Spain ordinary shares (including those represented by Santander Spain ADSs) to be issued to holders of Santander Mexico shares and Santander Mexico ADSs in connection with the exchange offers will represent approximately 3.38% of the outstanding Santander Spain ordinary shares (including those represented by Santander Spain ADSs) immediately after the completion of the exchange offers.

        Assuming that all outstanding Santander Mexico shares and Santander Mexico ADSs, other than those owned directly or indirectly by Santander Spain, are acquired in the exchange offers and the exchange offers are completed on the terms and conditions set forth in this offer to exchange/prospectus and the Mexican offering documents, Santander Spain's share capital (including share premium) will be increased by a maximum amount equal to U.S.$2,865,727,426 million or €2,545,501,415 million.

Timing of the Exchange Offers

        The exchange offers will commence on                , 2019 (which we refer to as the "commencement date") and expire at 12:00 p.m. Eastern time (11:00 a.m. Mexico City time) on the expiration date.

        The term "expiration date" as used in this offer to exchange/prospectus means the date on which the exchange offers will expire, which is currently                , 2019, unless the period of time for which the exchange offers are open is extended, in which case the term "expiration date" means the latest time and date on which the exchange offers, as so extended, expire. Brokers and other securities intermediaries will set their own cut-off dates and times to receive instructions to tender Santander Mexico Securities that will be earlier than the expiration date and time specified in this offer to exchange/prospectus. You should contact your broker or other securities intermediary to determine the cut-off date and time that applies to you.

        Santander Mexico shares and Santander Mexico ADSs tendered into the U.S. exchange offer through the U.S. exchange agent may be withdrawn at any time before the expiration date in accordance with the procedures described below under "—Withdrawal Rights." Brokers and other securities intermediaries will set their own cut-off dates and times to receive instructions to withdraw Santander Mexico Securities that will be earlier than the expiration date and time specified in this offer to exchange/prospectus. You should contact your broker or other securities intermediary to determine the cut-off date and time that applies to you.

Extension, Termination and Amendment

        To the extent permitted by applicable rules and regulations in Mexico and of the SEC, if one or more of the exchange offers conditions described in this section below under the heading "—Conditions to Completion of the Exchange Offers" is not fulfilled prior to the expiration date, or for any other reason, Santander Spain reserves the right, from time to time, to extend the period of time during which the exchange offers are open. In such event, Santander Spain will send written notice to the U.S. exchange agent. Santander Spain can give you no assurance that it will exercise its right to extend the exchange offers. If Santander Spain extends the period of time during which the exchange offers are open, the exchange offers will expire at the latest time and date to which Santander Spain extends the exchange offers. We intend for the U.S. exchange offer and the Mexican exchange offer to expire on the same date and, if either exchange offer is extended, we intend to similarly extend the other exchange offer. You should be aware that Euroclear and Clearstream will establish their own earlier cut-off times and dates for receipt of instructions to ensure that those instructions will be timely received by DTC prior to the expiration.

        During any such extension, all Santander Mexico shares and Santander Mexico ADSs validly tendered into, and not withdrawn from, the exchange offers prior to that date will remain subject to the exchange offers, subject to your right to withdraw your Santander Mexico shares or Santander Mexico ADSs. You should read the discussion in this section below under "—Withdrawal Rights" for more information about your ability to withdraw tendered shares.

        To the extent permitted by applicable rules and regulations in Mexico and of the United States, Santander Spain also reserves the right at any time or from time to time:

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  to terminate the exchange offers and not accept for exchange or to exchange any Santander Mexico shares or Santander Mexico ADSs upon the failure of any of the exchange offer conditions described in this offer to exchange/prospectus below under the heading "—Conditions to Completion of the Exchange Offers" to be satisfied prior to the expiration date; and

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  to waive any condition (to the extent waivable) prior to the expiration date or otherwise delay or amend the exchange offers in any respect, by giving oral or written notice of such waiver, delay or amendment to the U.S. exchange agent.

        Santander Spain will follow any extension, termination, amendment or delay of the exchange offers, as promptly as practicable, with a public announcement. In the case of an extension of the exchange offers, the related announcement will be issued no later than 8:00 a.m. Eastern time (7:00 a.m. Mexico City time) on the next business day after the expiration date. Subject to applicable law (including Mexican exchange offer regulations and Rule 14d-4(d)(1) under the Exchange Act, which requires that any material change in the information published, sent or given to shareholders in connection with the U.S. exchange offer be promptly disseminated to security holders in a manner reasonably designed to inform security holders of that change) and without limiting the manner in which Santander Spain may choose to make any public announcement, Santander Spain does not assume any obligation to publish, advertise or otherwise communicate any public announcement of this type, as explained below, other than by issuing a press release on the Dow Jones News Service and through the MSE's Electronic Communication System with Securities Issuers through the website www.bmv.com.mx, as well as through the CNBV's Securities Information Transfer System. In addition, Santander Spain will post notice of any such extension on Santander Spain's website at www.santander.com. The information on such website is not a part of this offer to exchange/prospectus and is not incorporated by reference herein.

        Santander Spain will extend the exchange offers, to the extent required by the U.S. federal securities laws (including Rule 14e-1 under the Exchange Act) and permitted under applicable Mexican law and regulations, if Santander Spain:

  •
  makes a material change to the terms of the exchange offers;

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  makes a material change in the information concerning the exchange offers; or

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  waives a material condition of the exchange offers.

        We will also extend the U.S. exchange offer to the extent we extend the Mexican exchange offer if required by Mexican tender offer regulations or for any other reason.

        U.S. tender offer regulations require that we extend the expiration date of the U.S. exchange offer if we increase or decrease the consideration being offered within ten business days of the then-scheduled expiration date of the U.S. exchange offer, so that the U.S. exchange offer will expire no less than ten business days after the publication of the change. In order to ensure concurrent acceptance periods for both exchange offers, the Mexican exchange offer will in such event be similarly extended. If we increase or decrease the consideration being offered in the exchange offers, the increased or decreased consideration will be paid to all holders of Santander Mexico shares and Santander Mexico ADSs whose securities are accepted for exchange or purchase in the exchange offers regardless of whether those Santander Mexico shares or Santander Mexico ADSs were accepted for exchange or purchase prior to the change.

        In addition, if Santander Spain changes the percentage of Santander Mexico shares and Santander Mexico ADSs sought in the U.S. exchange offer within ten business days prior to the then scheduled expiration date, the U.S. exchange offer will be extended so that it will expire no less than ten business days after the change is first published, sent or given to holders of Santander Mexico shares and Santander Mexico ADSs in order to allow adequate dissemination and investor response to the change.

        For purposes of the exchange offers, a "business day" means any day, other than a Saturday, Sunday or federal holiday in the U.S. or Mexico, and shall consist of the time period from 12:01 a.m. through 12:00 (midnight) Eastern time.

Conditions to Completion of the Exchange Offers

        Santander Spain will not accept for exchange or exchange any Santander Mexico shares or Santander Mexico ADSs validly tendered into, and not withdrawn from, the exchange offers unless the conditions described below are satisfied or waived (to the extent waivable) by Santander Spain. We refer to these conditions in this offer to exchange/prospectus collectively as the "exchange offer conditions."

Governmental Approvals and Authorizations

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  All governmental approvals and authorizations required in connection with the exchange offers shall have been obtained and shall have not been revoked or amended, modified or supplemented in any way that could reasonably be expected to materially impede or interfere with, delay, postpone or materially and adversely affect the completion of the exchange offers, including the following, which cannot be waived:

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  the receipt of the report to be issued by an expert designated by the Commercial Registry of Cantabria with regard to the fair value of the Santander Mexico shares and the Santander Mexico ADSs to be received by Santander Spain in the exchange offers confirming that their fair value is at least equal to the par value and, if applicable, the value of the issue premium of the Santander Spain ordinary shares to be issued in exchange therefor; and

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  the authorization by the CNBV of the Mexican offering documents, including those relating to the public tender, and the registration of Santander Spain ordinary shares with the National Securities Registry, the CNBV's approval of the Mexican exchange offer, and the listing of Santander Spain ordinary shares with the SME.

Other Conditions

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  confirmation shall have been obtained that the Santander Spain ordinary shares and the Santander Spain ADSs to be issued in the exchange offers will be registered and admitted to listing on the MSE and the NYSE, respectively, no later than on the date of settlement of the exchange offers;

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  since the commencement date, no stop order suspending the effectiveness of the registration statement containing this offer to exchange/prospectus shall have been issued by the SEC and no proceeding for that purpose shall have been initiated or threatened by the SEC;

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  since the commencement date, no public, governmental, judicial, legislative or regulatory authority in the U.S., Mexico, Spain or any other relevant jurisdiction (a) shall have enacted, issued, promulgated, enforced or entered any statute, law, rule, regulation, executive order, decree, injunction or other order, which (i) prevents or prohibits the consummation of the exchange offers; (ii) adversely affects the terms and/or conditions of the exchange offers; (iii) imposes material limitations on the ability of Santander Spain (or any of its affiliates) to acquire, hold or exercise full rights of ownership of the Santander Mexico Securities to be purchased or exchanged pursuant to the exchange offers including, without limitation, the right to vote the Santander Mexico Securities; (iv) prohibits, restrains or makes or seeks to make illegal the payment for, purchase of or exchange of the Santander Mexico Securities pursuant to the exchange offers or that would impose material damages in connection therewith; (v) restrains or limits Santander Mexico's business operations; (vi) imposes or seeks to impose any material condition to the exchange offers in addition to the conditions set forth elsewhere in this offer to exchange/prospectus, or shall any action, proceeding or complaint be commenced that seeks to do any of the foregoing; or (vii) imposes any limitation on the participation of any holder of Santander Mexico Securities in the exchange offers; or (b) shall have threatened to enact, issue, promulgate, enforce or enter, any statute, law, rule, regulation, executive order, decree, injunction or other order, which would have, if enacted, issued, promulgated, enforced or entered, any of the foregoing effects;

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    any waiver, consent, extension, approval, action or nonaction from any governmental, public, judicial, legislative or regulatory authority in the U.S., Mexico, Spain or any other relevant jurisdiction which is necessary to consummate, or for any holder to participate in, the exchange offers and the other transactions contemplated by Santander Spain shall have been obtained (and shall not have expired or otherwise ceased to be in full force and effect), and any such consent, extension, approval, action or non-action does not contain terms and conditions or impose any requirement or any limitation on the participation by any holder in the exchange offers, in either case unacceptable to us, in our reasonable judgment;

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    since the commencement date, there shall not have occurred or been threatened any change (or any condition, event or development involving a prospective change) in the business, properties, assets, liabilities, capitalization, shareholders' equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations, cash flows or prospects of Santander Mexico or any of its subsidiaries, which, in our reasonable judgment, is or may be materially adverse to Santander Mexico or any of its subsidiaries; and

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    any additional conditions precedent to the Mexican exchange offer shall have been satisfied or waived.

        The foregoing conditions are for the sole benefit of Santander Spain and may be asserted by Santander Spain regardless of the circumstances (including any action or inaction by Santander Spain) giving rise to any such conditions or may be waived by Santander Spain in whole or in part at any time and from time to time in Santander Spain's or their sole discretion. The determination as to whether any condition has occurred shall be in Santander Spain's sole judgment, and will be final and binding. The failure by Santander Spain at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right that may be asserted at any time and from time to time prior to the expiration time.

Procedure for Tendering

        The steps you must follow in order to tender into the exchange offers, and the time and expense of tendering, differ according to whether you hold Santander Mexico shares or Santander Mexico ADSs and whether you hold your shares directly or through a broker or other securities intermediary.

        If you hold Santander Mexico ADSs, you may tender your Santander Mexico ADSs into the U.S. exchange offer through the U.S. exchange agent, who will receive and hold tendered Santander Mexico ADSs for exchange for the benefit of Santander Spain. If you hold Santander Mexico ADSs and would like to tender them into the exchange offers, you should follow the procedures described in this section below under "—Holders of Santander Mexico ADSs." If you tender Santander Mexico ADSs, then you may not tender Santander Mexico shares represented by such Santander Mexico ADSs. Holders of Santander Mexico ADSs may not tender their Santander Mexico ADSs in the Mexican exchange offer.

        If you hold Santander Mexico shares and would like to tender them into the U.S. exchange offer, you should follow the procedures described in this section below under "—Holders of Santander Mexico Shares."

        Santander Spain has retained BNY Mellon to act as the U.S. exchange agent in connection with the U.S. exchange offer.

        For more information on the Mexican and U.S. tax consequences of the various methods of tendering your Santander Mexico ADSs or Santander Mexico shares, see the "Tax Consequences" section below.

        You must follow the procedures described below in a timely manner in order to tender your Santander Mexico shares and/or Santander Mexico ADSs into the exchange offers.

        THE METHOD OF DELIVERY OF SANTANDER MEXICO SHARES OR SANTANDER MEXICO ADSs, THE LETTER OF TRANSMITTAL OR FORM OF ACCEPTANCE AND ALL OTHER REQUIRED DOCUMENTS (INCLUDING DOCUMENTS REQUIRED PURSUANT TO THE PROCEDURES OF THE BROKER OR OTHER SECURITIES INTERMEDIARY THROUGH WHICH YOU MAY HOLD YOUR SANTANDER MEXICO SHARES OR SANTANDER MEXICO ADSs) IS AT YOUR ELECTION AND RISK. SANTANDER MEXICO SHARES AND SANTANDER MEXICO ADSs TO BE TENDERED IN THE U.S. EXCHANGE OFFER THROUGH THE U.S. EXCHANGE AGENT WILL BE DEEMED DELIVERED ONLY WHEN ACTUALLY RECEIVED BY THE U.S. EXCHANGE AGENT (INCLUDING, IN THE CASE OF A BOOK-ENTRY TRANSFER, BY BOOK-ENTRY CONFIRMATION). IF DELIVERY IS BY MAIL, SANTANDER SPAIN RECOMMENDS THAT YOU USE PROPERLY INSURED REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IN ALL CASES, SUFFICIENT TIME SHOULD BE ALLOWED TO ENSURE TIMELY DELIVERY. PLEASE DO NOT SEND ANY SANTANDER MEXICO SHARES OR SANTANDER MEXICO ADSs, LETTERS OF TRANSMITTAL OR FORMS OF ACCEPTANCE OR OTHER DOCUMENTS TO SANTANDER SPAIN DIRECTLY.

        ALL HOLDERS WISHING TO TENDER THEIR SANTANDER MEXICO SHARES OR SANTANDER MEXICO ADSs MUST ALLOW SUFFICIENT TIME FOR THE COMPLETION OF ALL REQUIRED STEPS DESCRIBED IN THIS OFFER TO EXCHANGE/PROSPECTUS BEFORE THE EXPIRATION TIME.

Holders of Santander Mexico ADSs

        If you hold Santander Mexico ADSs directly that are evidenced by Santander Mexico ADRs and you would like to tender them in the U.S. exchange offer, you must complete and sign the enclosed letter of transmittal and return it together with your Santander Mexico ADRs and all other required documentation to the U.S. exchange agent at the appropriate address specified on the letter of transmittal no later than the expiration time, which is 12:00 p.m. Eastern time (11:00 a.m. Mexico City time) on the expiration date. The time involved in tendering Santander Mexico ADSs held directly in the form of Santander Mexico ADRs will vary depending on the time it takes you to complete the letter of transmittal and deliver it, your Santander Mexico ADRs and any other required documentation by registered mail to the U.S. exchange agent. There will be no guaranteed delivery procedures permitting delivery of the Santander Mexico ADSs after the expiration.

        If you hold Santander Mexico ADSs directly in uncertificated form on the books of the Santander Mexico ADS depositary and you would like to tender them in the U.S. exchange offer, you must complete and sign the enclosed letter of transmittal and return it together with all other required documentation to the U.S. exchange agent at the appropriate address specified on the letter of transmittal no later than the expiration time, which is 12:00 p.m. Eastern time (11:00 a.m. Mexico City time) on the expiration date. The time involved in tendering Santander Mexico ADSs held in book-entry form on the books of the Santander Mexico ADS depositary will vary depending on the time it takes you to complete the letter of transmittal and deliver it and any other required documentation by registered mail to the U.S. exchange agent.

        If you hold Santander Mexico ADSs indirectly through a broker or other securities intermediary and would like to tender them into the U.S. exchange offer, you must, no later than the expiration time, request that your broker or other securities intermediary tender your Santander Mexico ADSs to the U.S. exchange agent (i) if such Santander Mexico ADSs are evidenced by Santander Mexico ADRs registered in your name, in the form of Santander Mexico ADRs, together with a duly executed and properly completed letter of transmittal and any other required documentation, or (ii) if your Santander Mexico ADSs are held in book-entry form, by book-entry transfer to the designated account maintained at DTC using DTC's automated system and causing DTC to send an agent's message (as defined below) to the U.S. exchange agent account at DTC no later than the expiration time. The term "agent's message" means a message transmitted by DTC to, and received by, the U.S. exchange agent and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgment from the participant in DTC tendering the shares, which are the subject of such book-entry confirmation, that such participant has received and agrees to be bound by the terms of the letter of transmittal and that Santander Spain may enforce such agreement against the participant. Brokers and other securities intermediaries will set their own cut-off dates and times to receive instructions to tender Santander Mexico Securities that will be earlier than the expiration date and time specified in this offer to exchange/prospectus. You should contact your broker or other securities intermediary to determine the cut-off date and time that applies to you.

        Delivery of documents to DTC will not constitute delivery to the U.S. exchange agent.

        Except as otherwise provided below, all signatures on the enclosed letter of transmittal must be guaranteed by a financial institution (including most banks, savings and loan associations and brokerage houses) that is a participant in good standing in the Securities Transfer Agents Medallion Program, the NYSE Medallion Signature Program or the Stock Exchanges Medallion Program, or is otherwise an "eligible guarantor institution" (as defined in Rule 17Ad-15 under the Exchange Act) (which we refer to collectively as "eligible institutions"). Signatures on the letter of transmittal need not be guaranteed (1) if the letter of transmittal is signed by the registered holder of the Santander Mexico ADSs to be tendered and the holder has not completed either Box 2: "Special Issuance Instructions" or Box 3: "Special Delivery Instructions" on the letter of transmittal or (2) if the Santander Mexico ADSs to be tendered are held for the account of an eligible institution.

        The method of delivery of letters of transmittal, Santander Mexico ADRs and any other required documents is at your sole option and risk. Letters of transmittal, Santander Mexico ADRs and any other required documents will be deemed delivered only when actually received by the U.S. exchange agent. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery by the expiration time.

        No alternative, conditional or contingent tenders of Santander Mexico ADSs will be accepted, and no fractional Santander Mexico ADSs will be purchased. By executing the letter of transmittal, you waive any right to receive any notice of the acceptance of your Santander Mexico ADSs for exchange.

        The U.S. exchange agent will receive and hold all tendered Santander Mexico ADSs for the benefit of Santander Spain and will certify to Santander Spain on the expiration date the total number of Santander Mexico ADSs that have been validly tendered through the U.S. exchange agent into, and not withdrawn from, the U.S. exchange offer as of the expiration time. If all of the exchange offers' conditions have been satisfied or waived by Santander Spain, at the expiration time the Santander Mexico ADSs will be accepted for exchange in the U.S. exchange offer. After the Santander Spain ordinary shares are issued, Santander Spain will deposit the Santander Spain ordinary shares issuable in respect of the Santander Mexico ADSs accepted for exchange in the U.S. exchange offer with the custodian of the Santander Spain ADS depositary, and the Santander Spain ADS depositary will then deliver to the U.S. exchange agent Santander Spain ADSs representing such Santander Spain ordinary shares.

        All properly completed and duly executed letters of transmittal, Santander Mexico ADRs and any other required documents or, in the case of a book-entry transfer, all agent's messages, delivered to the U.S. exchange agent by you or on your behalf will be deemed, without any further action by the U.S. exchange agent, to constitute acceptance by you of the U.S. exchange offer with respect to your Santander Mexico ADSs tendered in the U.S. exchange offer upon the terms and subject to the conditions set forth in this offer to exchange/prospectus and the accompanying letter of transmittal.

        If your Santander Mexico ADSs are not accepted for exchange for any reason, the Santander Mexico ADRs evidencing your Santander Mexico ADSs or your Santander Mexico ADSs in book-entry form will be sent back to you as soon as practicable after the expiration or termination of the U.S. exchange offer or your proper withdrawal of the Santander Mexico ADSs from the U.S. exchange offer, as applicable. In the case of Santander Mexico ADSs in book-entry form, such return will be effected by crediting such Santander Mexico ADSs to the account at DTC from which they were transferred.

        Santander Mexico ADSs in respect of which a tender has been made will be held in an account controlled by the U.S. exchange agent, and consequently you will not be able to sell, assign, transfer or otherwise dispose of such securities until such time as (i) you withdraw your Santander Mexico ADSs from the U.S. exchange offer, (ii) your Santander Mexico ADSs have been exchanged for Santander Spain ADSs (in which case you will only be able to sell, assign, transfer or otherwise dispose of the Santander Spain ADSs received in respect of your Santander Mexico ADSs), or (iii) your Santander Mexico ADSs have been returned to you if the U.S. exchange offer expires or is terminated or because they were not accepted for exchange.

Holders of Santander Mexico Shares

        If you are a U.S. resident and you are either a registered or beneficial owner on the books and records of Indeval of Santander Mexico shares and you wish to tender your Santander Mexico shares in the U.S. exchange offer, you must do so by book-entry transfer as described below. When you tender your Santander Mexico shares in accordance with the procedures described in this section and we accept your Santander Mexico shares for exchange, this will constitute a binding agreement between you and Santander Spain, subject to the terms and conditions of the U.S. exchange offer. You will not be able to tender in the U.S. exchange offer any Santander Mexico shares in certificated form. If you hold Santander Mexico shares in certificated form you should promptly contact any broker or other Mexican securities intermediary who is a participant in the book-entry transfer system of Indeval and arrange for such intermediary to hold the Santander Mexico shares on your behalf in book-entry form. You may have to pay fees and charges in connection with this process.

        Any broker or other Mexican securities intermediary acting on your behalf that is a participant in Indeval may make delivery of Santander Mexico shares by causing Indeval to transfer such Santander Mexico shares into the Indeval account of Banco S3 Mexico; Account number: 02 101 9913 for the account of BNY Mellon, as the U.S. exchange agent, in accordance with the procedures of Indeval. In order to effect a tender of the Santander Mexico shares you own directly or beneficially, you should promptly contact your broker or other securities intermediary and instruct it to tender such Santander Mexico shares. If you hold your Santander Mexico shares through a broker or other Mexican securities intermediary who is not an Indeval participant, such broker, on your behalf, should promptly contact an Indeval participant and make arrangements for the tender of the Santander Mexico shares into the Indeval account of Banco S3 Mexico; Account number: 02 101 9913 for the account of BNY Mellon, as the U.S. exchange agent, in accordance with the procedures of Indeval prior to the expiration of the U.S. exchange offer.

        A valid tender will be deemed to have been received only if (i) the U.S. exchange agent receives a confirmation from Banco S3 Mexico, as the custodian, of a book-entry transfer before expiration of the U.S. exchange offer of the Santander Mexico shares into the Indeval account at 02 101 9913 for the account of the U.S. exchange agent and (ii) the Indeval participant through which such Santander Mexico shares were tendered delivers before the expiration of the U.S. exchange offer a duly completed and executed U.S. Form of Acceptance to the U.S. exchange agent. The book-entry transfer confirmation and signed U.S. Form of Acceptance must be received by the U.S. exchange agent in accordance with the terms and conditions of the U.S. exchange offer by 12:00 p.m. Eastern time on                , 2019. Brokers and other securities intermediaries will set their own cut-off dates and times to receive instructions to tender Santander Mexico Securities that will be earlier than the expiration date and time specified in this offer to exchange/prospectus. You should contact your broker or other securities intermediary to determine the cut-off date and time that applies to you.

        Any Santander Mexico shares being tendered must be delivered in accordance with the procedures described in this offer to exchange/prospectus on or before the expiration of the U.S. exchange offer. There will be no guaranteed delivery procedures permitting delivery of the Santander Mexico shares after the expiration.

        The registered or beneficial holder of Santander Mexico shares that instructs an Indeval participant to tender the Santander Mexico shares will be deemed to have caused the delivery by the Indeval participant and to have agreed to be bound by, and to bind the holder on whose behalf the Indeval participant has acted, to the terms and conditions of the U.S. exchange offer and that Santander Spain may enforce such agreement against such holder and the tendering Indeval participant.

        The U.S. exchange agent will receive and hold all tendered Santander Mexico shares for the benefit of Santander Spain and will certify to Santander Spain on the expiration date the total number of Santander Mexico shares that have been validly tendered into and not withdrawn from the U.S. exchange offer through the U.S. exchange agent as of the expiration time. If all of the exchange offers' conditions have been satisfied or waived by Santander Spain, the Santander Mexico shares will be accepted for exchange in the U.S. exchange offer.

No Guaranteed Delivery

        There will be no guaranteed delivery process available to tender Santander Mexico shares or Santander Mexico ADSs.

Power of Attorney

        The form of acceptance or letter of transmittal that you will use to tender your Santander Mexico shares or Santander Mexico ADSs through the U.S. exchange agent will contain a power of attorney pursuant to which you will authorize BNY Mellon, as the U.S. exchange agent, to take the following actions for your account if the U.S. exchange offer is completed:

  •
  deliver to Santander Spain the Santander Mexico shares or Santander Mexico ADSs validly tendered by you through the U.S. exchange agent into, and not withdrawn from, the U.S. exchange offer, thereby subscribing for the Santander Spain ordinary shares or ADSs, as applicable, to be issued for your account;

  •
  provide Santander Spain with delivery instructions so as to enable Santander Spain, in the case of tendered Santander Mexico shares, to credit Santander Spain ordinary shares to the Indeval account of the U.S. exchange agent for further credit to you and, in the case of tendered Santander Mexico ADSs, to deposit with the custodian for the Santander Spain ADS program the Santander Spain ordinary shares issued for your account in the U.S. exchange offer and instruct the Santander Spain ADS depositary to deliver the Santander Spain ADSs in respect of such deposited Santander Spain ordinary shares and to deliver such Santander Spain ADSs to the U.S. exchange agent;

  •
  deliver to you the Santander Spain ADSs the U.S. exchange agent receives pursuant to the preceding bullet point after settlement of the U.S. exchange offer; and

  •
  aggregate the fractional Santander Spain ADSs or Santander Spain ordinary shares that you would otherwise be entitled to receive pursuant to the U.S. exchange offer with those fractional Santander Spain ordinary shares or Santander Spain ADSs (or the underlying Santander Spain ordinary shares) that all other tendering holders tendering through the U.S. exchange agent would otherwise be entitled to receive pursuant to the U.S. exchange offer, sell such fractional Santander Spain ordinary shares or Santander Spain ADSs (or the underlying Santander Spain ordinary shares) at such times, in such manner and on such terms as the U.S. exchange agent determines in its reasonable discretion and pay the resulting net cash proceeds in U.S. dollars to you and such other tendering holders.

Representations and Warranties of Holders

        By tendering your Santander Mexico shares or Santander Mexico ADSs into the U.S. exchange offer, you will represent and warrant to Santander Spain and the U.S. exchange agent that you have full power and authority to accept the U.S. exchange offer and to irrevocably sell, assign, and transfer the Santander Mexico shares or Santander Mexico ADSs in respect of which the U.S. exchange offer is being accepted or deemed to be accepted (and any and all securities or rights issued or issuable in respect thereof) and that, following the expiration of the offer, upon the acceptance of such Santander Mexico shares or Santander Mexico ADSs for exchange, Santander Spain will acquire good title thereto, free and clear of all liens, charges, encumbrances and other third-party interests, and together with all rights now or hereinafter attaching thereto, including, without limitation, voting rights and the right to receive all amounts payable to a holder thereof in respect of dividends, interests and other distributions, if any, if the record date for distributions occurs after such acceptance.

Validity of Tender

        Santander Spain will determine questions as to the validity, form, eligibility, including time of receipt, and acceptance for exchange of any tender of Santander Mexico shares or Santander Mexico ADSs, in Santander Spain's sole discretion, and Santander Spain's determination shall be final and binding. Santander Spain reserves the absolute right to reject any and all tenders of Santander Mexico shares or Santander Mexico ADSs that Santander Spain determines are not in proper form or the acceptance of or exchange for which may be unlawful. Santander Spain also reserves the absolute right to waive any defect or irregularity in the tender of any Santander Mexico shares or Santander Mexico ADSs of any particular holder, whether or not similar defects or irregularities are waived in the case of other holders. No tender of Santander Mexico shares or Santander Mexico ADSs will be deemed to have been validly made until all defects and irregularities in tenders of Santander Mexico shares or Santander Mexico ADSs have been cured or waived. Neither Santander Spain nor the U.S. exchange agent nor any other person will be under any duty to give notification of any defects or irregularities in the tender of any Santander Mexico shares or Santander Mexico ADSs, and none of them will incur any liability for failure to give any such notification. Santander Spain's interpretation of the terms and conditions of the exchange offers, including the acceptance forms and instructions thereto, will be final and binding.

Withdrawal Rights

General

        Santander Mexico shares and Santander Mexico ADSs tendered into the U.S. exchange offer through the U.S. exchange agent may be withdrawn at any time before the expiration time in accordance with the procedures described below in this section. In accordance with U.S. tender offer rules, you may withdraw securities tendered into the U.S. exchange offer if they are not yet accepted for exchange at any time 60 days after the date of this offer to exchange/prospectus.

        You may not rescind a withdrawal. If you withdraw your Santander Mexico shares or Santander Mexico ADSs from the exchange offers, they will be deemed not validly tendered for purposes of the exchange offers. However, you may re-tender withdrawn Santander Mexico shares or Santander Mexico ADSs at any time prior to the expiration time if you are tendering into the U.S. exchange offer through the U.S. exchange agent following the procedures described in this section above under "—Procedure for Tendering." The withdrawal rights in the Mexican exchange offer are similar to the withdrawal rights in the U.S. exchange offer.

Withdrawal of Tenders through the U.S. Exchange Agent

        If you tendered your Santander Mexico ADSs and/or Santander Mexico shares into the U.S. exchange offer through the U.S. exchange agent, you may withdraw the tender of your Santander Mexico ADSs and/or Santander Mexico shares at any time prior to the expiration time (which is 12:00 p.m. Eastern time (11:00 a.m. Mexico City time) on the expiration date) by following the procedures below.

        If you hold your Santander Mexico ADSs and/or Santander Mexico shares directly in your name, you may withdraw them by delivering a properly completed and duly executed notice of withdrawal (which must be guaranteed by an eligible guarantor institution if you were required to obtain a signature guarantee for the letter of transmittal pursuant to which you tendered your Santander Mexico ADSs to the U.S. exchange agent) at the address below:

By registered, certified or express mail	By overnight courier
The Bank of New York Mellon Voluntary Corporate Actions—Suite V P.O. Box 43031 Providence, Rhode Island 02940-3031 United States of America	The Bank of New York Mellon Voluntary Corporate Actions—Suite V 250 Royall Street Canton, Massachusetts 02021 United States of America

        Any such notice of withdrawal must:

  •
  specify the name of the person that tendered the Santander Mexico ADSs and/or Santander Mexico shares to be withdrawn;

  •
  contain a statement that you are withdrawing your election to tender your Santander Mexico ADSs and/or Santander Mexico shares;

  •
  be signed by you in the same manner as the original signature on the letter of transmittal or form of acceptance by which such Santander Mexico ADSs and/or Santander Mexico shares were tendered (including any required signature guarantees); and

  •
  specify the number of Santander Mexico ADSs and/or Santander Mexico shares to be withdrawn if not all the Santander Mexico ADSs and/or Santander Mexico shares tendered by you are to be withdrawn.

        If you hold your Santander Mexico ADSs and/or Santander Mexico shares indirectly through a broker or other securities intermediary and you tendered such Santander Mexico ADSs and/or Santander Mexico shares pursuant to the procedures of such broker or other securities intermediary, you must follow the broker's, dealer's, commercial bank's, trust company's or other nominee's procedures in order to withdraw such Santander Mexico ADSs and/or Santander Mexico shares. Brokers and other securities intermediaries will set their own cut-off dates and times to receive instructions to withdraw Santander Mexico Securities that will be earlier than the expiration date and time specified in this offer to exchange/prospectus. You should contact your broker or other securities intermediary to determine the cut-off date and time that applies to you.

        If you withdraw your Santander Mexico ADSs or Santander Mexico shares from the U.S. exchange offer, the Santander Mexico ADRs evidencing those Santander Mexico ADSs will be returned promptly after the proper withdrawal of such Santander Mexico ADSs or, in the case of Santander Mexico ADSs or Santander Mexico shares held in book-entry form, the Santander Mexico ADSs and/or Santander Mexico shares will be credited into the DTC or Indeval account from which they were transferred.

        All questions as to the form and validity (including time of receipt) of any notice of withdrawal will be determined by Santander Spain, in its sole discretion, which determination shall be final and binding. Neither Santander Spain, the U.S. exchange agent, the information agent nor any other person will be under any duty to give notification of any defect or irregularity in any notice of withdrawal or incur any liability for failure to give any such notification.

Fractional Shares

        Holders of Santander Mexico shares or Santander Mexico ADSs will receive the greatest whole number of Santander Spain ordinary shares or Santander Spain ADSs, as applicable, which can be issued at the exchange ratio. No fractional Santander Spain ordinary shares or Santander Spain ADSs will be delivered to you in connection with the exchange offers. Instead of any such fractional Santander Spain Securities that you would otherwise be entitled to receive in the U.S. exchange offer, the U.S. exchange agent will aggregate all fractional Santander Spain ordinary shares or Santander Spain ADSs (or the underlying Santander Spain ordinary shares) that all tendering holders tendering through the U.S. exchange agent would otherwise be entitled to receive pursuant to the U.S. exchange offer, sell such fractional Santander Spain ordinary shares or Santander Spain ADSs (or the underlying Santander Spain ordinary shares) at such times, in such manner and on such terms as the U.S. exchange agent determines in its reasonable discretion and pay the resulting net cash proceeds in U.S. dollars to such holders. Santander Spain expects that DTC and direct and indirect participants will employ similar procedures to avoid delivering fractions of Santander Spain ADSs to the accounts of their participants or customers and instead pay net cash proceeds of sales of fractional entitlements. It is expected that the payment of cash in lieu of fractional Santander Spain ordinary shares and/or Santander Spain ADSs will be made as soon as practicable following delivery of the Santander Spain ordinary shares and/or Santander Spain ADSs.

        Under no circumstances will interest be paid on the cash to be received in lieu of any fraction of a Santander Spain ordinary share or Santander Spain ADS, regardless of any delay in making the payment.

Announcement of the Results of the Exchange Offers

        Santander Spain will announce the results of the exchange offers by means of a public announcement to be issued by no later than 8:00 a.m. Eastern time (7:00 a.m. Mexico City time) on the first business day after the expiration date. The announcement will be made by means of a press release on the Dow Jones News Service. In addition, notice will be posted on Santander Spain's website at www.santander.com. The information on Santander Spain's website is not a part of this offer to exchange/prospectus and is not incorporated by reference herein.

        Pursuant to Mexican law, we will notify the results of the exchange offers to the MSE the day after we receive such results. Within five business days after settlement of the exchange offers, the intermediary to the CNBV and the MSE must publicly announce the results.

Acceptance for Exchange

        If the conditions referred to under "—Conditions to Completion of the Exchange Offers" have been satisfied or, to the extent legally permitted, waived, Santander Spain will, following the expiration time, accept for exchange and will exchange all Santander Mexico shares and Santander Mexico ADSs validly tendered into the U.S. exchange offer through the U.S. exchange agent and not properly withdrawn prior to the expiration time and will procure the issuance of the Santander Spain ordinary shares or Santander Spain ADSs, as applicable, to be delivered to the tendering holders in exchange therefor as described below under "—Settlement and Delivery of Securities."

        Subject to the applicable rules of the SEC, CNBV and the MSE, Santander Spain reserves the right to delay acceptance for exchange, or delay exchange, of the tendered Santander Mexico Securities in order to comply in whole or in part with applicable law.

        Under no circumstances will interest be paid on the exchange of Santander Mexico shares or Santander Mexico ADSs, regardless of any delay in making the exchange or any extension of the exchange offers.

        Exchange for tendered Santander Mexico Securities pursuant to the U.S. exchange offer will be made subject to compliance with applicable procedures and requirements set out under "—Procedure for Tendering."

Settlement and Delivery of Securities

General

        If Santander Spain has accepted for exchange the Santander Mexico shares and Santander Mexico ADSs as described under "—Acceptance for Exchange," Santander Spain will deliver Santander Spain ADSs and/or Santander Spain ordinary shares, as applicable, in the manner described in this section below.

        Under Spanish law, a number of procedural steps must be taken after the exchange offers are completed and before the Santander Spain ADSs and/or Santander Spain ordinary shares can be delivered. If the exchange offers are completed, we expect that you will receive the Santander Spain ADSs and/or Santander Spain ordinary shares you are entitled to receive pursuant to the exchange offers on or about the            th business day following the expiration date.

        Title to Santander Mexico shares and Santander Mexico ADSs validly tendered into, and not withdrawn from, the exchange offers will be transferred to Santander Spain on or about the business day following the acceptance by Santander Spain of the Santander Mexico shares and Santander Mexico ADSs tendered pursuant to the exchange offers in accordance with the procedures described above under "—Acceptance for Exchange." Spanish law requires Santander Spain to have title to the tendered Santander Mexico shares and Santander Mexico ADSs at the time Santander Spain executes the relevant capital increase necessary to complete the exchange offers and issue the Santander Spain ordinary shares to be exchanged including those to be represented by Santander Spain ADSs. When the board or the executive committee of Santander Spain adopts the resolution effecting the capital increase, tendering holders will be considered, under Spanish law, to have paid for and acquired title to the Santander Spain ordinary shares including those to be represented by the Santander Spain ADSs being issued to the Santander Spain ADS depositary, on behalf of the holders tendering Santander Mexico shares and/or Santander Mexico ADSs in the exchange offers. Until the capital increase is registered with the commercial registry and the appropriate documentation is delivered to the Spanish stock exchanges, the Santander Spain ordinary shares including those represented by the Santander Spain ADSs will not be transferable shares that may be sold on the SSE. However, if Santander Spain breaches its agreement to deliver the Santander Spain ADSs or Santander Spain ordinary shares, Spanish law would not limit any action, suit or proceeding that the tendering holders may initiate against Santander Spain for breach of its obligations under the exchange offers.

Delivery of Santander Spain Ordinary Shares

        If you caused a valid tender of your Santander Mexico shares for Santander Spain ordinary shares through an Indeval participant, the U.S. exchange agent will instruct its Mexican custodian to cause the applicable number of Santander Spain ordinary shares to be delivered to each Indeval participant for which a valid tender was received upon settlement of Santander Spain's acceptance for exchange and exchange of such Santander Mexico shares.

Delivery of Santander Spain ADSs

        Subject to the terms and conditions of the exchange offers, upon Santander Spain's acceptance of the Santander Mexico ADSs tendered into the U.S. exchange offer and confirmation from the Santander Spain ADS depositary of receipt of the applicable number of Santander Spain ordinary shares to be represented by the Santander Spain ADSs to be issued in the U.S. exchange offer, the U.S. exchange agent will deliver the applicable whole number of Santander Spain ADSs to the holders of Santander Mexico ADSs acquired in the U.S. exchange offer that tendered their Santander Mexico ADSs in the U.S. exchange offer through the U.S. exchange agent, as follows:

  •
  if you were a direct registered holder of Santander Mexico ADSs (whether certificated or uncertificated) and you tendered your Santander Mexico ADSs in the U.S. exchange offer through the U.S. exchange agent by means of delivery of a letter of transmittal, the U.S. exchange agent will register the applicable number of uncertificated Santander Spain ADSs in your name or the name of your nominee, as applicable, and mail you or your nominee, as applicable, a confirmation of such registration according to the issuance and delivery instructions provided in the letter of transmittal; or

  •
  if you hold your Santander Mexico ADSs through a broker or other securities intermediary and such Santander Mexico ADSs were tendered through DTC's automated system, the U.S. exchange agent will deliver the applicable whole number of Santander Spain ADSs to DTC for allocation by DTC to the account of your broker or other securities intermediary at DTC.

Delivery of Cash in Lieu of Fractional Santander Spain Securities

        Any cash in lieu of fractional Santander Spain ordinary shares or Santander Spain ADSs to which you would otherwise be entitled will be delivered by the same means described above with or promptly following delivery of your Santander Spain ordinary shares or Santander Spain ADSs.

Dividend Payments

        The Santander Spain ordinary shares to be issued in connection with the exchange offers including ordinary shares represented by Santander Spain ADSs will have the same dividend rights as the other currently outstanding Santander Spain ordinary shares.

        The Santander Spain ADS depositary will deliver any dividends paid upon deposited Santander Spain ordinary shares to the holders of Santander Spain ADSs in the manner set forth in the Santander Spain ADS deposit agreement.

        For a description of Spanish, Mexican and United States federal income tax consequences of these dividend payments, see "—Tax Consequences" below in this section.

Upcoming Dividend Payments

        Santander Spain will declare the first interim dividend to be paid against its 2019 results with a record date yet to be determined. Santander Spain expects that settlement of the exchange offers will occur prior to that record date such that holders of Santander Mexico Securities that tender into the exchange offers will receive the first interim dividend. In the event that the settlement of the exchange offers occurs after the aforementioned record date, Santander Spain will amend the exchange ratio in the exchange offers to provide for a positive adjustment for tendering holders of Santander Mexico Securities to reflect the value of the first interim dividend and any subsequent Santander Spain dividends not paid to them. In the event that Santander Mexico pays any dividend after the May 28, 2019 dividend with a record date prior to the settlement of the exchange offers, Santander Spain will amend the exchange ratio to provide for a negative adjustment for tendering holders of Santander Mexico Securities to reflect the value of such Santander Mexico dividend. In the case of any amendment to the exchange ratio, Santander Spain will announce the new exchange ratio and, if required pursuant to SEC or Mexican rules, extend the expiration date for both exchange offers.

Tax Consequences

Mexican Tax Consequences

        The discussion set out below summarizes certain material Mexican income tax considerations on the exchange offers with respect to the Santander Mexico Securities and the receipt, ownership and disposition of Santander Spain Securities, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person's decision to participate in the exchange offer.

        Any potential investors should consult with their own Mexican tax advisors regarding their particular tax regime under Mexican tax law, as the discussions set out below do not consider any particular considerations that are not expressly mentioned, and, which may affect the analysis under Mexican tax law. The considerations set forth below are based on Mexican tax law in force, which may be subject to change.

        Mexico has entered into several income tax treaties with different jurisdictions and it is currently negotiating several other income tax treaties with other jurisdictions. This may ultimately affect the discussions set forth below on the exchange offer with respect to the Santander Mexico Securities and the receipt, ownership and disposition of Santander Spain Securities. Each potential investor should consult with its Mexican tax advisors regarding the effect that a particular treaty may have on the discussion set out below.

        Although Mexican tax exempt pension funds (sociedades de inversión especializadas en fondos para el retiro or SIEFORES per its acronym in Spanish) are generally not income taxpayers, our analysis does not include such investors and thus, any Mexican tax exempt pension fund should consult with their own tax advisors on the tax considerations that the exchange offer with respect to the Santander Mexico Securities and the receipt, ownership and disposition of Santander Spain Securities may have.

        The following analysis is Creel, García-Cuéllar, Aiza y Enríquez, S.C.'s opinion as tax advisor, which has not been validated by any third party or governmental authority. Creel, García-Cuéllar, Aiza y Enríquez, S.C.'s opinion and the analysis set forth below may or may not be consistent with the interpretation of the Mexican tax authority, any third party or a foreign tax authority. Each potential investor should seek advice from their Mexican tax advisors in connection to the exchange offers with respect to the Santander Mexico Securities and the receipt, ownership and disposition of Santander Spain Securities.

  Consequences of the Exchange Offers in Connection with Santander Mexico Shares

        The exchange offer should generally be treated as a disposition for Mexican tax purposes for each of the holders that participate, which may be required to recognize gain or loss on such disposition. Under the Mexican Income Tax Law, the Mexican income tax consequences would vary depending on the particular characteristics of each holder, which is considered to dispose its Santander Mexico Securities. The following is a high-level summary of the applicable tax considerations to the holders of the Santander Mexico Shares participating in the exchange offer, albeit, the analysis does not consider any particular fact patterns, which are not expressly stated below (including but not limited to holders who acquired Santander Mexico Shares outside of any of the recognized stock exchanges under Article 16-C, subsection I and II of the Mexican Federal Fiscal Code, holders who own 10% or more of Santander Mexico or holders that are deemed to control Santander Mexico within the meaning of Article 2 of the Mexican Stock Market Law).

i)
Tax consequences to Mexican resident corporations:

        A corporation should be considered as a tax resident in Mexico to the extent its principal administration or its place of effective management is located in Mexico. A holder of Santander Mexico Shares that is treated as a Mexican resident corporation should recognize any gain or loss triggered with the exchange offer, in which case, a 30% corporate income tax should apply on any gain derived by the holder.

        No value added tax should be triggered with respect to the exchange offer.

ii)
Tax consequences to Mexican resident individuals:

        An individual should be considered as a tax resident in Mexico to the extent it has established its permanent home in Mexico. If the individual has established a permanent home in Mexico and in a foreign jurisdiction, the individual should be considered a Mexican tax resident if its center of vital interest is located in Mexico. A holder of Santander Mexico Shares that is treated as a Mexican resident individual should recognize any gain or loss triggered with the exchange offer. Generally, to the extent the sale takes place through a concessioned stock exchange in terms of the Mexican Stock Market Law, the holder shall be subject to a 10% final personal income tax rate on any gain triggered. Otherwise, the Mexican resident individual should be subject to tax at ordinary personal income tax rates (see discussions below on procedure).

        No value added tax should be triggered with respect to the exchange offer.

iii)
Tax consequences to non-Mexican holders

        A holder of Santander Mexico Shares that is treated as a non-Mexican resident should recognize any gain or loss triggered with the exchange offer. Generally, to the extent the sale takes place through a concessioned stock exchange in terms of the Mexican Stock Market Law, the holder shall be subject to a 10% final capital gains tax on any gain triggered. To the extent the non-resident holder is a resident in a jurisdiction that has an income tax treaty with Mexico and is able to furnish an affidavit under oath to the financial intermediary claiming such circumstance and providing a taxpayer ID number, the holder should generally be exempted from the Mexican capital gains tax. If the non-resident is not able to meet any of the requirements set forth herein, it may be subject to a 25% capital gains tax on gross proceeds or 35% tax on net gain.

        No value added tax should be triggered with respect to the exchange offer.

  Consequences of the Exchange Offers in connection with Santander Mexico ADSs

        The exchange offer should generally be treated as a disposition for Mexican tax purposes for each of the holders that participate, which may be required to recognize gain or loss on such disposition. The following is a high-level summary of the applicable tax considerations to the holders of Santander Mexico ADSs participating in the exchange offer, albeit, the analysis does not consider any particular fact patterns, which are not expressly stated below.

        Any non-resident holder of the Santander Mexico ADSs that is treated as disposing its ADSs through the exchange offer should be exempted from capital gains tax in Mexico, but only to the extent the transaction takes place through a recognized stock exchange in terms of Article 16-C, subsection II of the Mexican Federal Fiscal Code. Any holder of the Santander Mexico ADSs that is a Mexican tax resident and is treated as disposing its ADSs through the exchange offer should be required to recognize any gain or loss in connection to the disposal of its ADSs.

        No value added tax should be triggered with respect to the exchange offer.

  Consequences of the Exchange Offers in Connection with Santander Spain Securities

        The following are the main Mexican tax considerations applicable to the holders of the Santander Spain Securities in connection to the receipt, ownership and disposition of such securities; however, the analysis is not comprehensive of particular situations which are not expressly stated below. To the extent Santander Spain remains a non-Mexican tax resident, the tax regime described below should only be applicable to holders subject to tax in Mexico on account of being considered Mexican tax residents. The analysis does not include specific fact patterns which are not expressly stated below (including but not limited to holders that own 10% or more in Santander Spain, holders that are considered to maintain a permanent establishment in Mexico to which the Santander Spain Securities are attributable to or, holders that are deemed to control Santander Spain in terms of Article 176 of the Mexican Income Tax Law).

i)
Tax consequences to Mexican resident corporations:

        A corporation should be considered as a tax resident in Mexico to the extent its principal administration or its place of effective management is located in Mexico. A holder of Santander Spain Securities that is treated as a Mexican resident corporation should be required to include in taxable income any dividend distributions paid by Santander Spain and pay a 30% Mexican corporate income tax.

        To the extent several requirements are met under the Mexican Income Tax Law, any foreign taxes which are considered an "income tax" under Mexican tax principles and which are paid or withheld in connection to dividend distributions paid by Santander Spain, may be creditable against the Mexican income tax liability of the Mexican resident corporation. In that case, in order to compute its taxable income, the Mexican resident corporation should include in taxable income the foreign taxes being credited. Furthermore, the foreign tax credit may not exceed the product of the 30% corporate tax rate over the foreign source taxable income (i.e., foreign source income minus expenses attributable to foreign source income).

        A scrip dividend will be treated as a distribution of property, whether or not an election is made to receive an equivalent amount in Santander Spain shares. In that case, the same consequences described above for ordinary dividends should apply to a Mexican resident corporation receiving the scrip dividend, only that the amount includable in Mexican gross income should be the Mexican peso fair market value amount of the shares received. For purposes of computing its tax basis in the Santander Spain shares, the Mexican resident corporation should be treated as acquiring the Santander Spain shares for an amount equivalent to the Mexican peso fair market value of the shares.

        A Mexican resident corporation that disposes its Santander Spain Securities should recognize any gain or loss on the transaction and may be taxed on a 30% corporate tax rate over any gain derived. If several requirements under Mexican domestic law are met, any foreign taxes which are considered an "income tax" under Mexican tax principles and which are paid or withheld in connection to the disposal of the Santander Spain Securities may be creditable against the Mexican income tax liability of the Mexican resident corporation, in which case, the same limitations described above should apply.

        Finally, no value added tax should be triggered in Mexico with respect to any dividend distributions or the disposal of Santander Spain Securities.

ii)
Tax consequences to Mexican resident individuals:

        An individual should be considered as a tax resident in Mexico to the extent it has established its permanent home in Mexico. If the individual has established a permanent home in Mexico and in a foreign jurisdiction, the individual should be considered a Mexican tax resident if its center of vital interest is located in Mexico. Any dividends paid Santander Spain to any holder that is a Mexican resident individual should be subject to the Mexican personal income tax at a marginal rate that may range up to a 35% on the highest bracket. Additionally, the Mexican resident individual should be subject to an additional 10% cedular income tax computed over the dividend received (i.e., without regard to the foreign taxes paid, if any).

        To the extent several requirements are met under the Mexican Income Tax Law, any foreign taxes which are considered an "income tax" under Mexican tax principles and which are paid or withheld in connection to dividend distributions paid by Santander Spain, may be creditable against the Mexican income tax liability of the Mexican resident individual. In that case, in order to compute its taxable income, the Mexican resident individual should include in taxable income the foreign taxes being credited. Furthermore, the foreign tax credit may not exceed the product of the applicable tax rate for the taxable year under Article 152 of the Mexican Income Tax Law over the foreign source taxable income (i.e., foreign source income minus expenses attributable to foreign source income).

        A scrip dividend will be treated as a distribution of property, whether or not an election is made to receive an equivalent amount in Santander Spain shares. In that case, the same consequences described above for ordinary dividends should apply to a Mexican resident invidual receiving the scrip dividend, only that the amount includable in Mexican gross income should be the Mexican peso fair market value amount of the shares received. For purposes of computing its tax basis in the Santander Spain shares, the Mexican resident individual should be treated as acquiring the Santander Spain shares for an amount equivalent to the Mexican peso fair market value of the shares.

        A Mexican resident individual that disposes its Santander Spain Securities should recognize any gain or loss on the transaction. The Mexican Income Tax Law contains a specific procedure to determine the applicable tax rate on any gain derived. Under such procedure, gain derived by the Mexican resident individual shall be divided between the number of years equivalent to the holding period (i.e., time elapsed between the acquisition and transfer) of the shares without exceeding twenty years. The amount equivalent under this mechanic (i.e., "Includable Gain") should be included in the holder´s annual income tax return at a tax rate that may range up to 35% (under the highest bracket). The exceeding amount between the Includable Gain and the total amount of gain computed will be taxed (the "Non-Includable Gain"), should be taxed at the taxpayer's election, under either of the following: (i) a tax rate which is computed by considering the applicable tax for the holder's taxable year (considering all income earned and several deductions) divided by the Non-Includable Gain or, (ii) a blended rate consisting of the average tax rates (determined under (i)) for the last five taxable years (including the year of transfer).

        If several requirements under Mexican domestic law are met, any foreign taxes which are considered an "income tax" under Mexican tax principles and which are paid or withheld in connection to the disposal of the Santander Spain Securities may be creditable against the Mexican income tax liability of the Mexican resident individual, in which case, the same limitations described above should apply.

        Finally, no value added tax should be triggered in Mexico with respect to any dividend distributions or the disposal of Santander Spain Securities.

Spanish Tax Consequences

        The discussion set out below summarizes certain material Spanish taxation considerations of the acquisition, ownership and disposition of Santander Spain Securities by a Qualifying Shareholder (as defined below). They are based on Spanish law currently in force and practice, which are subject to change, possibly with retroactive effect. For the purposes of the following discussion, the Spanish tax treatment for holders of Santander Spain ADSs will be the same as that for holders of the underlying Santander Spain ordinary shares.

        The description below is intended as a general guide and applies only to holders of Santander Spain Securities who (i) have a beneficial interest in the Santander Spain Securities and, hence, are the beneficial owners of any income and capital gains resulting therein; (ii) are tax resident in the United States ("U.S.") or in the United Mexican States for the purposes of their Treaties (as defined below) and are fully entitled to its benefits, without any limitation; (iii) do not carry on business activities through a permanent establishment (as defined in the Treaties) in Spain to which their Santander Spain Securities are effectively connected nor act through a tax haven country or jurisdiction for Spanish tax purposes (as defined in Royal Decree 1080/1991, of July 5, as amended); and (iv) do not hold an interest in Santander Spain representing 5% or more of Santander Spain's share capital and are not Mexican pension funds (a "Qualifying Shareholder," and, specifically, "Mexico Qualifying Shareholders" for those Qualifying Shareholders who are tax resident in the United Mexican States, and "U.S. Qualifying Shareholders" for those Qualifying Shareholders who are tax residents in the U.S.).

        This summary is not a complete analysis or description of all the possible tax consequences of the acquisition, ownership and disposition of Santander Spain Securities and does not address all tax consequences that may be relevant to all categories of potential investors (such as pension funds, undertakings for collective investment, etc.), some of whom may be subject to special rules. In particular, this tax section does not address the Spanish tax consequences applicable to "look-through" entities (such as trusts or estates) that may be subject to the tax regime applicable to such non-Spanish entities under the Spanish Non-Resident Income Tax ("NRIT") Law, to individuals who acquire the Santander Spain Securities by reason of employment or to pension funds or collective investment in transferrable securities (UCITS). This summary is based on Spanish tax law, along with any administrative pronouncements, judicial decisions and the Treaties, all as of the date hereof, changes to any of which may affect the tax consequences described herein, possibly with retroactive effect. In addition, holders of Santander Spain ADSs (evidenced by Santander Spain ADRs) should consult their tax advisors in the event that they also hold Santander Spain ordinary shares and, in general, for any Spanish tax implications resulting from their investment in Santander Spain ADSs (evidenced by Santander Spain ADRs).

        Any holders of Santander Spain Securities who do not fall within the above description of a "Qualifying Shareholder" or who are in any doubt as to their taxation position or obligations should consult their own professional advisors immediately.

        This summary of certain material Spanish taxation considerations is for general information only and is not tax advice. Qualifying Shareholders are urged to consult their tax advisors with respect to the application of the Spanish tax law to their particular situations, as well as any tax consequences arising under the laws of any foreign or other taxing jurisdiction or under any applicable tax treaty. We also encourage you to consult your own tax advisors concerning the Spanish tax consequences of the exchange offers with respect to the Santander Spain ADSs (evidenced by Santander Spain ADRs) in light of your particular situation.

  Consequences of the Exchange Offers

        As a general rule, the exchange offers should not trigger any Spanish taxation (including Spanish Transfer Tax or Value Added Tax) for Qualifying Shareholders. This notwithstanding, if a Qualifying Shareholder receives a cash payment in lieu of a fractional Santander Spain Security, that Qualifying Shareholder may be treated as realizing a capital gain on a Spanish asset on the difference between the cash received and the equivalent exchange value of the fractional Santander Spain Securities, with the resultant reporting obligations described below.

  Consequences of the Acquisition, Ownership and Disposition of Santander Spain Securities

  Taxation of Dividends

        As a general rule, dividends paid on Santander Spain Securities to a Qualifying Shareholder will be subject to Spanish NRIT on the gross amount of the dividend, currently at a rate of 19%. Notwithstanding the above, the following exemptions or reduced rates may be applicable under Spanish tax law:

        Mexico Qualifying Shareholders may benefit from a 10% reduced rate of NRIT on the gross amount of the dividend, and U.S. Qualifying Shareholders may benefit from a 15% reduced rate of NRIT on the gross amount of the dividend, subject to providing Santander Spain's paying agent before the tenth day following the end of the month in which the dividends are distributable, with evidence of the tax residence of the Qualifying Shareholder by means of a valid certificate of tax residence issued by the U.S. Internal Revenue Service (the "IRS") or the Mexican tax authorities, as the case may be, stating that to their knowledge the Qualifying Shareholder is (a) a tax resident of the U.S. within the meaning of the Convention between the United States of America and the Kingdom of Spain for the avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to taxes on income, together with a related protocol, signed at Madrid on February 22, 1990 (the "U.S.-Spain Treaty") in the case of U.S. Qualifying Shareholders; or (b) a tax resident in the United Mexican States within the meaning of the Convention between the United Mexican States and the Kingdom of Spain for the avoidance of Double Taxation and the Prevention of Fiscal Evasion with respect to taxes on income and wealth, together with a related protocol, signed at Madrid on July 24, 1992, as amended on December 17, 2015 (the "Mexico-Spain Treaty" and, together with the U.S.-Spain Treaty, the "Treaties") in the case of Mexico Qualifying Shareholders. For Spanish tax purposes, such Treaties certificates are generally valid for one year from the date the corresponding certificate is issued.

        Qualifying Shareholders who do not provide the required documentation within the applicable time limits may alternatively be able to obtain a refund of the 9% difference between the domestic and the Mexico-Spain Treaty withholding tax rate in the case of Mexico Qualifying Shareholders; or the 4% difference between the domestic and the U.S.-Spain Treaty withholding tax rate, in the case of U.S. Qualifying Shareholders, by following the Standard Refund Procedure (as described below under the "—Spanish Standard Refund Procedure" section).

        Qualifying Shareholders will not be required to file a Spanish tax return in respect of dividends received on the Santander Spain Securities from which NRIT is withheld as described in the preceding paragraphs.

        Finally, if the "Santander Dividendo Elección" program (scrip dividend scheme) is executed by Santander Spain, the tax treatment applicable to Qualifying Shareholders as to the scrip dividend will be as follows:

  •
  If a Qualifying Shareholder, holder of Santander Spain Securities, elects to receive newly issued Santander Spain Securities it will be considered a delivery of fully paid-up shares free of charge and, hence, will not be considered income for purposes of NRIT. The acquisition basis, both of the new Santander Spain Securities received in the scrip dividend and of the Santander Spain Securities from which they arise, will be the result of dividing the total original cost of the Qualifying Shareholder's portfolio by the number of Santander Spain Securities, both old and new. The acquisition date of the new Santander Spain Securities will be that of the Santander Spain Securities from which they arise.

  •
  If a Qualifying Shareholder, holder of Santander Spain Securities, elects to sell the free allotment rights derived from the scrip dividend on the market, the full amount obtained from the sale of rights will be treated as a taxable capital gain for the holder at the time the transfer takes place (please refer to "—Taxation of capital gains" below).

  •
  If a Qualifying Shareholder, holder of Santander Spain Securities, elects to receive the proceeds from the sale of rights derived from the scrip dividend back to us at a fixed price, the tax regime applicable to the amounts received will be that applicable to cash dividends described above.

  Taxation of Share Premium Distribution

        Any amount received as a consequence of a share premium distribution by companies listed on a regulated market under the Directive 2004/39/EC of April 21, such as Santander Spain, should reduce the acquisition cost of the Santander Spain Securities in respect of such share premium received. Any share premium in excess of the basis is treated as a dividend for NRIT purposes, being taxed as described above.

  Taxation of Pre-Emptive Rights

        Distributions to a Qualifying Shareholder of pre-emptive rights to subscribe for new shares are not treated as income under NRIT. The exercise of such pre-emptive rights is not considered a taxable event under NRIT. The proceeds derived from a transfer of pre-emptive rights by a Qualifying Shareholder will be regarded as a capital gain and subject to Spanish NRIT in the manner described under "Taxation of Capital Gains or Losses" below.

  Taxation of Capital Gains or Losses

        As a general rule, any capital gains derived from securities issued by Spanish tax resident companies (including the Santander Spain Securities) are deemed to be a Spanish source of income and, therefore, taxable in Spain. For NRIT purposes, income obtained from the disposal of Santander Spain Securities will be treated as capital gains. Capital gains obtained upon the transfer of Santander

Spain Securities by non-Spanish residents for tax purposes will be subject to NRIT at a general 19% rate. Capital gain and losses will be calculated separately for each transaction and it is not possible to offset losses against capital gains.

        However, under the Treaties, capital gains realized upon the disposition of Santander Spain Securities will not be taxed in Spain if the Qualifying Shareholder is tax resident in the United Mexican States or in the U.S. within the meaning of the corresponding Treaty.

        Furthermore, capital gains derived from the disposition of Santander Spain ordinary shares on an official Spanish secondary stock market (such as the Madrid, Barcelona, Bilbao or Valencia Stock Exchanges) will be exempt from taxation in Spain if the corresponding Qualifying Shareholder is tax resident for the purposes of the corresponding Treaty, as the case may be, provided the Treaties contain an "exchange of information" clause.

        Qualifying Shareholders entitled to any of these exemptions may apply for it by means of providing to the relevant Spanish tax authorities a valid certificate of tax residence in the U.S. for the purposes of the U.S.-Spain Treaty, duly issued by the IRS, or a valid certificate of tax residence in the United Mexican States for the purposes of the Mexico-Spain Treaty, duly issued by the Mexican tax authorities, as to the second exemption indicated above, together with the appropriate Spanish tax return (currently, Form 210), between January 1 and 20 of the year following accrual of the capital gain in question. For Spanish tax purposes, such Treaties certificates are generally valid for one year from the date the certificate is issued.

  Spanish Standard Refund Procedure

        According to Spanish Regulations on NRIT, approved by Royal Decree 1776/2004, of 30 July and the Order dated 17 December 2010, a refund for the amount withheld in excess of the Treaties can be obtained from the relevant Spanish tax authorities. To pursue the refund claim, the Qualifying Shareholder is required to file:

  a)
  the applicable Spanish Tax Form (currently, Form 210);

  b)
  the certificate of tax residence issued by the IRS stating that, to their knowledge, the U.S. Qualifying Shareholder is a tax resident of the U.S.; or as the case may be, by the Mexican tax authorities stating that, to their knowledge, the Mexico Qualifying Shareholder is a tax resident of the United Mexican States, within the meaning of the Treaties;

  c)
  documentary evidence that NRIT was withheld with respect to such non-Spanish tax resident shareholder; and

  d)
  documentary evidence of the bank account in which the excess amount withheld should be paid.

        For the purposes of this Spanish Standard Refund Procedure, a Qualifying Shareholder would need to file a Form 210 (together with the corresponding documentation) from February 1 following the year in which the NRIT was withheld, and up to the four-year period after the end of the corresponding filing period in which Santander Spain reported and paid such withholding taxes. The Spanish tax authorities must make the refund within the six months after the filing of the refund claim. If such period elapses without the Qualifying Shareholder receiving the corresponding refund, the Qualifying Shareholder would be entitled to receive interest for late payment on the amount of the refund claimed.

        For further details, prospective Qualifying Shareholders should consult their tax advisors.

  Wealth Tax

        Unless an applicable convention for the avoidance of double taxation on wealth taxes provides otherwise (and the U.S.-Spain Treaty does not so provide), individuals not resident in Spain for tax purposes who hold Santander Spain Securities are subject to the Spanish Wealth Tax, which imposes a tax on property and rights located in Spain or that can be exercised within the Spanish territory on the last day of any year at marginal rates varying between 0.2% and 2.5% of the average market value of such Santander Spain Securities during the last quarter of such year. The average price of listed shares for Wealth Tax purposes is published in the Official State Gazette every year.

        Notwithstanding the aforementioned, the first €700,000 of net wealth owned by an individual Qualifying Shareholder will be exempt from Spanish Wealth Tax.

        However, under specific conditions, some shareholders may be entitled to apply the rules corresponding to the relevant autonomous regions according to the law in specific cases.

        In addition, generally, individuals who are Mexican Qualifying Shareholders should not be taxed in Spain for their Santander Spain Securities if the Mexican Qualifying Shareholder is tax resident in the United Mexican States within the meaning of the corresponding Mexico-Spain Treaty.

        Santander's shareholders are advised to seek their own professional advice in relation to the Wealth Tax (including for any filing and disclosure obligations).

        Qualifying Shareholders who are non-Spanish resident corporations are not subject to Spanish Wealth Tax.

  Inheritance and Gift Tax

        Unless an applicable convention for the avoidance of double taxation on inheritance or gift taxes provides otherwise (and the Treaties do not so provide), transfers to non-Spanish resident individuals of Santander Spain Securities upon death or by gift are subject to Spanish Inheritance and Gift Tax. The applicable tax rate will range between 0% and 81.6% for individuals depending on several factors. Under specific conditions, some shareholders may be entitled to apply the rules corresponding to the relevant autonomous regions according to the law in specific cases. As such, Santander's shareholders are advised to seek their own professional advice in relation to the Inheritance and Gift Tax (including for any filing and disclosure obligations).

        Gifts granted to corporation Qualifying Shareholders are subject to NRIT at a 19% tax rate on the fair market value of the Santander Spain Securities as a capital gain. However, the exemptions available under the U.S.-Spain Treaty or Mexico-Spain Treaty, described in the section "—Taxation of capital gains" above, will be applicable to Qualifying Shareholders.

  Transfer Tax and VAT

        Subscription, acquisition and transfers of Santander Spain Securities are exempt from Transfer Tax and Value Added Tax. Additionally, no stamp duty or registration tax is levied as a result of such subscription, acquisition or transfers of Santander Spain Securities.

  Compliance

        In certain circumstances, the Spanish tax authorities can impose penalties for failure to comply with the Spanish tax requirements referred to for Taxation of Capital Gains or Losses and Inheritance and Gift Tax above. Such penalties may in certain cases be based on the amount of tax payable.

Material United States Federal Income Tax Considerations

        The following summary describes the material U.S. federal income tax consequences of the exchange offers with respect to the Santander Mexico Securities and the receipt, ownership and disposition of Santander Spain Securities, but it does not purport to be a comprehensive description of all of the tax considerations that may be relevant to a particular person's decision to participate in the exchange offers. The summary applies only to U.S. Holders (as defined below) that hold Santander Mexico Securities and Santander Spain Securities as capital assets for U.S. federal income tax purposes. In addition, it does not describe all of the tax consequences that may be relevant in light of the U.S. Holder's particular circumstances, including the potential application of the provisions of the Internal Revenue Code of 1986, as amended (the "Code") known as the Medicare contribution tax, alternative minimum tax consequences, state, local or non-United States tax laws, and tax consequences applicable to you if you are subject to special rules, such as:

  •
  a financial institution;

  •
  an insurance company;

  •
  a dealer or trader in securities that uses a mark-to-market method of tax accounting;

  •
  holding ADSs or shares as part of a "straddle," conversion transaction or integrated transaction;

  •
  a person whose "functional currency" is not the U.S. dollar;

  •
  a tax exempt entity, including an "individual retirement account" or "Roth IRA";

  •
  a partnership or other entity classified as a partnership for U.S. federal income tax purposes;

  •
  a person that owns or is deemed to own, by vote or value, 10% or more of the shares of Santander Mexico or Santander Spain;

  •
  a person that acquired ADSs or shares pursuant to the exercise of an employee stock option or otherwise as compensation; or

  •
  holding ADSs or shares in connection with a trade or business outside the United States.

        If an entity that is classified as a partnership for U.S. federal income tax purposes holds shares or ADSs, the U.S. federal income tax treatment of a partner will generally depend on the status of the partner and the activities of the partnership. Partnerships holding shares or ADSs and partners in such partnerships should consult their tax advisers as to the particular U.S. federal income tax consequences of participating in the exchange offers.

        This summary is based on the Code, administrative pronouncements, judicial decisions, final, temporary and proposed Treasury Regulations, and the U.S.-Spain Treaty (the "Treaty"), all as of the date hereof, changes to any of which may affect the tax consequences described herein, possibly with retroactive effect. In addition, this summary assumes that each obligation provided for in or otherwise contemplated by the deposit agreements or any other related document will be performed in accordance with its terms. U.S. Holders are urged to consult their own tax advisers as to the U.S., Mexican, Spanish and other tax consequences of participating in the exchange offers.

        As used herein, you are a "U.S. Holder" if, for U.S. federal income tax purposes, you are a beneficial owner of Santander Mexico Securities or Santander Spain Securities who is eligible for the benefits of the Treaty and are:

  •
  a citizen or individual resident of the United States;

  •
  a corporation, or other entity taxable as a corporation, created or organized in or under the laws of the United States, any state thereof or the District of Columbia; or

  •
  an estate or trust the income of which is subject to U.S. federal income taxation regardless of its source.

        In general, for U.S. federal income tax purposes, if you own Santander Mexico ADSs or Santander Spain ADSs, you will be treated as the owner of the underlying shares represented by those ADSs. Accordingly, no gain or loss will be recognized if you exchange Santander Mexico ADSs or Santander Spain ADSs for the underlying shares represented by those ADSs.

        The U.S. Treasury has expressed concerns that parties to whom American depositary shares are released before delivery of shares to the depositary, or intermediaries in the chain of ownership between U.S. Holders and the issuer of the security underlying the American depositary shares, may be taking actions that are inconsistent with the claiming of foreign tax credits by U.S. Holders of the American depositary shares. These actions would also be inconsistent with the claiming of the reduced rate of tax, described below, applicable to dividends received by certain non-corporate U.S. Holders. Accordingly, the creditability of Spanish taxes and the availability of the reduced tax rate for dividends received by certain non-corporate U.S. Holders of Santander Mexico or Santander Spain Securities, each described below, could be affected by actions taken by these parties or intermediaries.

  Consequences of the Transaction

        The receipt of Santander Spain Securities and cash (if any) in exchange for Santander Mexico Securities will be a taxable transaction for U.S. federal income tax purposes. If you exchange Santander Mexico Securities for Santander Spain Securities pursuant to the exchange offers, you will generally recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized on the exchange (including amounts realized as a result of an adjustment to the exchange ratio as described above in "Dividend Payments—Upcoming Dividend Payments") and your tax basis in the Santander Mexico Securities exchanged, in each case determined in U.S. dollars. The amount realized on the exchange will be the fair market value of any Santander Spain Securities received in the exchange, as determined in U.S. dollars, plus the U.S. dollar value of any cash received in consideration for fractional Santander Spain Securities.

        You will have a tax basis in the Santander Spain Securities received in the exchange equal to their fair market value on the date of the exchange, and your holding period with respect to such Santander Spain Securities received will begin on the day after the date of the exchange.

        Gain or loss must be calculated separately for each block of Santander Mexico Securities exchanged by the U.S. Holder. Based on Santander Mexico's public filings, Santander Spain believes that Santander Mexico has not been a "passive foreign investment company" for U.S. federal income tax purposes (a "PFIC"). Assuming that Santander Mexico is not and has not been a PFIC, your gain or loss generally will be capital gain or loss and generally will be long-term capital gain or loss if the Santander Mexico Securities have been held for more than one year. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

        Mexican taxes that may be imposed upon the receipt of Santander Spain Securities and cash (if any) in exchange for Santander Mexico Securities pursuant to the exchange offers will generally be treated as income taxes eligible for a credit against your U.S. federal income tax liability. You will be entitled to use these foreign tax credits to offset only the portion of your U.S. tax liability that is attributable to your foreign-source income. This limitation on foreign taxes eligible for credit is calculated separately with regard to specific classes of income. Because your gain from the receipt of Santander Spain Securities and cash (if any) will generally be treated as U.S.-source income, this limitation may preclude you from claiming a credit for all or a portion of the taxes imposed on this gain. You should consult your tax adviser as to whether these Mexican taxes may be creditable against your U.S. federal income tax liability. Instead of claiming a credit, you may, at your election, deduct otherwise creditable Mexican income taxes in computing your taxable income, subject to generally applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year. The rules governing foreign tax credits are complex and you should consult your tax adviser to determine whether you are subject to any special rules that limit your ability to make effective use of foreign tax credits.

  Consequences of the Ownership and Disposition of Santander Spain Securities

  Taxation of Distributions

        To the extent paid out of Santander Spain's current or accumulated earnings and profits (as determined in accordance with U.S. federal income tax principles), distributions, including the amount of any Spanish withholding tax withheld, made with respect to Santander Spain Securities (including Santander Spain Depositary Shares and Santander Spain ordinary shares) will be includible in your income as foreign-source ordinary dividend income. Because Santander Spain does not maintain calculations of its earnings and profits under U.S. federal income tax principles, it is expected that distributions generally will be reported to you as dividends. These dividends will be included in your income on the date of your (or in the case of Santander Spain ADSs, the depositary's) receipt of the dividends, and will not be eligible for the "dividends-received deduction" generally allowed to corporations receiving dividends from domestic corporations under the Code. The amount of the distribution will equal the U.S. dollar value of the euros received, calculated by reference to the exchange rate in effect on the date that distribution is received (which, for U.S. Holders of Santander Spain ADSs, will be the date that distribution is received by the depositary), whether or not the depositary or you in fact convert any euros received into U.S. dollars at that time. If the dividend is converted into U.S. dollars on the date of receipt, you generally will not be required to recognize foreign currency gain or loss in respect thereof. You may recognize foreign currency gain or loss if the euros are converted into U.S. dollars after the date of receipt. Any gain or loss resulting from the conversion of euros into U.S. dollars will be treated as ordinary income or loss, as the case may be, and will be U.S.-source. The foregoing does not apply to certain pro rata distributions of Santander Spain's capital stock or rights to subscribe for shares of its capital stock.

        A scrip dividend will be treated as a distribution of cash, even if you elect to receive the equivalent amount in Santander Spain ordinary shares. In that event, you will be treated as having received the U.S. dollar fair market value of the Santander Spain ordinary shares on the date of receipt, and that amount will be your tax basis in those shares. The holding period for the Santander Spain ordinary shares will begin on the following day.

        Subject to generally applicable limitations that may vary depending upon your individual circumstances, the discussion above regarding concerns expressed by the U.S. Treasury, and the discussion of the PFIC rules below, under current law, dividends paid to certain non-corporate U.S. Holders may be taxable at rates applicable to long-term capital gains. You must satisfy minimum holding period requirements in order to be eligible to be taxed at these favorable rates. You should consult your tax adviser regarding the availability of the reduced rate on dividends in your particular circumstances.

        Subject to certain generally applicable limitations that may vary depending upon your circumstances and subject to the discussion above regarding concerns expressed by the U.S. Treasury, you will be entitled to a credit against your U.S. federal income tax liability for Spanish income taxes withheld at a rate not exceeding the rate provided by the Treaty. Spanish income taxes withheld in excess of the rate provided by the Treaty will not be eligible for credit against your federal income tax liability. See "Spanish Tax Consequences—Spanish Standard Refund Procedure" for a discussion of how to obtain a refund of amounts withheld in excess of the applicable Treaty rate. As noted above, the limitation on foreign taxes eligible for credit is calculated separately with regard to specific classes of income. Instead of claiming a credit, you may, at your election, deduct otherwise creditable Spanish taxes in computing taxable income, subject to generally applicable limitations. An election to deduct foreign taxes instead of claiming foreign tax credits applies to all foreign taxes paid or accrued in the taxable year.

        You must satisfy minimum holding period requirements in order to be eligible to claim a foreign tax credit for foreign taxes withheld on dividends. The rules governing foreign tax credits are complex, and you should consult your tax adviser to determine whether you are subject to any special rules that limit your ability to make effective use of foreign tax credits.

  Sale or Exchange of Santander Spain Securities

        You will realize gain or loss on the sale or exchange of Santander Spain Securities in an amount equal to the difference between your tax basis in the Santander Spain Securities and the amount realized on the sale or exchange, in each case as determined in U.S. dollars. Subject to the discussion of the PFIC rules below, the gain or loss will be capital gain or loss and will be long-term capital gain or loss if you held the Santander Spain Securities for more than one year. This gain or loss will generally be U.S.-source gain or loss for foreign tax credit purposes.

  Passive Foreign Investment Company Rules

        Santander Spain believes that it was not a PFIC for U.S. federal income tax purposes for the 2018 taxable year and does not expect to become one for the foreseeable future. However, because Santander Spain's PFIC status depends upon the composition of its income and assets and the fair market value of its assets (including, among others, less than 25% owned equity investments) from time to time, and upon certain proposed Treasury Regulations that are not yet in effect but are proposed to become effective for taxable years after December 31, 1994, there can be no assurance that Santander Spain was not or will not be a PFIC for any taxable year.

        If Santander Spain were a PFIC for any taxable year during which you owned Santander Spain Securities, any gain recognized on a sale or other disposition of Santander Spain Securities would be allocated ratably over your holding period for the Santander Spain Securities. The amounts allocated to the taxable year of the sale or other exchange and to any year before Santander Spain became a PFIC would be taxed as ordinary income. The amounts allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed on the amount allocated to each of those taxable years. Further, any distribution in respect of Santander Spain Securities in excess of 125% of the average of the annual distributions on Santander Spain Securities received by you during the preceding three years or your holding period, whichever is shorter, would be subject to taxation as described above. Certain elections may be available that would result in alternative treatments (such as mark-to-market treatment) of the Santander Spain Securities.

        In addition, if Santander Spain were a PFIC in a taxable year in which it paid a dividend or the prior taxable year, the reduced rate on dividends discussed above with respect to non-corporate U.S. Holders would not apply.

        If Santander Spain were a PFIC for any taxable year during which you owned Santander Spain Depositary Shares, you would generally be required to file IRS Form 8621 with your annual federal income tax return, subject to certain exceptions.

  Information Reporting and Backup Withholding

        Payment of dividends and sales proceeds that are made within the United States or through certain U.S.-related financial intermediaries generally are subject to information reporting, and may be subject to backup withholding, unless (i) you are an exempt recipient or (ii) in the case of backup withholding, you provide a correct taxpayer identification number and certify that you are not subject to backup withholding. The amount of any backup withholding from a payment will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is timely furnished to the IRS.

Brokerage Commissions

        If your Santander Mexico shares or Santander Mexico ADSs are tendered into the exchange offers by your broker or other securities intermediary, you will be responsible for any fees or commissions they may charge you in connection with such tender. Finally, you will be responsible for all governmental charges and taxes payable in connection with tendering your Santander Mexico shares or Santander Mexico ADSs.

Listing of Santander Spain Ordinary Shares and Santander Spain ADSs

Spanish Stock Exchange

        Santander Spain ordinary shares are currently listed on the SSE in Spain.

London, Mexico and Warsaw Stock Exchanges

        Santander Spain ordinary shares are also currently listed on the LSE in London, on the unsponsored sistema internacional de cotizaciones of the MSE in Mexico and on the Warsaw Stock Exchange in Poland.

CNBV and MSE

        Santander Spain submitted an application to the CNBV to register the Santander Spain ordinary shares to be issued pursuant to the Mexican exchange offer for trading on the MSE. Santander Spain expects that the Santander Spain ordinary shares will trade under the symbol "                " on the MSE.

New York Stock Exchange

        Santander Spain will submit an application to list the Santander Spain ADSs representing Santander Spain ordinary shares to be issued pursuant to the U.S. exchange offer for trading on the NYSE. The application is expected to become effective no later than by the settlement of the U.S. exchange offer. Santander Spain ADSs currently trade under the symbol "SAN" on the NYSE.

Appraisal Rights

        Neither the holders of Santander Mexico shares or Santander Mexico ADSs are entitled under Mexican law or otherwise to appraisal rights with respect to the exchange offers.

Certain Legal and Regulatory Matters

General

        Except as otherwise disclosed in this section, Santander Spain is not aware of any other material regulatory approvals or other regulatory actions required for the consummation of the exchange offers. Should any such approval or other action be required, we currently contemplate that such approval or other action will be sought. We are unable to predict whether such approval or other action may determine that we are required to delay the acceptance for exchange of securities tendered pursuant to the exchange offers pending the outcome of any such matter. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that if such approvals were not obtained or such other actions were not taken adverse consequences might not result to Santander Mexico's business or the exchange offers. Our obligation under the exchange offers to accept for exchange the Santander Mexico shares and Santander Mexico ADSs is subject to the conditions as described above under the caption "—Conditions to Completion of the Exchange Offers."

        As discussed above under the heading "—Conditions to Completion of the Exchange Offers" of this offer to exchange/prospectus, the exchange offers are subject to the condition that none of the approvals or authorizations required in connection with the exchange offers be revoked, amended, modified or supplemented in any way that could reasonably be expected to materially impede or interfere with, delay, postpone or adversely affect the completion of the exchange offers. While Santander Spain does not expect any of the required approvals or authorizations to be revoked or amended, modified or supplemented in any way once obtained, there can be no assurances that the relevant regulators will not take any such actions or that litigation challenging these approvals and authorizations will not be commenced, any of which could cause Santander Spain to elect to terminate the exchange offers without the acceptance of Santander Mexico shares or Santander Mexico ADSs thereunder.

Santander Spain Shareholders' Approval

        Santander Spain's board of directors proposed that the shareholders of Santander Spain pass the relevant capital increase resolutions necessary to issue the shares of Santander Spain to be issued in connection with the exchange offers. Such capital increase resolution was approved at a general shareholders meeting on                , 2019.

        Due to the fact that the approved share capital increase consists of non-cash contributions, Santander Spain requested, and the Commercial Registry of Cantabria appointed, an independent expert to issue a report with regard to the fair value of the Santander Mexico shares and Santander Mexico ADSs to be received by Santander Spain in the exchange offers as consideration for its capital increase. Such report shall contain a description of such securities, their value and whether their value is at least equal to the par value and, if applicable, the value of the issue premium of the Santander Spain ordinary shares to be issued in exchange therefor.

Comisión Nacional del Mercado de Valores (CNMV)

        Pursuant to Spanish Consolidated Text of the Securities Market Law, approved by Royal Legislative Decree 4/2015 (October 23), and Royal Decree 1310/2005 (November 4, 2005), the issue of new Santander Spain ordinary shares does not require prior administrative authorization nor the registration of an information prospectus with the CNMV or of a document containing information considered by the CNMV to be equivalent to that included in a prospectus, as Santander Spain will rely on an available exemption to such registrations pursuant to the relevant Spanish and EU applicable regulations. However, Santander Spain will have to make certain filings with the CNMV for purposes of having the Santander Spain ordinary shares to be issued in connection with the exchange offers listed on the SSE.

Certain Consequences of the Exchange Offers

Trading in Santander Shares During and After the Offer Periods

        During the exchange offer periods, Santander Mexico shares and Santander Mexico ADSs not tendered into the exchange offers will continue to trade on the MSE and on the NYSE, as applicable. Trading in Santander Mexico shares and Santander Mexico ADSs may continue on the MSE and the NYSE, as applicable, after the completion of the exchange offers depending on the number of Santander Mexico shares and Santander Mexico ADSs not acquired in the exchange offers. However, if a sufficient number of Santander Mexico shares and Santander Mexico ADSs are acquired in the exchange offers, the Santander Mexico shares and Santander Mexico ADSs may be delisted from the NYSE.

Reduced Liquidity

        The acquisition of Santander Mexico shares and Santander Mexico ADSs by Santander Spain pursuant to the exchange offers will reduce the number of holders of Santander Mexico shares and Santander Mexico ADSs and the number of Santander Mexico shares and Santander Mexico ADSs that might otherwise trade publicly and, depending on the number of Santander Mexico shares and Santander Mexico ADSs acquired by Santander Spain pursuant to the exchange offers, could adversely affect the liquidity and market value of any remaining Santander Mexico shares and Santander Mexico ADSs held by the public.

Voluntary Deregistration and Delisting in Mexico

        Santander Mexico shares will continue to trade on the MSE unless the CNBV authorizes the cancellation of the registration of the Santander Mexico shares in the National Securities Registry of the CNBV ("deregistration"). The Mexican Securities Market Law provides that the CNBV shall authorize deregistration and delisting if the interests of minority shareholders and the market in general have been adequately protected. Additionally, under Mexican law, among other conditions, we would be required to obtain approval of the holders of at least 95% of the outstanding Santander Mexico shares, including any Santander Mexico shares we acquire in the exchange offers, voting at a shareholders meeting to approve resolutions permitting deregistration and delisting. If we do not reach the 95% ownership level immediately following consummation of the exchange offers, we may pursue other transactions in the future that would increase our direct and indirect ownership to that level. We do not have any current intention to engage in any such transactions or to cause the deregistration or delisting of Santander Mexico shares.

        In the event of the deregistration and delisting of the Santander Mexico shares, the CNBV may require, in accordance with applicable provisions of the Mexican Securities Market Law, for Santander Mexico to incorporate a repurchase trust (fideicomiso) holding shares of Santander Spain and sufficient cash to purchase any Santander Mexico shares that remain outstanding following completion of the exchange offers. The repurchase trust would offer to purchase shares of Santander Mexico for a period of at least six months from the date that the registry of the Santander Mexico shares is canceled.

Mandatory Deregistration and Delisting in Mexico

        If Santander Mexico ceases to comply with the Listing Requirements, the CNBV may (a) determine the cancellation of the registration of the shares of Santander Mexico in the RNV, as well as their elimination from the list of securities authorized to be listed on the MSE; and (b) Santander Spain may be required by the CNBV to make an additional offer for Santander Mexico shares, within the following 180 calendar days from the CNBV request. The consideration offered by Santander Spain as part of any such additional offer under applicable Mexican law would be the greater of the average trading price of the Santander Mexico shares for the 30 days prior to such subsequent offer and their book value. We may be able to offer a different price in any such additional offer, subject to prior approval from the CNBV, based upon, among other factors, Santander Mexico's financial condition and prospects at the time and after approval of such price by Santander Mexico's board of directors, taking into consideration the opinion of its Audit and Corporate Practices Committee in accordance with Mexican law. Any such consideration may be different than that offered in the exchange offers.

        In the event of the deregistration and delisting of the Santander Mexico shares, the CNBV may require, in accordance with applicable provisions of the Mexican Securities Market Law, for Santander Mexico to incorporate a repurchase trust holding shares of Santander Spain and sufficient cash to purchase any Santander Mexico shares that remain outstanding following completion of the exchange offers. The repurchase trust would offer to purchase shares of Santander Mexico for a period of at least six months from the date that the registry of the Santander Mexico shares is canceled.

        The circumstances that would lead to the incorporation of the repurchase trust, or to our making an additional offer for Santander Mexico shares, may not arise or may occur only after significant delays. There can accordingly be no assurance that there will be a repurchase trust or that we will make an additional offer or as to the timing of any repurchase trust or any such additional offer.

Delisting from the NYSE and Deregistration under the Exchange Act; Public Availability of Information

        Although Santander Spain does not currently intend to seek delisting of the Santander Mexico ADSs from the NYSE, depending upon the number of Santander Mexico ADSs purchased pursuant to the exchange offers, the Santander Mexico ADSs may no longer meet the standards for continued listing on the NYSE. According to the NYSE's published guidelines, the NYSE would consider delisting the Santander Mexico ADSs if, among other things, (i) the total number of holders of Santander Mexico ADSs falls below 400, (ii) the total number of holders of Santander Mexico ADSs falls below 1,200 and the average monthly trading volume for Santander Mexico ADSs is less than 100,000 for the most recent 12 months or (iii) the number of publicly held Santander Mexico ADSs (exclusive of holdings of officers and directors of Santander Mexico and their immediate families and other concentrated holdings of 10% or more) falls below 600,000. We have been informed by Santander Mexico that as of March 25, 2019, there were 12,639 beneficial holders of 146,781,979 Santander Mexico ADSs, all of which we believe were publicly held under the NYSE definition. Therefore, as of that date, the NYSE would consider delisting the Santander Mexico ADSs if (i) at least 96.86% of holders tendered all of their Santander Mexico ADSs into the U.S. exchange offer, (ii) at least 90.52% of holders tendered all of their Santander Mexico ADSs into the U.S. exchange offer and the average monthly trading volume for Santander Mexico ADSs fell below 100,000 shares for the previous 12 months or (iii) at least 99.60% of publicly held Santander Mexico ADSs were tendered into the U.S. exchange offer. If, as a result of the purchase of the Santander Mexico ADSs pursuant to the U.S. exchange offer, the Santander Mexico ADSs no longer meet the requirements of the NYSE for continued listing and the listing of the Santander Mexico ADSs is discontinued, the market for the Santander Mexico ADSs could be adversely affected. In the event the Santander Mexico ADSs were no longer listed on the NYSE, price quotations for the Santander Mexico ADSs might still be available from other sources. The extent of the public market for the Santander Mexico ADSs and availability of such quotations would, however, depend upon factors such as the number of holders and/or the aggregate market value of the publicly held Santander Mexico ADSs at such time, the interest in maintaining a market in the Santander Mexico ADSs on the part of securities firms, the possible termination of registration of the Santander Mexico ADSs under the Exchange Act as described below and other factors.

        Santander Mexico shares represented by Santander Mexico ADSs are currently registered under the Exchange Act. Santander Mexico may request that the SEC terminate this registration if Santander Mexico ADSs are neither listed on a U.S. national securities exchange or quotation system nor held by at least 300 holders that are residents of or located in the United States. Although it is not Santander Spain's current intention, if the Santander Mexico ADSs are delisted from the NYSE, and Santander Mexico has fewer than 300 holders of its shares that reside or are located in the United States, the Santander Mexico ADSs may be deregistered under the Exchange Act. Termination of registration of the Santander Mexico ADSs under the Exchange Act would substantially reduce the information required to be furnished by Santander Mexico to holders of Santander Mexico ADSs and to the SEC and would make certain provisions of the Exchange Act, such as the requirement in Rule 13e-3 thereunder with respect to "going private" transactions, no longer applicable to Santander Mexico. In addition, "affiliates" of Santander Mexico and persons holding "restricted securities" (each as defined under Securities Act Rule 144) of Santander Mexico, if any, may be deprived of the ability to dispose of such securities pursuant to Rule 144 promulgated under the Securities Act.

Santander Mexico ADSs May Cease Being "Margin Securities"

        Santander Mexico ADSs currently constitute "margin securities" under the regulations of the Board of Governors of the U.S. Federal Reserve System, which status has the effect of, among other things, allowing U.S. brokers to extend credit on the collateral of Santander Mexico ADSs for purposes of buying, carrying and trading in securities. With the delisting of Santander Mexico ADSs from the NYSE, Santander Mexico ADSs might no longer constitute "margin securities" and, therefore, could no longer be used as collateral for the purpose of loans made by U.S. brokers.

Accounting Treatment

        As Santander Mexico was controlled and consolidated by Santander Spain prior to the proposed transaction, the accounting treatment of the transaction will be recorded (i) in accordance with IFRS 10.23, which states: "Changes in a parent's ownership interest in a subsidiary that do not result in the parent losing control of the subsidiary are equity transactions (i.e., transactions with owners in their capacity as owners)" and (ii) taking into consideration guidance of IFRS 10.B96, which states: "When the proportion of the equity held by non-controlling interests changes, an entity shall adjust the carrying amounts of the controlling and non-controlling interests to reflect the changes in their relative interests in the subsidiary. The entity shall recognize directly in equity any difference between the amount by which the non-controlling interests are adjusted and the fair value of the consideration paid or received, and attribute it to the owners of the parent." Therefore, the Santander Group will recognize the difference between (i) the amount by which the non-controlling interests are adjusted and (ii) the fair value of the consideration paid (equity interest issued by Santander Spain) directly in equity and attributed to the owners of the parent.

Agents and Related Fees and Expenses

        Santander Spain retained BNY Mellon to act as the U.S. exchange agent to receive and hold Santander Mexico ADSs validly tendered into, and not withdrawn from, the U.S. exchange offer, for the benefit of Santander Spain. Santander Spain will pay the U.S. exchange agent reasonable and customary compensation for its services in connection with the U.S. exchange offer, will reimburse the U.S. exchange agent for its reasonable out-of-pocket expenses and will indemnify the U.S. exchange agent against certain liabilities and expenses.

Other Fees and Expenses

        Santander Spain has retained Morrow Sodali as information agent in the United States in connection with the U.S. exchange offer. The information agent may contact holders of Santander Mexico shares or Santander Mexico ADSs by mail, telephone or other means and may request that brokers, dealers, commercial banks, trust companies and other nominees who hold Santander Mexico shares or Santander Mexico ADSs on behalf of beneficial owners of these Santander Mexico shares or Santander Mexico ADSs to forward material relating to the exchange offers to such beneficial owners. Santander Spain will pay the information agent reasonable and customary compensation for these services in addition to reimbursing the information agent for its reasonable out-of-pocket expenses. Santander Spain has agreed to indemnify the information agent against certain liabilities and expenses in connection with the exchange offers, including certain liabilities under the U.S. federal securities laws.

        The expenses to be incurred in connection with the exchange offers to be paid by Santander Spain are estimated in the aggregate to be approximately U.S.$                 million. Such expenses include fees

paid to financial advisors, transaction-related accounting and legal fees, printing costs, consultants, other advisors and registration fees, among others. The following table sets forth the estimated fees and expenses that Santander Spain expects to incur in connection with the exchange offers:

Type of Fee	Amount (U.S.$)
Securities and Exchange Commission Filing Fees	U.S.$ million
Financial, legal, accounting and advisory fees	U.S.$ million
Printing and mailing expenses	U.S.$ million
Miscellaneous fees and expenses	U.S.$ million
Total	U.S.$ million

Source and Amount of Funds

        The exchange offers are not conditioned upon any financing arrangements, and no funds have been borrowed for purposes of the exchange offers. Santander Spain will use general corporate funds to pay any cash requirements of the exchange offers. The exchange offers will be settled exclusively through the subscription of the shares of Santander Spain, on the terms set forth herein, without there being, as a consequence thereof, any flow of resources on account of the settlement. The U.S. exchange agent will aggregate all fractional Santander Spain ordinary shares or Santander Spain ADSs (or the underlying Santander Spain ordinary shares) that all tendering holders tendering through the U.S. exchange agent would otherwise be entitled to receive pursuant to the U.S. exchange offer, sell such fractional Santander Spain ordinary shares or Santander Spain ADSs (or the underlying Santander Spain ordinary shares) at such times, in such manner and on such terms as the U.S. exchange agent determines in its reasonable discretion and pay the resulting cash proceeds in U.S. dollars to such tendering holders.

Certain Relationships between Santander Spain and Santander Mexico

        The Santander Group currently engages in, and expects from time to time in the future to engage in, financial and commercial transactions with Santander Mexico and its subsidiaries and affiliates, such as Santander Consumo, SAM Asset Management, S.A. de C.V., Sociedad Operadora de Sociedades de Inversión, Santander Tecnología México, S.A. de C.V. (formerly Isban México, S.A. de C.V.), Casa de Bolsa Santander, S.A. de C.V., Gesban México Servicios Administrativos Globales, S.A. de C.V., Santander Global Property, S.A. de C.V., Santander Global Facilities, S.A. de C.V., Geoban, S.A. and Servicios de Cobranza, Recuperación y Seguimiento, S.A. de C.V.

        At March 31, 2019, borrowings and deposits from the Santander Group represented approximately 7.6% of Santander Mexico's total funding. In addition, from time to time, Santander Mexico enters into certain transactions with the Santander Group and other related parties. These transactions are conducted at arm's-length, based on terms that would have been applied for transactions with third parties. The transactions and remuneration of services between the Santander Group and Santander Mexico are made in the ordinary course of business on an arms'-length basis under similar conditions, including interest rates, terms and guarantees, and involve no greater risk than transactions with unrelated parties carried out in the ordinary course and have no other disadvantages.

Affiliate Transactions

        Santander Mexico has entered into service agreements pursuant to which it renders services, such as administrative, accounting, finance, treasury, legal services and others. Santander Mexico believes that these transactions with its affiliates have been made on terms that are not less favorable to Santander Mexico than those that could be obtained from unrelated third parties.

        Santander Mexico has agreements with the following service providers, which are also affiliates of the Santander Group:

  •
  Ingeniería de Software Bancario, S.L., or ISBAN, for the provision of IT services such as project development, quality plans, remediation plans, maintenance of application software, functional support of various applications and consulting;

  •
  Produban Servicios Informáticos Generales, S.L., or Produban, for the provision of IT services such as data processing, administration of IT services, project development, consulting, software quality management and project development support;

  •
  Gesban Mexico Servicios Administrativos Globales, S.A. de C.V., or Gesban, for the provision of accounting services, fiscal management, budget control, support services and inspections and audits;

  •
  Geoban, S.A., or Geoban, for the provision of operational and back-office retail services, such as the execution of management tasks related to fundraising and loan products; and

  •
  Santander Global Facilities, S.A. de C.V., or SGF, for the leasing of space and positions for our contact center operators.

Other Transactions

        From time to time, Santander Mexico engages in lending and borrowing transactions and other miscellaneous transactions with various companies of the Santander Group, in compliance with restrictions on loans or advances imposed by Mexican law. All such transactions between Santander Mexico and Santander Group companies are conducted on an arm's-length basis with terms substantially similar to those available from other providers in the market. The balance owed to Santander Mexico by Santander Group, including derivatives, as of March 31, 2019 was Ps.72,431 million, and the amounts owed by Santander Mexico to Santander Group, including derivatives, as of March 31, 2019 were Ps.104,123 million, respectively. The net income accounted by Santander Mexico due to Santander Group for the period ended March 31, 2019 were Ps.(9,210) million.

Voting Rights of Principal Shareholder

        Holders of Santander Mexico's Series F shares and Series B shares are entitled to one vote per share and such shares shall, within each series, confer its holders with the same rights.

Purpose of the Offers

Purpose

        The purpose of the exchange offers is to acquire all the issued and outstanding Santander Mexico shares and Santander Mexico ADSs not owned directly or indirectly by Santander Spain. Santander Spain has confidence in the long-term growth potential of Santander Mexico and believes that it will increase the weight of markets with structural growth in Santander Spain's business portfolio. In addition, Santander Spain believes that the proposed exchange offers are financially attractive for the shareholders of both Santander Spain and Santander Mexico. See the section "Santander Spain's Reasons for the Proposed Exchange Offers."

        As of March 31, 2019, Santander Spain owned, directly or indirectly, approximately 75% of Santander Mexico's total capital.

Plans for Santander Mexico after the Exchange Offers

        Once the proposed exchange offers have been completed, Santander Spain intends for Santander Mexico to continue its current operations as an affiliate of Santander Spain.

Regulation and Tax

        The primary regulator for each of the companies will continue to be the central bank of the country in which each company is incorporated.

        In the case of Santander Spain, the European Central Bank (together with the Banco de España through the Single Supervisory Mechanism) is its primary regulator and will continue to be the primary regulator of Santander Spain in Spain after the completion of the proposed exchange offers. The Mexican Central Bank, the SHCP, the CNBV, the CONSAR, the CNSF, the IPAB and the CONDUSEF will continue to be the principal regulatory authorities of Santander Mexico after completion of the proposed exchange offers.

DESCRIPTION OF SANTANDER ORDINARY SHARES

        The following summary of material considerations concerning the share capital of Santander briefly describes certain material provisions of Santander's bylaws (estatutos) and Spanish law relating to the share capital of Santander. Because it is a summary, it is not meant to be complete, is qualified by reference to the applicable Spanish laws and Santander's bylaws and does not contain all the information that may be important to you. Copies of Santander's bylaws are incorporated by reference and will be furnished to Santander Mexico shareholders upon request.

General

        At May 10, 2019, Santander Spain's share capital was €8,118,286,971 fully paid-in and consisted of 16,236,573,942 ordinary shares, nominal value €0.50 per share, all of which belong to the same class and series. All of Santander Spain's ordinary shares are fully paid and nonassessable. Spanish law requires that listed shares be issued in book-entry form only.

        On                , 2019, at the shareholders meeting held in Santander, Spain, Santander Spain's shareholders approved a capital increase of up to                shares for the issuance of Santander Spain ordinary shares to the shareholders of Santander Mexico and holders of Santander Mexico ADSs. The shareholders' resolution expressly provided for the possibility of incomplete subscription in the event that the                new shares cannot be fully subscribed and paid up by means of the delivery of the relevant contributions, specifying that in such an event the share capital will be increased to the extent appropriate. The shareholders' resolution authorized the board of directors of Santander Spain: (i) to establish the conditions of the capital increase as to all matters not provided for by the shareholders, which includes the determination of the number of shares within that limit by which the capital would be increased; (ii) to effect the amendment of subsections 1 and 2 of Article 5 of Santander Spain's bylaws, to conform it to the new amount of share capital and the resulting number of shares; and (iii) to delegate such authority to the Santander Spain Executive Committee.

Meetings and Voting Rights

        Santander Spain holds its annual general shareholders meeting during the first six months of each fiscal year on a date fixed by the Santander Spain board of directors.

        Extraordinary meetings may be called from time to time by the Santander Spain board of directors whenever the Santander Spain board of directors considers it advisable for the company's interests, and whenever so requested by shareholders representing at least 5% of the outstanding share capital of Santander Spain.

        Notice of all types of meetings shall be given by means of a public announcement in the Official Bulletin of the Commercial Registry or in one of the more widely circulated newspapers in Spain, on the website of the National Securities Market Commission and on Santander Spain's website (www.santander.com), at least one month prior to the date set for the Meeting, except in those instances in which a different period is established by law.

        Each Santander Spain ordinary share entitles the holder to one vote. Holders of any number of shares who have their Santander Spain ordinary shares duly registered as stated below will be entitled to attend Santander Spain shareholders meetings. Santander's bylaws do not contain provisions regarding cumulative voting.

        Any Santander Spain ordinary share may be voted by proxy. Subject to the limitations imposed by Spanish law, proxies may be given to any individual or legal person, must be in writing or by electronic means of communication and are valid only for a single meeting except where the representative is the spouse or an ascendant or descendant of the shareholder giving the proxy, or where the proxy-holder holds a general power of attorney executed as a public instrument with powers to manage the assets of the represented party in the Spanish territory. According to Spanish law, if a director or another person publicly solicits a proxy for a director (public solicitation, which shall be considered if the director obtains more than three proxies) the director holding the proxies may not exercise the voting rights attaching to the represented shares in connection with matters in which the director has a conflict of interest and, in particular, the following:

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  his or her appointment or ratification, removal, dismissal or withdrawal as director;

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  the institution of a corporate action for liability (acción social de responsabilidad) against him or her; or

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  the approval or ratification of transactions between Santander Spain and the director in question, companies controlled or represented by him or her, or persons acting for his or her account.

        The foregoing limitations shall not apply to those cases in which a director has received precise voting instructions from the represented party with respect to each of the items submitted to the shareholders at the general shareholders' meeting, as provided by the Spanish Corporation Law.

        In accordance with Santander Spain's rules and regulations for the general shareholders meeting and in the manner established by such Rules and Regulations, Santander Spain's website includes, from the date when the call of the general shareholders meeting is published, the text of all resolutions proposed by the Santander Spain board of directors with respect to the agenda items and the details regarding the manner and procedures for shareholders to follow to confer representation on any individual or legal entity. The manner and procedures for electronic delegation and voting via the Internet are also indicated.

        Only registered holders of Santander Spain ordinary shares of record at least five days prior to the day on which a meeting is scheduled to be held may attend and vote at general shareholders meetings. As a registered shareholder, the depositary will be entitled to vote the Santander ordinary shares underlying the Santander ADSs. The deposit agreement requires the depositary to accept voting instructions from holders of Santander ADSs and to execute such instructions to the extent permitted by law and in accordance with the deposit agreement.

        In general, resolutions passed by a general meeting are binding upon all shareholders. In very limited circumstances, Spanish law gives dissenting or absent shareholders the right to have their Santander Spain ordinary shares redeemed by Santander Spain at prices determined in accordance with established formula or criteria. Santander Spain ordinary shares held by Santander Spain or its affiliates are counted for purposes of calculating quorums but may not be voted by Santander Spain or by its affiliates.

        Resolutions at duly constituted general shareholders meetings are, except as stated in the next two paragraphs, passed by a simple majority vote of the voting capital present or represented at the meeting, and, therefore, it is sufficient that the number of votes in favor is higher than the number of votes against or blanks and abstentions.

        Amendments (as well as other matters such as the issuance of bonds, the increase or reduction of the share capital, mergers and demergers) require (i) that at the relevant general shareholders meeting a quorum of shareholders representing 50% of the voting capital, if the meeting is held on first call, or a quorum of shareholders representing 25%, if the meeting is held on second call, is present or represented; and (ii) the favorable vote of more than half of the votes corresponding to the shares present or represented at the meeting, unless the meeting is held on second call and less than 50% of the voting capital is present or represented, in which case the favorable vote of two-thirds of the voting capital (either present or represented at the meeting) is required.

        For purposes of determining the quorum, those shareholders who have cast votes from a distance are counted as being present at the meeting, as provided by Santander Spain's rules and regulations of the general shareholders meetings.

Dividends

        Traditionally, Santander Spain pays its shareholders four dividends per fiscal year, in February, May, August and November. As announced on March 23, 2018, Santander Spain intends to make two payments against the results of 2019. The declaration and payment of dividends are dependent upon business conditions, operating results and consideration by the Santander Spain Board of Directors of other relevant factors.

        Interim dividends are normally declared and paid by the Santander Spain Board of Directors on account of earnings and the total dividend is proposed by the Santander Spain board of directors for approval at the annual shareholders' meeting following the end of the year to which it relates. The last interim dividend of a given year is normally announced and paid after the annual financial statements are approved by the shareholders at the annual shareholders' meeting.

        Santander Spain shareholders have the right to participate in any dividend distribution in proportion to the paid-in capital corresponding to their Santander Spain ordinary shares. A shareholder's dividend entitlement lapses five years after the dividend payment date.

        Under Spanish law, any non-voting shares will entitle the holder to receive the minimum annual dividend corresponding to such non-voting shares as provided for in the bylaws (in the case of Santander Spain, as amended pursuant to the relevant resolutions relating to the issue of the non-voting shares). However, at present, Santander Spain has not issued any shares that could entitle their holders to any preferential rights (including as to the distribution of dividends).

        Dividends may only be distributed out of the earnings for the fiscal year or out of unappropriated reserves, in compliance with the law and Santander Spain's bylaws, provided that the shareholders' equity disclosed in the accounts is not, as a result of the distribution, reduced to less than the share capital of the company. If there are any losses from prior fiscal years that reduce Santander Spain's shareholders' equity below the amount of the share capital, these earnings shall be used to offset such losses. The shareholders at the general shareholders' meeting shall decide the amount, time and form of payment of the dividends, which shall be distributed among the shareholders in proportion to their paid-up capital. The shareholders at the general shareholders' meeting and the board may resolve to distribute interim dividends, subject to such limitations and in compliance with the law.

        In addition to Santander Spain's bylaws and the relevant provisions of Spanish law, both Santander Spain and its Spanish banking subsidiaries are subject to certain restrictions regarding capital requirements as imposed by EU regulations and Spanish law.

Redemption

        Santander Spain's bylaws do not contain any provisions relating to redemption of shares except as set forth in connection with capital reductions. Nevertheless, pursuant to Spanish law, redemption rights may be created at a duly held general shareholders' meeting. Such meeting will establish the specific terms of any redemption rights created.

Liquidation Rights

        Upon a liquidation of Santander Spain, Santander Spain's shareholders would be entitled to receive pro rata any assets remaining after the payment of Santander's debts, taxes and expenses of the liquidation. Holders of non-voting shares, if any, are entitled to receive reimbursement of the amount paid before any amount is distributed to the holders of voting shares.

Preemptive Rights

        Each holder of Santander Spain's ordinary shares has a preferential right by operation of law to subscribe for shares in proportion to its shareholding in each new issue of Santander Spain's ordinary shares posted against cash contributions or as a consequence of a free of charge capital increase. Holders of Santander Spain's ordinary shares have the same right upon the issuance of convertible securities by Santander Spain. However, preemptive rights of shareholders may be excluded under certain circumstances by specific approval at the general shareholders meeting (or upon its delegation, by the Santander Spain board of directors) and preemptive rights are deemed excluded by operation of law in respect of certain issuances, including when the shareholders approve: (i) capital increases following conversion of convertible bonds into Santander shares; (ii) capital increases due to the absorption of another company or of part of the spun-off assets of another company, when the new shares are issued in exchange for the new assets received; (iii) capital increases due to Santander Spain's tender offer for securities using Santander Spain's shares as all or part of the consideration; or (iv) in general, capital increases posted against in-kind contributions.

Registration and Transfers

        The Santander Spain shares are in book-entry form in the Iberclear system. We maintain a registry of shareholders. We do not recognize, at any given time, more than one person as the person entitled to vote each share in the shareholders meeting.

        Under Spanish law and regulations, transfers of shares quoted on a stock exchange are normally made through a Sociedad o Agencia de Valores, credit entities and investment services companies that are members of the Spanish stock exchange.

        Transfers executed through stock exchange systems are implemented pursuant to the stock exchange clearing and settlement procedures of Iberclear. Transfers executed "over the counter" are implemented pursuant to the general legal regime for book-entry transfer, including registration by Iberclear.

        New shares may not be transferred until the capital increase is registered with the Commercial Registry.

Reporting Requirements

        Royal Decree 1362/2007 requires that any entity, which acquires or transfers shares and as a consequence the number of voting rights held exceeds, reaches or falls below the threshold of 3%, 5%, 10%, 15%, 20%, 25%, 30%, 35%, 40%, 45%, 50%, 60%, 70%, 75%, 80% or 90%, of the voting rights of a company, for which Spain is the member state of origin, listed on a Spanish stock exchange or on any other regulated market in the European Union, must, within four trading days from the date on which the person becomes aware or should have become aware of the circumstance obliging him or her to notify, notify and report it to such company, and to the Spanish CNMV. From November 27, 2015, notification must be given of financial instruments with a financial effect similar to that of holding shares, regardless of whether settlement is made through shares or in cash. For these purposes financial instruments are considered to be negotiable securities, options, futures, swaps, forward rate agreements, contracts for difference and any other contract or agreement with similar financial effects that can be settled by delivering the underlying securities or in cash, and any others established by the Ministry of Economics and Competitiveness and, with its express authorization, the Spanish Securities and Exchange Market Commission. To calculate whether the thresholds for notification of major holdings have been met, the voting rights corresponding to holding shares (physical position) and financial instruments (derivative position) will be added together. The number of voting rights attributable to a financial instrument will be calculated by referring to the theoretical total amount of shares underlying the financial instrument. When the financial instrument is only settled in cash, the number of voting rights will be calculated by multiplying the number of underlying shares by the delta of the instrument (sensitivity of the price of the instrument to the price of the underlying value). To calculate the voting rights, only long positions, which cannot be netted with short positions relating to the same underlying issuer, will be considered. All these calculations will be made under the provisions of Commission Delegated Regulation (EU) 2015/761.

        This duty to report the holding of a significant stake is applicable not only to the acquisitions and transfers in the terms described above, but also to those cases in which, in the absence of an acquisition or transfer of shares, the percentage of an individual's voting rights exceeds, reaches or falls below the thresholds that trigger the duty to report, as a consequence of an alteration in the total number of voting rights of an issuer. Similar disclosure obligations apply, among others, in the event of: (i) certain voting, deposit, temporary transfer or other agreements regarding the relevant shares; or (ii) custodians or proxy-holders who can exercise with discretion the voting rights attached to the relevant shares. The abovementioned threshold percentage will be 1% or any multiple of 1% whenever the person who has the duty to notify is a resident of a tax haven or of a country or territory where there is no taxation or where there is no obligation to exchange tax information (in accordance with Spanish law).

        In addition, any Spanish company listed on the Spanish stock exchanges must report any acquisition by such company (or a subsidiary) of the company's own shares if the acquisition, together with any acquisitions since the date of the last report and without deducting sales of its own shares by the company or by its subsidiaries, causes the company's ownership of its own shares to exceed 1% of its voting rights.

        Members of the board of directors of listed companies, in addition to notifying the CNMV of any transaction concerning the shares or other securities or financial instruments of the issuer, which are linked to these shares, are required to inform the CNMV of their ratio of voting rights upon appointment or resignation. In addition, top managers of any listed company must report to the CNMV the acquisition or disposal of shares or other securities or financial instruments of the issuer, which are linked to these shares.

Exchange Controls

        Under present regulations, foreign investors may transfer invested capital, capital gains and dividends out of Spain without limitation on the amount other than applicable taxes. On July 4, 2003, Law 19/2003 was approved, which updates Spanish exchange control and money laundering prevention provisions, by recognizing the principle of freedom of the movement of capital between Spanish residents and non-residents. The law establishes procedures for the declaration of capital movements for purposes of administrative or statistical information and authorizes the Spanish Government to take measures which are justified on grounds of public policy or public security. It also provides the mechanism to take exceptional measures with regard to third countries if such measures have been approved by the European Union or by an international organization to which Spain is a party. The Spanish stock exchanges and securities markets are open to foreign investors. Royal Decree 664/1999, on Foreign Investments (April 23, 1999), established a new framework for the regulation of foreign investments in Spain which, on a general basis, will no longer require any prior consents or authorizations from authorities in Spain (without prejudice to specific regulations for several specific sectors, such as television, radio, mining, telecommunications, etc.). Royal Decree 664/1999 requires notification of all foreign investments in Spain and liquidations of such investments upon completion of such investments to the Investments Registry of the Ministry of Economy and Finance, strictly for administrative statistical and economical purposes. Only investments from "tax haven" countries (as they are defined in Royal Decree 1080/1991), shall require notice before and after performance of the investment, except that no prior notice shall be required for: (1) investments in securities or participations in collective investment schemes that are registered with the CNMV, and (2) investments that do not increase the foreign ownership of the capital stock of a Spanish company to over 50%. In specific instances, the Council of Ministers may agree to suspend all or part of Royal Decree 664/1999 following a proposal of the Minister of Economy and Competitiveness, or, in some cases, a proposal by the head of the government department with authority for such matters and a report of the Foreign Investment Body. These specific instances include a determination that the investments, due to their nature, form or condition, affect activities, or may potentially affect activities relating to the exercise of public powers, national security or public health. Royal Decree 664/1999 is currently suspended for investments relating to national defense. Whenever Royal Decree 664/1999 is suspended, the affected investor must obtain prior administrative authorization in order to carry out the investment.

Legal Restrictions on Acquisitions of Shares in Spanish Banks

        These legal and regulatory provisions apply mainly because of Santander Spain's presence in regulated sectors (which implies that the acquisition of significant holdings or influence is subject to regulatory approval or non-objection) and its status as a listed company (which implies that a tender offer or takeover bid for Santander Spain ordinary shares must be made for the acquisition of control and other similar transactions).

        The acquisition of significant ownership interests is regulated mainly by:

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  Regulation (EU) 1024/2013 of the Council of October 15, 2013, conferring specific tasks on the European Central Bank relating to the prudential supervision of credit institutions;

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  The Consolidated Text of the Securities Market Law, as approved by Royal Legislative Decree 4/2015, of October 23, and Royal Decree 1066/2007, of July 27, on the regime on public tender offers; and

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  Law 10/2014, of June 26, on the organization, supervision and solvency of credit institutions and its implementing regulation, Spanish Royal Decree 84/2015, of February 13.

        On the one hand, according to the abovementioned credit institutions' regulations, the acquisition by any individual or corporation of a significant holding of shares of a Spanish bank require prior notice to the European Central Bank, as follows:

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  any natural or legal person, or any such persons acting in concert, who have taken a decision either to acquire, directly or indirectly, a significant holding (participación significativa) in a Spanish bank or to further increase, directly or indirectly, such a significant holding in a Spanish bank as a result of which the proportion of the voting rights or of the capital held would reach or exceed 20%, 30% or 50% or so that the bank would become its subsidiary, must first notify the European Central Bank, indicating the size of the intended holding and other relevant information. A significant holding for these purposes is defined as a direct or indirect holding in a Spanish bank, which represents 10% or more of the capital or of the voting rights or which makes it possible to exercise a significant influence over the management of that bank. In accordance with article 23 of Royal Decree 84/2015 of February 13, "significant influence" shall be deemed to exist when there is the capacity to appoint or dismiss a board member.

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  If the acquisition is carried out and the required notice is not given to the European Central Bank or if the acquisition is carried out before the 60-business-day period (subject to extension) following the giving of notice elapses, or if the acquisition is opposed by the European Central Bank, then: (i) the voting rights corresponding to the acquired shares may not be exercised or, if exercised, will be deemed null, (ii) the European Central Bank may seize control of the bank or replace its board of directors, and (iii) a fine may be levied on the acquirer;

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  any natural or legal person, or any such persons acting in concert, who have acquired, directly or indirectly, a holding in a Spanish bank so that the proportion of the voting rights or of the capital held reaches or exceeds 5%, must immediately notify in writing the European Central Bank and the bank, indicating the size of the acquired holding;

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  any natural or legal person who has taken a decision to dispose, directly or indirectly, of a significant holding in a Spanish bank must first notify the European Central Bank, indicating the size of the intended reduced holding. Such a person shall likewise notify the European Central Bank if such person has taken a decision to reduce its qualifying holding so that the proportion of the voting rights or of the capital held would fall below 20%, 30% or 50% or so that the bank would cease to be such person's subsidiary. Failure to comply with these requirements may lead to sanctions being imposed on the defaulting party.

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  Banks must notify the European Central Bank through the Bank of Spain as soon as they become aware of any acquisition or transfer of their share capital that exceeds or reduces their holding below the abovementioned thresholds. Furthermore, banks are required to inform the European Central Bank through the Bank of Spain as soon as they become aware of, and in any case no later than ten (10) business days after, each acquisition by a person or a group of at least 1% of the bank's total share capital. The Bank of Spain also requires each bank to provide the European Central Bank through the Bank of Spain a list in January, April, July, and October of all shareholders that are financial institutions and all other shareholders that own at least 0.25% of the bank's share capital by reference to the last day of each calendar quarter.

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  If the Bank of Spain or the European Central Bank determines at any time that the influence of a person who owns a significant holding of a bank may adversely affect that bank's management or financial situation, it may (i) suspend the voting rights of such person's shares for a period not exceeding three years; (ii) seize control of the bank or replace its board of directors; or (iii) in exceptional circumstances, revoke the bank's license. A fine may also be levied on the person owning the relevant significant shareholding.

        This general regime on the acquisition of significant holdings in credit institutions may present special features when the acquisition derives from the implementation of any of the tools foreseen in the applicable regulations on recovery and resolution of credit institutions.

        On the other hand, according to the Consolidated Text of the Securities Market Law and Royal Decree 1066/2007, mandatory public tender offers at a regulated price set forth by Spanish law and subject to the authorization of the CNMV must be launched for all the shares of the relevant Spanish listed company or other securities that might directly or indirectly give the right to subscription thereto or acquisition thereof (including convertible and exchangeable bonds) when any person acquires control of such company on the Spanish Stock Exchanges (as an exception, takeover regulations will not be applicable to acquisitions of control deriving from the implementation of any of the resolution tools foreseen in the applicable regulations on recovery and resolution of credit institutions). For these purposes, control of a target company is deemed to have been obtained, individually or jointly, if: (i) any person or group of people directly or indirectly acquire 30% or more of the voting rights in the company; or (ii) any person or group of people directly or indirectly acquires less than 30% of the voting rights in the company and, within 24 months of the acquisition, that person or group of people has been responsible for the appointment of more than one-half of the target company's board of directors. In addition, voluntary public tender offers for the acquisition of shares of Spanish listed companies (i.e., those which will not result in the acquisition of a control stake in the target company or will not trigger the obligation to launch a mandatory public tender offer) are also subject to the authorization of the CNMV and the rules set out in the Consolidated Text of the Securities Market Law and Royal Decree 1066/2007 (although, among others, they are not subject to the obligation of setting a regulated price).

        Besides, the acquisition of a significant holding in a listed bank such as Santander Spain may also require the authorization of other domestic and foreign regulators with supervisory powers over Santander Spain and its subsidiaries' activities and shares listings or other actions in connection with those regulators or subsidiaries.

COMPARISON OF RIGHTS OF HOLDERS OF SANTANDER SPAIN SECURITIES AND
SANTANDER MEXICO SECURITIES

        Santander Spain is a company organized under the laws of the Kingdom of Spain and is governed by the Spanish Corporation Law. As Santander Spain is a company organized under the laws of the Kingdom of Spain, the rights of holders of Santander Spain ordinary shares are governed directly, and the rights of the holders of Santander Spain ADSs are governed indirectly, by Spanish law and by Santander Spain's bylaws (estatutos). The rights of holders of Santander Spain ADSs are governed by New York law and the Santander Spain ADS deposit agreement under which the Santander Spain ADSs are issued. Santander Mexico is a Mexican corporation. The rights of holders of Santander Mexico shares are governed directly, and the rights of holders of Santander Mexico ADSs are governed indirectly, by Mexican law and by Santander Mexico's by-laws. The rights of holders of Santander Mexico ADSs are governed by New York law and Santander Mexico ADS deposit agreement under which the Santander Mexico ADSs are issued. The rights of shareholders under Spanish law and the rights of shareholders under Mexican law differ in certain respects. See the sections "Description of Santander Ordinary Shares" in this offer to exchange/prospectus for more information about the Santander Spain ordinary shares and the description of the Santander Spain ADSs under the heading "Description of Securities to be Registered" in the Santander Spain 2017 Form F-3, incorporated by reference herein, for more information about the Santander Spain ADSs, and the sections "The SanMex Shares and Articles of Association" in the Santander Mexico 2017 Form F-4 and "Description of Securities to be Registered" in the Santander Mexico 2018 Form F-6, each incorporated by reference herein, for more information about the Santander Mexico shares and the Santander Mexico ADSs.

        The following discussion of the material differences between the rights of holders of Santander Spain ordinary shares and Santander Spain ADSs and the rights of holders of Santander Mexico shares and Santander Mexico ADSs is only a summary and does not purport to be a complete description of these differences. The following discussion is qualified in its entirety by reference to the Spanish Corporation Law, the Consolidated Text of the Securities Market Law, the Mexican Corporation Law and the Mexican Securities Market Law, the full text of the by-laws of Santander Spain and the bylaws of Santander Mexico, and the full text of the Santander Spain ADS deposit agreement and the Santander Mexico ADS deposit agreement, copies of which are exhibits hereto or on file with the SEC. For information on how you can obtain copies of these documents, see "Where You Can Find More Information" on page 10.

Santander Mexico	Santander Spain
SHARES
Corporate Governance

For everything not provided in Santander Mexico's bylaws, the provisions contained in the Law of Credit Institutions (Ley de Instituciones de Crédito), in the Law of the Bank of Mexico (Ley del Banco de México), in the mercantile legislation; the banking and mercantile uses and practices; the rules of the Federal Civil Code (Código Civil Federal), and in general, to the applicable Mexican legislation.
Santander Spain's bylaws, Santander Spain's rules and regulations for the general shareholders' meeting and the Spanish Corporation Law, as amended from time to time, govern the rights of holders of Santander Spain's ordinary shares.

Santander Mexico	Santander Spain
Authorized Capital Stock

Share Capital. Santander Mexico has a capital stock of Ps.8,085,540,380.30 represented by a total of 80,855,403,803 shares with a par value of Ps.0.10 each; of which 67,792,912,762 correspond to Series "F" shares and 13,062,491,041 to Series "B" shares.
Issued Shares.    At May 10, 2019 Santander Spain's share capital was €8,118,286,971 fully paid-in and consisted of 16,236,573,942 ordinary shares, nominal value €0.50 per share, all of which belong to the same class and series. All of Santander Spain's ordinary shares are fully paid and nonassessable. Spanish law requires that listed shares be issued in book-entry form only.

On            , 2019, at the shareholders meeting held in Santander, Spain, Santander Spain's shareholders approved a capital increase of up to            shares for the issuance of Santander Spain ordinary shares to the shareholders of Santander Mexico and holders of Santander Mexico ADSs. The shareholders' resolution expressly provided for the possibility of incomplete subscription in the event that the            new shares cannot be fully subscribed and paid up by means of the delivery of the relevant contributions, specifying that in such an event the share capital will be increased to the extent appropriate. The shareholders' resolution authorized the board of directors of Santander Spain (i) to establish the conditions of the capital increase as to all matters not provided for by the shareholders, which includes the determination of the number of shares within that limit by which the capital would be increased; (ii) to effect the amendment of subsections 1 and 2 of Article 5 of Santander Spain's bylaws, to conform it to the new amount of share capital and the resulting number of shares; and (iii) to delegate such authority to the Santander Spain Executive Committee.

Voting Rights and Action by Written Consent

Voting Rights.    At shareholders meetings, each outstanding share shall be entitled to one vote.

Pursuant to article 178 of the General Commercial Companies Law (Ley General de Sociedades Mercantiles), resolutions may be adopted outside a shareholders' meeting, by all of the shareholders representing all the outstanding shares with voting rights, or of the corresponding special category of shares, as applicable. Such resolutions shall have, for all legal purposes, the same validity as if they had been adopted by the shareholders meeting in a general or special meeting, provided that they have been confirmed in writing.

Voting Rights. Each Santander Spain ordinary share entitles the holder to one vote at Santander Spain's general shareholders meeting. In certain circumstances mandatory restrictions on voting may be applicable to ordinary shares of Santander Spain to the extent the holders thereof may be affected by certain conflicts of interest as provided for under Spanish Corporation Law. In addition, according to Law 10/2014, of June 26, on the regulation, supervision and capital adequacy of credit institutions, when the approval of a variable remuneration in excess of 100% of the fixed remuneration is submitted to the general shareholders' meeting, beneficiaries of this proposal are prevented from exercising any voting rights they may have, directly or indirectly, as shareholders of Santander Spain with respect to such proposal.

Santander Mexico	Santander Spain
Action by Written Consent. Santander's bylaws and Santander's rules and regulations for the general shareholders' meeting do not permit actions reserved to the shareholders meeting without a meeting.
Amendment to the Articles of Incorporation
Not applicable.
Not applicable. Under the Spanish Corporation Law, the provisions of the articles of incorporation (escritura de constitución), which govern a company during its life, are reflected in the company's bylaws.
Amendment to the Bylaws

In accordance with the General Commercial Companies Law, shareholders have the authority to modify any provision of the bylaws, by means of an extraordinary shareholders meeting.

Extraordinary general shareholders meetings shall be deem legally installed on first call if at least three quarters of the capital stock are represented in the relevant shareholders meeting; and on second call, if the attendees represent at least fifty per cent of the capital stock. On first or subsequent calls, resolutions shall be valid if approved by at least half of the attendees.

Any amendment to the bylaws must be submitted to the CNBV for approval.

Under the Spanish Corporation Law, the power to amend the provisions of a company's bylaws corresponds to the shareholders. The board of directors of a company is not authorized to change the company's bylaws (except for very minor amendments, such as the change of the corporate domicile within the Spanish territory).

Amendments (as well as other matters such as the issuance of bonds, the increase or reduction of the share capital, mergers and demergers) require (i) that at the relevant general shareholders meeting a quorum of shareholders representing 50% of the voting capital, if the meeting is held on first call, or a quorum of shareholders representing 25%, if the meeting is held on second call, is present or represented; and (ii) the favorable vote of more than half of the votes corresponding to the shares present or represented at the meeting, unless the meeting is held on second call and less than 50% of the voting capital is present or represented, in which case the favorable vote of two- thirds of the voting capital (either present or represented at the meeting) is required. Santander Spain ordinary shares held by Santander Spain or its affiliates are counted for purposes of calculating quorums but may not be voted by Santander Spain or by its affiliates. For purposes of determining the quorum, those shareholders who have cast votes from a distance are counted as being present at the meeting, as provided by Santander Spain's rules and regulations of the general shareholders meetings.

Santander Mexico	Santander Spain
Any amendments to the bylaws of Spanish banks must be submitted to the European Central Bank for approval (as an exception, the following amendments do not require approval, and only need to be notified: (i) change of the registered office within the territory of Spain, (ii) capital increases, (iii) amendments aimed at conforming the bylaws with mandatory pieces of legislation and (iv) other amendments that the European Central Bank or the Bank of Spain have considered, in response to a previous consultation, unnecessary to request its approval).
Inherent Rights of Shareholders

The shareholders of Santander Mexico, holders of Series "B," have, in terms of the General Commercial Companies Law, the following rights:

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the right to participate in the distribution of profits and capital stock in proportion to the amount of shares owned; and

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a preemptive right to subscribe a pro rata portion of shares issued in the event of an increase in the share capital.

Under the Securities Market Law (Ley del Mercado de Valores), Santander Mexico's stockholders have primarily the following rights

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(i) to have at their disposal, in the offices of Santander Mexico, the information and documents related to each of the points contained in the agenda of a shareholders meeting of Santander Mexico; (ii) to prevent matters from being discussed at the general shareholders' meeting under the heading of "sundry matters" or equivalent wordings; (iii) to be represented in shareholders' meetings by individuals who accredit their capacity through proxy letters drafted by Santander Mexico and made available to them; (iv) shareholders owning shares with voting rights, even limited or restricted, for each ten percent stake in Santander Mexico's capital stock held by them, individually or jointly, shall be entitled to: (a) appoint and revoke a member of the board of directors at a general shareholders meeting (such appointment may only be revoked by other shareholders when the appointment of all other directors is revoked, in which case, the individuals substituted may not be so appointed during a period of twelve months immediately following the relevant revocation date); (b) require the chairman of the board of directors or of the audit committee (comité de auditoria y prácticas societarias) to call a general

Santander Spain's shareholders have, pursuant to the terms of the Spanish Corporation Law and subject to certain exceptions, the following rights:

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the right to participate in the distribution of profits and in the equity resulting from liquidation;

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a preemptive right to subscribe for shares or convertible securities under certain circumstances and to the extent that such right is not expressly excluded in accordance with the provisions of the Spanish Corporation Law;

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the right to attend and vote at general shareholders meetings and challenge company agreements, provided that, when the agreements being challenged are not contrary to public order -orden público-, a specific shareholding threshold is met;

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the right to be duly informed in connection with any general shareholder meeting to be held, including (i) the right to ask the directors to provide any information or clarification that they deem necessary about the items on the agenda or pose any other questions they deem appropriate (which request should be made in writing up until the fifth day before the date on which the meeting is scheduled to be held), or (ii) the right to verbally request, during the general shareholder meeting, any information or explanations that they deem necessary with respect to the items on the agenda;

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the right to supplement the agenda (suplemento de convocatoria) of an ordinary general shareholders' meeting after it has been called and to include one or more additional items in the agenda for the meeting, provided that the shareholders exercising any such rights hold shares representing at least 3% of the company's share capital.

Santander Mexico	Santander Spain

shareholders' meeting at any time; (c) request a one-time postponement, for three calendar days and without the need for a new call, of the vote on any matter in respect of which they are not sufficiently informed; and (v) the holders of shares with voting rights, who individually or jointly hold twenty percent or more of the share capital, may judicially oppose the resolutions of the general meetings in respect of which they have the right to vote.

•

the right, under certain exceptional circumstances, to require the company to purchase the shareholder's shares in the company (see "Appraisal Rights—Rights of separation" below).

In addition to the above:

•

the shares associated with each class of shares must have the same rights; and

•

neither the bylaws nor resolutions passed at any shareholders meeting may be contrary to mandatory provisions contained in the Spanish Corporation Law with regard to the rights of the shareholders.

Right to Dividends
Santander Mexico shareholders have the right to participate in the distribution of profits in proportion to the amount of shares held by them.
Santander Spain shareholders have the right to participate in any dividend distribution, or any other form of shareholders remuneration, in proportion to the paid-in capital corresponding to their Santander Spain ordinary shares.

Santander Spain is not required to distribute any amount to its shareholders as mandatory dividends.

Appraisal Rights

No equivalent right.	Rights of Separation. Under the Spanish Corporation Law, shareholders do not generally have the right to require a company to purchase their shares in the company. As an exception, in very limited circumstances (such as the substitution of the corporate purpose or the transfer of the corporate domicile to another country), shareholders that have not voted in favor of the corresponding resolution have the right to request the company to purchase their shares (for listed shares, at the average market price of the shares over the last quarter).

According to the Spanish Corporation Law, shareholders will be entitled to withdraw from the company in certain circumstances, including:

•

the substitution or material modification of the corporate purpose;

•

the extension of the company term;

•

the reactivation (reactivación) of the company (i.e., reversal of a prior dissolution resolution);

Santander Mexico	Santander Spain

•

the creation, amendment or early cancellation of ancillary commitments (prestaciones accesorias) (i.e., undertakings by a shareholder to do or refrain from doing certain things), unless otherwise provided in the by-laws;

•

change of corporate type (transformación);

•

change of corporate domicile to a foreign country.

In addition, the Spanish Corporation Law allows for shareholders to withdraw from the company in the event of a lack of payment of dividends after the fifth anniversary of its incorporation (and provided that further requirements are met), although such right is not applicable in respect of credit institutions, nor listed companies, such as Santander Spain is.

The by-laws may establish additional causes for withdrawal. In those cases, the by-laws set forth the procedure for evidencing existence of the cause and for exercising withdrawal rights, as well as the terms for doing so.

In addition, shareholders do not have the right to request the optional redemption of their shares, nor can a company mandatorily redeem the shares of its shareholders (this, without prejudice to the relevant resolution authority's powers to do so). Santander Spain's bylaws do not contain any provisions relating to redemption of shares except as set forth in connection with capital reductions. Nevertheless, pursuant to Spanish law, redemption rights may be created at a duly held general shareholders' meeting. Such meeting will establish the specific terms of any redemption rights created.

Santander Mexico	Santander Spain
Preemptive Rights

In the event of an increase in the paid-in portion of the capital stock through the subscription of treasury shares or an increase in the capital stock through the issuance of new shares, the holders of outstanding shares shall have preference, on a pro rata basis, for the subscription of the new shares corresponding to the corresponding series of shares.

This right shall be exercised by means of payment in cash and in accordance with the rules set forth for such purposes by the board of directors, but, in any case, shareholders must be granted a period of no less than 15 (fifteen) days for payment, counted as of the date of publication of the relative resolutions in the Official Gazette of the Federation (Diario Oficial de la Federación), to which the shareholders give the status of official newspaper of the corporate domicile and in one of the newspapers with the greatest circulation in said domicile.

Each holder of Santander Spain's ordinary shares has a preferential right by operation of law to subscribe for shares in proportion to its shareholding in each new issue of Santander Spain's ordinary shares posted against cash contributions or as a consequence of a free of charge capital increase. Holders of Santander Spain's ordinary shares have the same right upon the issuance of convertible securities by Santander Spain. However, preemptive rights of shareholders may be excluded under certain circumstances by specific approval at the general shareholders meeting (or upon its delegation, by the Santander Spain board of directors) and preemptive rights are deemed excluded by operation of law in respect of certain issuances, including when the shareholders approve: (i) capital increases following conversion of convertible bonds into Santander shares; (ii) capital increases due to the absorption of another company or of part of the spun-off assets of another company, when the new shares are issued in exchange for the new assets received; (iii) capital increases due to Santander Spain's tender offer for securities using Santander Spain's shares as all or part of the consideration or, (iv) in general, capital increases posted against in-kind contributions.
Attendance and Voting at Meetings of Shareholders

Each share entitles its holder to one vote at Santander Mexico´s general shareholders' meetings, and the relevant holder may attend such meetings as long as the requirements for crediting the ownership of shares set forth in article twenty of Santander Mexico's bylaws are met.
Each Santander Spain ordinary share entitles the holder to one vote at Santander Spain's general shareholders meetings (either ordinary or extraordinary). Under both the Spanish Corporation Law and Santander Spain's bylaws, only holders of Santander Spain's ordinary shares who have their ordinary shares duly registered in the appropriate records at least five days prior to the day on which a meeting is scheduled to be held may attend and vote at such meeting.

Santander Mexico	Santander Spain
Any Santander Spain ordinary share may be voted by proxy. Subject to the limitations imposed by Spanish law, proxies may be given to any individual or legal person, must be in writing or by electronic means of communication and are valid only for a single meeting except where the representative is the spouse or an ascendant or descendant of the shareholder giving the proxy, or where the proxy-holder holds a general power of attorney executed as a public instrument with powers to manage the assets of the represented party in the Spanish territory. According to Spanish law, if a director or another person publicly solicits a proxy for a director (public solicitation which shall be considered if the director obtains more than three proxies) the director holding the proxies may not exercise the voting rights attaching to the represented shares in connection with matters in which the director has a conflict of interest and, in particular, the following:

•

his or her appointment or ratification, removal, dismissal or withdrawal as director;

•

the institution of a corporate action for liability (acción social de responsabilidad) against him or her; or

•

the approval or ratification of transactions between Santander Spain and the director in question, companies controlled or represented by him or her, or persons acting for his or her account.

The foregoing limitations shall not apply to those cases in which a director has received precise voting instructions from the represented party with respect to each of the items submitted to the shareholders at the general shareholders' meeting, as provided by the Spanish Corporation Law.

In accordance with Santander Spain's rules and regulations for the general shareholders meeting and in the manner established by such Rules and Regulations, Santander Spain's website includes from the date when the call of the general shareholders meeting is published, the text of all resolutions proposed by the Santander Spain board of directors with respect to the agenda items and the details regarding the manner and procedures for shareholders to follow to confer representation on any individual or legal entity. The manner and procedures for electronic delegation and voting via the Internet are also indicated.

Santander Mexico	Santander Spain

In certain circumstances mandatory restrictions on voting may be applicable to ordinary shares of Santander Spain to the extent the holders thereof may be affected by certain conflicts of interest as provided for under Spanish Corporation Law. In addition, according to Law 10/2014, of June 26, on the regulation, supervision and capital adequacy of credit institutions, when the approval of a variable remuneration in excess of 100% of the fixed remuneration is submitted to the general shareholders' meeting, beneficiaries of this proposal are prevented from exercising any voting rights they may have, directly or indirectly, as shareholders of Santander Spain with respect to such proposal.

Special Meetings of Shareholders

The call for meetings shall be made by the board of directors.

In accordance with Santander Mexico's Bylaws, the ordinary general shareholders meeting will meet at least once a year, within four months following the end of the fiscal year, and in all other cases in which it is called by the board of directors. The extraordinary shareholders meetings shall be held for any of the matters contemplated in article 182 of the General Commercial Companies Law.

Likewise, shareholders representing at least ten percent of the capital stock may request the chairman of the board of directors or of the audit committee (comité de auditoria y prácticas societarias) to call a general shareholders' meeting at any time.

Santander Spain holds its annual general shareholders meeting during the first six months of each fiscal year on a date fixed by the Santander Spain board of directors. Extraordinary general shareholders meetings may be called from time to time by Santander Spain's board of directors whenever the board considers it advisable for the company's interests, and also if so requested by shareholders representing at least 3% of the outstanding share capital of Santander Spain. Notice of all types of meetings shall be given by means of a public announcement in the Official Bulletin of the Commercial Registry or in one of the more widely circulated newspapers in Spain, on the website of the National Securities Market Commission and on Santander Spain's website (www.santander.com), at least one month prior to the date set for the Meeting, except in those instances in which a different period is established by law.
Shareholder Proposals and Nominations

The call for meetings shall be made by the board of directors.

In accordance with Santander Mexico's Bylaws, the ordinary general shareholders meeting will meet at least once a year, within four months following the end of the fiscal year, and in all other cases in which it is called by the board of directors. The extraordinary shareholders meetings shall be held for any of the matters contemplated in article 182 of the General Commercial Companies Law.

Santander Spain's shareholders representing at least 5% of Santander Spain's share capital may request the publication of an amendment (suplemento) to the notice calling for a general shareholders meeting and include one or more additional items to the agenda for the meeting. This right must be exercised by means of a verifiable notice, which must be received at the registered office of Santander Spain within five days of the publication of the original notice of the call to meeting. The supplement to the call shall be published at least 15 days in advance of the date set for the general shareholders meeting.

Santander Mexico	Santander Spain
Likewise, shareholders representing at least ten percent of the capital stock may request the chairman of the board of directors or of the audit committee (comité de auditoria y prácticas societarias) to call a general shareholders' meeting at any time.	In addition, under the Spanish Corporation Law, shareholders holding shares, in aggregate, equal to or greater than the result of dividing the total share capital by the number of directors, have the right to appoint a corresponding proportion of the members of the board of directors (disregarding the fractions). Shareholders who exercise this right may not vote on the appointment of other directors.
Shareholder Suits

Shareholders with voting rights who individually or jointly hold twenty percent or more of the capital stock may judicially oppose the resolutions of the general shareholders meetings in respect of which they have voting rights.
Under the Spanish Corporation Law, a company is entitled to bring a corporate action for liability (acción social de responsabilidad) against its directors following a resolution passed by the company's general shareholders meeting for such purposes. Such a resolution may be presented and voted on any general shareholders meeting even if it is not on the agenda for the meeting.
Under the Spanish Corporation Law, however, shareholders representing at least 3% of the share capital of Santander Spain may also jointly initiate such action in any of the following circumstances:
• the directors of the company have not called a general shareholders meeting to vote on such action following a request of shareholders representing at least 3% of the share capital of the company;
• the company has not initiated the action within one month of the passing by the general shareholders meeting of the resolution approving such action; or
• the general shareholders meeting has passed a resolution against bringing the corporate action for liability.

Moreover, shareholders representing at least 3% of the company's share capital may directly, and without the need to request the call of a shareholders' meeting, initiate the action if it is grounded in a breach of the loyalty duty (deber de lealtad) of the corresponding director.

Santander Mexico	Santander Spain
The corporate action for liability can only be directed towards remedying or restoring the damage caused by the director(s) to the company and not towards compensating individual damages that might have been caused to shareholders. Under Spanish law, class action suits are not available to shareholders pursuing claims against the directors of a company. Under the Spanish Corporation Law, each shareholder whose interests have been directly harmed by the acts or resolutions passed by the directors may only initiate individual proceedings against the directors seeking remedy or compensation for such direct individual damages (acción individual de responsabilidad).
Rights of Inspection

Shareholders have the right to:

•

have at their disposal, at Santander Mexico's offices, the information and documents related to each of the items contained in the agenda of each shareholders' meeting, free of charge and at least fifteen calendar days prior to the date of the corresponding meeting.

Santander Spain's shareholders have the right to:

•

obtain a certificate of the resolutions adopted by the general shareholders meetings of the company, which must be duly recorded in the company's books;

•

request any information regarding the issues included in the agenda of a general shareholders meetings both: (i) in writing, up to and including the fifth day prior to the general shareholders meeting; and (ii) verbally during the meeting. Santander Spain's directors must provide the requested information unless it is inappropriate to do so in accordance with law and, in particular, if it is not necessary for the protection of shareholder rights or there are objective reasons to consider that it might be used for ultra vires purposes or the publication thereof would harm Santander Spain or related companies. However, Santander Spain's directors cannot rely on this exclusion if the request is supported by shareholders representing at least 25% of Santander Spain's share capital. As Santander Spain is a listed company, shareholders may also request, up to and including the fifth day prior to the meeting, further details on any information available to the public that Santander Spain has submitted to the CNMV since the last general shareholders meeting;

• obtain from the company the annual accounts that are to be approved at an annual general shareholders meeting;

Santander Mexico	Santander Spain

•

inspect the compulsory reports and information that the board of directors of the company must provide prior to certain actions such as mergers, spin-offs and share capital increases, as well as request that such documents be delivered or sent to them free of charge;

•

if applicable, obtain the reasoned proposal of the director remuneration policy, together with the text of such policy and the specific report of the remuneration committee on the policy, as well as request that they be delivered or mailed to them free of charge; and

•

obtain at the company's web page and at its registered office the full text of all other documents and proposal resolutions submitted to the shareholders' decisive or consultative vote (such as, for instance, the annual report on directors' remuneration).

In addition, shareholders of Santander Spain will have the right to obtain, either solely provided that it holds at least 3% of the share capital of the company, or through a shareholders' association that holds at least 1% of the share capital of the company, the details corresponding to the shareholders, including addresses and contact details, for the sole purposes of exercising their rights and a better defense of their common interests.
Apart from the general information right described above, the shareholders of a Spanish public company may not inspect the company's documents, contracts, books or information.
Notwithstanding the above, Santander Spain's bylaws give its shareholders the right to inspect the attendance list of the general shareholders meetings during the meeting.
Board of Directors
Size and Classification of Board of Directors

The Articles of Incorporation of Santander Mexico establish that the minimum number of directors is five and the maximum number of fifteen proprietary directors, of which at least twenty-five percent must be independent, in accordance with the provisions of article 45 of the Law on Credit Institutions. Their appointment must be made in a Special Shareholders' Meeting for each series of shares.
Santander Spain's bylaws provide that the minimum number of directors is 12 and that the maximum is 17. Santander Spain's board of directors currently consists of 15 directors (this number takes into account the appointment of Mr. Henrique De Castro as director approved by the annual general shareholders' meeting held on April 12, 2019 and which effectiveness is subject to the obtaining of the relevant regulatory authorizations).

Santander Mexico	Santander Spain
The members of the board of directors shall hold office for one year and may be re-elected and shall not cease to perform their duties until those appointed to replace them have taken office.	Santander Spain's bylaws provide that every year the term of office of one-third of the directors lapses and that such directors must either retire or be reappointed. The directors that must either retire or be reappointed are those that have been in office for the longest period of time since their last appointment.
Quorum
The meetings of the board of directors of Santander Mexico require a quorum of at least 51% of the directors, of which at least one must be an independent director.	The meetings of the board of directors of Santander Spain require a quorum of more than one half of the elected directors, in person or by proxy.
Election

Directors are appointed by the general shareholders' meeting, in accordance with Mexican law. Appointments must be made to individuals with technical quality, honorability and a satisfactory credit history, as well as extensive knowledge and experience in financial, legal or administrative matters. The board of directors will be made up of a minimum of five and a maximum of fifteen proprietary directors, at least twenty-five percent of whom must be independent.
Directors are generally appointed by the general shareholders meeting. Under Spanish law, shareholders holding shares, in aggregate, equal to or greater than the result of dividing the total share capital by the number of directors, have the right to appoint a corresponding proportion of the members of the board of directors (disregarding the fractions). Shareholders who exercise this right may not vote on the appointment of other directors.
Removal
Under Mexican law, shareholders may freely appoint and remove directors by majority vote.	Under Spanish law, shareholders may remove a director without cause at any time by passing the relevant resolution at a general shareholders meeting.
Vacancies

The board of directors is authorized to provisionally fill all vacancies on the Board; the temporary vacancy of a proprietary director will be filled by one of the substitute directors of the same series, it being understood that the alternate directors of the independent directors must be of the same nature. If any of the proprietary directors is no longer a proprietary director before the end of his term of office, or becomes a proprietary director during the exercise of his office in one of the cases referred to in article 23 of the Credit Institutions Law, said director will be replaced by resolution of the board of directors by a substitute director until such time as the new appointment is made at the next Shareholders' Meeting of Santander Mexico. The substitute directors may substitute the proprietary directors without distinction, provided that a substitute director may only represent one proprietary director.
The board of directors has the power to provisionally fill all vacancies on the board until the next general shareholders meeting, whereupon the shareholders may confirm or revoke such appointment. However, if the interim vacancy arises after the call to the general meeting and before it is held, the board of directors may, before or after such general meeting, appoint a director who may in turn hold his office until the next general shareholders' meeting is held.

A director appointed to provisionally fill a vacancy may not be, necessarily, a shareholder of Santander Spain. If the board of directors fails to provisionally appoint a shareholder to fill a vacancy as described above, or if the shareholders resolve to revoke the appointment of a director provisionally appointed by the board, the shareholders may appoint another person as a director to fill such vacancy.

Santander Mexico	Santander Spain
Director Liability and Indemnification

The directors are jointly and severally liable for (i) the due payment of contributions made by the shareholders; (ii) compliance with the legal and statutory requirements established with respect to dividends paid to the shareholders; (iii) the existence and maintenance of the accounting, control, registration, filing or information systems required by law; (iv) the exact compliance with the resolutions of the shareholders' meetings; and (v) shall be jointly and severally liable with those who have preceded them for any irregularities committed by them, if, knowing them, they do not report such irregularities.
Under the Spanish Corporation Law and Santander Spain's bylaws, Santander Spain's directors are liable to Santander Spain, its shareholders and its creditors for any damage that they may cause by acts or omissions contrary to applicable law or Santander Spain's bylaws or by any acts or omissions contrary to the duties inherent to the exercise of their office, provided that there has been willful misconduct or negligence.

Santander Spain maintains an insurance policy that protects its directors and officers from civil liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.

Anti-Takeover Provisions
Business Combinations
Not applicable.	Not applicable.
Transfer of a Controlling Stake

In the case of mandatory tender offers, any individual(s) who intends to acquire the ownership of thirty percent or more of the ordinary shares of a public company, whether through a stock exchange or not, is bound to carry out such acquisition by means of a public tender offer for all series of shares outstanding of the corresponding company. The tender offer shall be made: (i) for the percentage of the company's capital stock equivalent to the proportion of ordinary shares that it is intended to acquire in relation to the total of such shares, or by ten per cent of such capital, whichever is greater, provided that the bidder limits its holding to a percentage that does not imply obtaining control of Santander Mexico; or (ii) by one hundred per cent of the capital stock when the bidder intends to obtain control of Santander Mexico.

A person or group of persons shall be deemed to have acquired control when it has the capacity to: (i) impose, directly or indirectly, decisions at general meetings of shareholders, partners or equivalent bodies, or appoint or remove the majority of directors, manager or their equivalents of a legal entity; (ii) maintain the ownership of rights that allow, directly or indirectly, to exercise the vote on more than fifty percent of the capital stock of a legal entity; or (iii) direct, directly or indirectly, the management, strategy or principal policies of a legal entity, whether through the ownership of securities, by contract or in any other way.

Mandatory public tender offers at a regulated price set forth by Spanish law and subject to the authorization of the Spanish securities market regulator must be launched for all the shares of the target company or other securities that might directly or indirectly give the right to subscription thereto or acquisition thereof (including convertible and exchangeable bonds) when any person acquires control of a Spanish company listed on the Spanish Stock Exchanges (as an exception, takeover regulations will not be applicable to acquisitions of control deriving from the implementation of any of the resolution tools foreseen in the applicable regulations on recovery and resolution of credit institutions), all of that pursuant to the regimen set forth in the Consolidated Text of the Securities Market Law, as approved by means of Royal Legislative Decree 4/2015, of 23 October, and Royal Decree 1066/2007, of 27 July, on the regimen on public tender offers.

Santander Mexico	Santander Spain
For these purposes, control of a target company is deemed to have been obtained, individually or jointly, if: (i) any person or group of people directly or indirectly acquire 30% or more of the voting rights in the company; or (ii) any person or group of people directly or indirectly acquires less than 30% of the voting rights in the company and, within 24 months of the acquisition, that person or group of people has been responsible for the appointment of more than one-half of the target company's board of directors. In addition, voluntary public tender offers for the acquisition of shares of Spanish listed companies (i.e., those which will not result in the acquisition of a control stake in the target company or will not trigger the obligation to launch a mandatory public tender offer) are also subject to the authorization of the CNMV and the rules set out in the Consolidated Text of the Securities Market Law and Royal Decree 1066/2007 (although, among others, they are not subject to the obligation of setting a regulated price).

Under Spanish law, where, following a tender offer for the shares of a listed company, which has been accepted by 90% or more of the voting rights pertaining to the total shares to which the offer was addressed, the offeror holds 90% or more of the voting capital of the target company, holders of the outstanding ordinary shares may require the offeror to purchase all such outstanding shares, and the offeror may require all such holders to sell their shares to the offeror, at a regulated price set forth by Spanish law.

Legal Restrictions on Acquisitions of Shares in Banks

Mexican law provides that any individual acquiring or transferring shares for more than two percent of the ordinary shares of a banking institution must give notice to the CNBV within three business days following the acquisition or transfer.

In the event that an individual or group of individuals intend to acquire 20% or more of the ordinary shares of a banking institution, or obtain the control of the banking institution, prior authorization of the CNBV must be required.

Acquisitions of shares or the execution of any other legal act carried out in order to obtain control of Santander Mexico, executed in contravention of the provisions of the preceding paragraph shall be deemed as not valid and shall not be effective until it is proven that the corresponding authorizations have been obtained.

The acquisition by any individual or corporation of a significant holding of shares of a Spanish bank is regulated mainly by:

•

Regulation (EU) 1024/2013 of the Council of 15 October 2013, conferring specific tasks on the European Central Bank relating to the prudential supervision of credit institutions; and

•

Law 10/2014, of 26 June, on the organization, supervision and solvency of credit institutions (articles 16 to 23) and its implementing regulation, Spanish Royal Decree 84/2015, of 13 February.

According to the abovementioned credit institutions' regulations, the acquisition by any individual or corporation of a significant holding of shares of a Spanish bank require prior notice to the European Central Bank, as follows:

Santander Mexico	Santander Spain

•

any natural or legal person or any such persons acting in concert, who have taken a decision either to acquire, directly or indirectly, a significant holding (participación significativa) in a Spanish bank or to further increase, directly or indirectly, such a significant holding in a Spanish bank as a result of which the proportion of the voting rights or of the capital held would reach or exceed 20%, 30% or 50% or so that the bank would become its subsidiary, must first notify the European Central Bank, indicating the size of the intended holding and other relevant information. A significant holding for these purposes is defined as a direct or indirect holding in a Spanish bank, which represents 10% or more of the capital or of the voting rights or which makes it possible to exercise a significant influence over the management of that bank. In accordance with article 23 of Royal Decree 84/2015 of 13 February "significant influence" shall be deemed to exist when there is the capacity to appoint or dismiss a board member;

•

if the acquisition is carried out and the required notice is not given to the European Central Bank or if the acquisition is carried out before the 60 business days' period (subject to extension) following the giving of notice elapses, or if the acquisition is opposed by the European Central Bank, then: (i) the voting rights corresponding to the acquired shares may not be exercised or, if exercised, will be deemed null, (ii) the European Central Bank may seize control of the bank or replace its board of directors, and (iii) a fine may be levied on the acquirer;

•

any natural or legal person, or any such persons acting in concert, who has acquired, directly or indirectly, a holding in a Spanish bank so that the proportion of the voting rights or of the capital held reaches or exceeds 5%, must immediately notify in writing the European Central Bank and the bank, indicating the size of the acquired holding;

Santander Mexico	Santander Spain

•

any natural or legal person who has taken a decision to dispose, directly or indirectly, of a significant holding in a Spanish bank must first notify the European Central Bank , indicating the size of the intended reduced holding. Such a person shall likewise notify the European Central Bank if such person has taken a decision to reduce its qualifying holding so that the proportion of the voting rights or of the capital held would fall below 20%, 30% or 50% or so that the bank would cease to be such person's subsidiary. Failure to comply with these requirements may lead to sanctions being imposed on the defaulting party;

•

banks must notify the European Central Bank through the Bank of Spain as soon as they become aware of any acquisition or transfer of its share capital that exceeds or reduces its holding below the abovementioned thresholds. Furthermore, banks are required to inform the European Central Bank through the Bank of Spain as soon as they become aware of, and in any case no later than ten (10) business days after, each acquisition by a person or a group of at least 1% of the bank's total share capital. The Bank of Spain also requires each bank to provide the European Central Bank through the Bank of Spain a list in January, April, July, and October of all shareholders that are financial institutions and all other shareholders that own at least 0.25% of the bank's share capital by reference to the last day of each calendar quarter; and

•

if the Bank of Spain or the European Central Bank determines at any time that the influence of a person who owns a significant holding of a bank may adversely affect that bank's management or financial situation, it may (i) suspend the voting rights of such person's shares for a period not exceeding three years; (ii) seize control of the bank or replace its board of directors; or (iii) in exceptional circumstances, revoke the bank's license. A fine may also be levied on the person owning the relevant significant shareholding.

This general regime on the acquisition of significant holdings may present special features when the acquisition derives from the implementation of any of the tools foreseen in the applicable regulations on recovery and resolution of credit institutions.

Santander Mexico	Santander Spain
Besides, the acquisition of a significant holding in a listed bank such as Santander Spain may also require the authorization of other domestic and foreign regulators with supervisory powers over Santander Spain and its subsidiaries' activities and shares listings or other actions in connection with those regulators or subsidiaries.

Further, the transfer of ordinary shares of Santander Spain, which is a credit institution, may be subject to additional reporting requirements in countries in which the European Central Bank has no supervisory authority or where such transfer entails an indirect transfer of a stake in regulated entities (such as banks, insurance companies or investment services companies) controlled by Santander Spain or in which Santander Spain holds an equity interest.

Duties of Directors

The board of directors shall be responsible for the management and representation of Santander Mexico. It shall have the capacities determined by law and the bylaws, and therefore may, but not be limited to:

•

Represent Santander Mexico before any administrative or judicial authority.

•

Manage business and social assets.

•

Establish rules on the structure, organization, integration, functions and capacities of the regional councils, internal committees and working commissions, as the board of directors deem necessary; appoint their members and set their remunerations.

In general, to carry out such acts and operations as may be necessary or convenient for the attainment of the purposes of Santander Mexico, except for those expressly reserved by the law or by the bylaws to the shareholders meetings. The members of the board of directors will have the responsibility inherent to their mandate and that derived from the obligations that the law and the bylaws impose on them. The members of the board of directors must maintain confidentiality with respect to the information and matters that come to their knowledge by reason of their designation, when such information or matters are not of a public nature, except as otherwise provided by the law or requested by judicial or administrative authorities.

Under Spanish law, the board of directors of a company is responsible for the management and representation of the company, although certain matters are reserved to the general shareholders meeting that, in addition, can give mandates to the board of directors regarding management matters. In accordance with Santander Spain's internal rules, which follow corporate governance best practice, the board of directors has a general duty of supervision.

A director must comply with the duties set out in the law, in the company's bylaws and in its regulations for the general shareholders meeting and the board of directors. These duties include the following:

•

to act diligently in his or her management of the company. In particular, the law establishes that he or she must carry out his or her duties and fulfil the obligations established by law and the bylaws with the diligence of an "orderly entrepreneur" (ordenado empresario), taking into account the nature of his or her position and the duties attributed to him or her. A director must be sufficiently dedicated to the company, must adopt the appropriate measures for managing and supervising the company and must diligently request to and gather from the company the necessary information in order to comply with his or her duties;

Santander Mexico	Santander Spain

•

to comply with his or her duties of loyalty (deber de lealtad). In particular, the law establishes that he or she must carry out his or her duties with the loyalty of a faithful representative (fiel representante), acting in good faith and in the best interest of the company. The Spanish Corporation Law specifies some obligations and prohibitions that are part of those duties of loyalty, such as, for instance, (i) the prohibition of using his or her powers as director for purposes different to those for which the said powers have been granted, (ii) to maintain secrecy of confidential information, even after his or her retirement or removal as director, subject to certain exceptions, or (iii) to adopt the necessary measures to avoid any conflicts of interest with that company and with his or her duties as director. Moreover, the Spanish Corporation Law further specifies certain conducts and actions directors are prevented from carrying out in order to fulfill their duty of avoiding conflicts of interests.

According to the Spanish Corporation Law, some specific obligations relating to conflicts of interest that are part of the duties of loyalty may be waived by the board of directors or the general shareholders meeting (depending on the specific prohibition being waived and on the specific circumstances of the case at hand) if some conditions are met.

In addition to the above, Spanish banking regulations impose on directors requirements relating to professional and commercial integrity and relevant knowledge and expertise.

Liquidation

Pursuant to Chapter VII of Santander Mexico's bylaws and Mexican applicable law, upon the liquidation (whether conventional or judicial) of Santander Mexico, any remaining assets of the entity shall be distributed amongst any existing shareholders (regardless of their right to vote) on a pro rata basis.
The Santander Spain ordinary shares entitle the holders thereof to participate on a pro rata basis in the distribution of any remaining assets upon a liquidation of Santander Spain. Holders of non-voting shares, if any, are entitled to receive reimbursement of the amount paid before any amount is distributed to the holders of voting shares.

Santander Mexico	Santander Spain
Under Mexican law, the liquidation procedure shall be governed by the applicable provisions of the Banking Institutions Law (Ley de Instituciones de Crédito), the Bank Savings Protection Law (Ley de Protección al Ahorro Bancario) and the Payment Systems Law (Ley de Sistemas de Pagos). In the absence of express provisions in those legal provisions, Chapter X and XI of the General Law of Commercial Companies (Ley General de Sociedades Mercantiles) shall apply, insofar as those chapters do not contravene with the above.
ADSs

Santander Mexico ADSs.    Each ADS represents five Series B shares and also represents any other securities, cash or other property, which may be held by the depositary. Each ADR is a certificate evidencing a specific number of ADSs.

Voting of Santander Mexico ADSs.    The depositary has agreed that upon receipt of notice of any shareholders' meeting, the depositary will notify the ADR holders of the shareholders' meeting and send or make voting materials available to the ADR holders.

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The depositary's notice will describe the information in the voting materials and explain how ADR holders may instruct the depositary to vote the shares or other deposited securities underlying the ADRs as the ADR holders direct by a specified time. For instructions to be valid, they must reach the depositary by a time set by the depositary.

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The depositary will try, as far as practicable and permitted under the provisions of or governing the deposited securities, to vote or cause to be voted the shares or other deposited securities as ADR holders instruct.

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If the depositary does not receive voting instructions from the ADR holders by the specified time, such holder shall be deemed, and the depositary is instructed to deem such holder, to have instructed the depositary to give a discretionary proxy to a person designated by Santander Mexico to vote as to which such instructions are so given, subject to certain conditions.

Santander Spain ADSs. ADSs are issuable pursuant to the deposit agreement. Each ADS will represent one (1) ordinary share (or a right to receive one (1) ordinary share) deposited with Santander Spain, as custodian for the depositary in Spain. Each ADS will also represent any other securities, cash or other property, which may be held by the depositary.

Santander Spain ADS Pre-Release.    In certain circumstances, the depositary may issue Santander Spain ADSs before the deposit of Santander Spain ordinary shares.

Voting of Santander Spain Shares.    The depositary has agreed that upon receipt of notice of any shareholders' meeting, the depositary will notify the ADS holders of a shareholders' meeting and send or make voting materials available to the ADSs holders if Santander Spain asks it to.

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Those materials will describe the matters to be voted on and explain how ADS holders may instruct the depositary how to vote. For instructions to be valid, they must reach the depositary by a date set by the depositary.

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The depositary will try, as far as practicable, subject to any applicable provision of Spanish law and of our bylaws or similar documents, to vote or to have its agents vote the ordinary shares or other deposited securities as instructed by ADS holders.

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If Santander Spain does not request the depositary to solicit ADS holders' voting instructions, ADS holders can still send voting instructions, and, in that case, the depositary may try to vote as the ADS holder instructs, but it is not required to do so.

Santander Mexico	Santander Spain
Amendment of Deposit Agreement.

An amendment that increases certain charges or otherwise prejudices substantial existing rights of holders will not become effective until 30 days after the depositary notifies ADS holders of the amendment.

Depositary Fees.    The depositary may charge each person to whom Santander Mexico ADSs are issued and each person surrendering ADSs for withdrawal of deposited securities in any manner permitted by the deposit agreement or whose ADRs are canceled or reduced for any other reason, up to U.S.$5.00 for each 100 ADSs (or any portion thereof) issued, delivered, reduced, canceled or surrendered, as the case may be. The depositary may sell (by public or private sale) sufficient securities and property received in respect of a unit distribution, rights and/or other distribution prior to such deposit to pay such charge.

The following additional charges shall be incurred by the Santander Mexico ADR holders, by any party depositing or withdrawing units or by any party surrendering ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by the Company or an exchange of stock regarding the ADRs or the deposited securities or a distribution of ADSs), whichever is applicable:

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a fee of U.S.$0.05 or less per ADS for any cash distribution made pursuant to the deposit agreement;

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a fee of U.S.$1.50 per ADR or ADRs for transfers made pursuant to the deposit agreement;

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a fee for the distribution or sale of securities pursuant to the deposit agreement, such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above, which would have been charged as a result of the deposit of such securities (treating all such securities as if they were shares) but which securities or the net cash proceeds from the sale thereof are instead distributed by the depositary to holders entitled thereto;

Amendment of Deposit Agreement. An amendment that increases certain charges or otherwise prejudices substantial existing rights of holders will not become effective until 30 days after the depositary notifies ADS holders of the amendment.

Depositary Fees.    The following charges shall be incurred by any party depositing or withdrawing shares or by any party surrendering Santander Spain ADSs or to whom ADSs are issued (including, without limitation, issuance pursuant to a stock dividend or stock split declared by Santander Spain or an exchange of stock regarding the ADSs or deposited securities or a delivery of ADSs), or by Owners (as defined in the deposit agreement), as applicable:

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taxes and other governmental charges;

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such registration fees as may from time to time be in effect for the registration of transfers of shares generally on the share register of Santander Spain or foreign registrar and applicable to transfers of shares to or from the name of the depositary or its nominee or the custodian or its nominee on the making of deposits or withdrawals hereunder;

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such cable (including SWIFT) and facsimile transmission fees and expenses as are expressly provided in the deposit agreement;

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such expenses as are incurred by the depositary in the conversion of foreign currency;

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a fee of $5.00 or less for each 100 ADSs (or portion thereof) delivered or surrendered pursuant to the deposit agreement;

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a fee of $0.05 or less per ADS (or portion thereof) for any cash distribution made under the deposit agreement;

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a fee for the distribution of securities or of rights (where the depositary will not exercise or sell those rights on behalf of owners), such fee being in an amount equal to the fee for the execution and delivery of ADSs referred to above, which would have been charged as a result of the deposit of such securities under the deposit agreement (treating all such securities as if they were shares) but which securities are instead distributed by the depositary to owners;

Santander Mexico	Santander Spain

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an aggregate fee of U.S.$0.05 or less per ADS per calendar year (or portion thereof) for services performed by the depositary in administering the ADRs (which fee may be charged on a periodic basis during each calendar year and shall be assessed against holders as of the record date or record dates set by the depositary during each calendar year and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions);

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a fee for the reimbursement of such fees, charges and expenses as are incurred by the depositary and/or any of its agents (including, without limitation, the custodian and expenses incurred on behalf of holders in connection with compliance with foreign exchange control regulations or any law or regulation relating to foreign investment) in connection with the servicing of the shares or other deposited securities, the sale of securities (including, without limitation, deposited securities), the delivery of deposited securities or otherwise in connection with the depositary's or its custodian's compliance with applicable law, rule or regulation (which fees and charges shall be assessed on a proportionate basis against holders as of the record date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing such holders or by deducting such charge from one or more cash dividends or other cash distributions).

Santander Mexico will pay all other charges and expenses of the depositary and any agent of the depositary (except the custodian) pursuant to agreements from time to time between Santander Mexico and the depositary.

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a fee of $0.05 or less per ADS (or portion thereof) per annum for depositary services; and

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any other charges payable by the depositary or the custodian, any of the depositary's or custodian's agents or the agents of the depositary's or custodian's agents, in connection with the servicing of shares or other deposited securities (which charges shall be assessed against owners as of the date or dates set by the depositary and shall be payable at the sole discretion of the depositary by billing those owners for those charges or by deducting those charges from one or more cash dividends or other cash distributions).

VALIDITY OF SECURITIES

        Uría Menéndez Abogados, S.L.P., Santander Spain's Spanish counsel, will provide an opinion regarding the validity of the Santander Spain ordinary shares under Spanish law. Certain U.S. federal, Spanish and Mexican tax consequences of the exchange offers will be passed upon by Davis Polk & Wardwell LLP, Uría Menéndez and Creel, García-Cuéllar, Aiza y Enríquez, S.C., respectively.

EXPERTS

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Santander Spain Annual Report on Form 20-F for the year ended December 31, 2018, have been so incorporated in reliance on the report of PricewaterhouseCoopers Auditores, S.L., an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

        The financial statements and management's assessment of the effectiveness of internal control over financial reporting (which is included in Management's Annual Report on Internal Control over Financial Reporting) incorporated in this Prospectus by reference to the Santander Mexico Annual Report on Form 20-F for the year ended December 31, 2018, have been so incorporated in reliance on the report (which contains an adverse opinion on the effectiveness of the internal control over financial reporting) of PricewaterhouseCoopers, S.C., an independent registered public accounting firm, given on their authority of said firm as experts in auditing and accounting.

ENFORCEABILITY OF CIVIL LIABILITIES

        Santander Spain is a company (sociedad anónima) organized under the laws of the Kingdom of Spain. Substantially all of the directors and executive officers of Santander Spain, and certain of the experts named in this document, are not residents of the United States and all or a substantial portion of the company's assets and its directors and officers are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon such persons with respect to matters arising under the Securities Act or to enforce against them judgments of courts of the United States predicated upon civil liability under the Securities Act. Santander Spain is advised by its Spanish legal counsel that there is doubt as to the enforceability in Spain of liabilities predicated solely upon the securities laws of the United States, either in original actions or in actions for enforcement of judgments of U.S. courts.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.    Indemnification of Directors and Officers.

        Indemnification under Santander Spain's Bylaws (estatutos) and Spanish Law.    Under Spanish law, Santander Spain's directors shall be liable to Santander Spain, the shareholders and the creditors of Santander Spain for any damage they cause through acts contrary to the law or the bylaws of Santander Spain, or acts carried out in breach of the duties inherent to the discharge of their office. All directors shall be jointly liable for those acts, except those that evidence that they did not intervene in the approval and execution of the act and did not know about the act or, if they knew, did everything that they deem reasonable to avoid the damage or, at least, expressly opposed the act. The fact that the act has been approved, ratified or authorized by the shareholders meeting shall not relieve the directors from their liability. No provision of Santander Spain's bylaws provides for the indemnification of the directors with respect to such liabilities.

        Santander Spain Directors and Officers Insurance.    Santander Spain maintains an insurance policy that protects its directors and officers from liabilities incurred as a result of actions taken in their official capacity associated with any civil, criminal or administrative process.

Item 21.    Exhibits.

        (a)   The following is a list of exhibits filed as part of this Registration Statement, including those incorporated herein by reference.

Exhibit No.	Description
3.1	Bylaws (estatutos) of Banco Santander, S.A., as amended, with English translation, incorporated herein by reference to Exhibit 1.1 to the Form 20-F for the fiscal year ended December 31, 2018, filed on March 26, 2019
4.1
Form of Amended and Restated Deposit Agreement dated as of September 22, 2016, among Banco Santander S.A., The Bank of New York Mellon as Depositary, and all Owners and Holders from time to time of American Depositary Shares issued thereunder (incorporated herein by reference to Exhibit 99.1 to our Registration Statement on Form F-6 (File No. 333-213557) (filed with the SEC on September 9, 2016)
4.2	Form of American Depositary Receipt incorporated herein by reference to the Prospectus under Rule 424(b)(3) (File No. 333-185332) filed on February 19, 2014
5.1	Opinion of Uría Menéndez Abogados, S.L.P. as to the validity of Banco Santander, S.A.'s ordinary shares*
8.1	Opinion of Uría Menéndez Abogados, S.L.P. with respect to the material Spanish tax consequences of the transaction (included in Exhibit 5.1)*
8.2	Opinion of Creel, García-Cuéllar, Aiza y Enríquez, S.C. with respect to the material Mexican tax consequences of the transaction*
8.3	Opinion of Davis Polk & Wardwell LLP with respect to the material U.S. tax consequences of the transaction*
23.1	Consent of PricewaterhouseCoopers Auditores, S.L., auditors of Banco Santander, S.A.
23.2	Consent of PricewaterhouseCoopers, S.C., auditors of Banco Santander México, S.A., Institución de Banca Múltiple, Grupo Financiero Santander México
23.3	Consent of Uría Menéndez Abogados, S.L.P. (included in Exhibit 5.1)*

Exhibit No.	Description
23.4	Consent of Uría Menéndez Abogados, S.L.P. (included in Exhibit 8.1)*
23.5	Consent of Creel, García-Cuéllar, Aiza y Enríquez, S.C. (included in Exhibit 8.2)*
23.6	Consent of Davis Polk & Wardwell LLP (included in Exhibit 8.3)*
24.1	Powers of attorney (included in the signature pages of this registration statement)
99.1	Letter of Transmittal for Tender of Santander Mexico Shares to the U.S. Exchange Agent*
99.2	Letter of Transmittal for Tender of Santander Mexico ADSs to the U.S. Exchange Agent*
99.3	Letter to Clients for Tender of Santander Mexico Shares*
99.4	Letter to Clients for Tender of Santander Mexico ADSs*
99.5	Letter to Brokers*
99.6	Form of Acceptance for Santander Mexico Series B Shares*

*
To be filed by a subsequent amendment to the registration statement.

Item 22.    Undertakings.

        (a)   The undersigned Registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

              (i)  To include any offer to exchange/prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

             (ii)  To reflect in the offer to exchange/prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of offer to exchange/prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 per cent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

            (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering;

          (4)   To file a post-effective amendment to the Registration Statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering;

          (5)   That, for purposes of determining any liability under the Securities Act, each filing of Santander Spain's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (and, where applicable, each filing of an employee benefit plan's annual report to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

          (6)(i)  To respond to requests for information that is incorporated by reference into the offer to exchange/prospectus pursuant to Items 4, 10(b), 11 or 13 of Form F-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the Registration Statement through the date of responding to the request; and

          (7)   To supply by means of a post-effective amendment all information concerning a transaction and the company being acquired involved therein, that was not the subject of and included in the Registration Statement when it became effective.

        (b)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Form F-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madrid, Kingdom of Spain, on May 17, 2019.

BANCO SANTANDER, S.A.
By:	/s/ JAVIER ILLESCAS
	Name:	Javier Illescas
	Title:	Group Executive Vice President

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below (whether as a director, officer or authorized representative of Banco Santander, S.A., or otherwise) hereby constitutes and appoints Ana Botín-Sanz de Sautuola y O'Shea, José Antonio Álvarez Álvarez, Jaime Pérez Renovales, Óscar García Maceiras, José Luis de Mora Gil-Gallardo, Francisco Javier Illescas Fernández-Bermejo and Alberto Ortega Fernández, severally and individually, and each of them (with full power to each of them to act alone) his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him/her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) and supplements to this Registration Statement on Form F-4, and any registration statements filed by the Registrant pursuant to Rule 462(b) of the Securities Act of 1933, as amended, relating thereto, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto each said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE/NAME	TITLE	DATE

/s/ ANA BOTÍN-SANZ DE SAUTUOLA Y O'SHEA Ana Botín-Sanz de Sautuola y O'Shea	Chairman of the Board of Directors	May 17, 2019
/s/ JOSÉ ANTONIO ÁLVAREZ ÁLVAREZ José Antonio Álvarez Álvarez	Chief Executive Officer and Vice Chairman of the Board of Directors	May 17, 2019

SIGNATURE/NAME	TITLE	DATE

/s/ BRUCE CARNEGIE-BROWN Bruce Carnegie-Brown	Vice Chairman of the Board of Directors	May 17, 2019
Homaira Akbari	Director	May 17, 2019
/s/ IGNACIO BENJUMEA CABEZA DE VACA Ignacio Benjumea Cabeza de Vaca	Director	May 17, 2019
Javier Botín-Sanz de Sautuola y O'Shea	Director	May 17, 2019
Álvaro Cardoso de Souza	Director	May 17, 2019
Sol Daurella Comadrán	Director	May 17, 2019
/s/ GUILLERMO DE LA DEHESA ROMERO Guillermo de la Dehesa Romero	Director	May 17, 2019
Carlos Fernández González	Director	May 17, 2019
/s/ ESTHER GIMÉNEZ-SALINAS I COLOMER Esther Giménez-Salinas i Colomer	Director	May 17, 2019
/s/ RAMIRO MATO GARCÍA-ANSORENA Ramiro Mato García-Ansorena	Director	May 17, 2019
/s/ BELÉN ROMANA GARCÍA Belén Romana García	Director	May 17, 2019

SIGNATURE/NAME	TITLE	DATE

/s/ JOSÉ GARCÍA CANTERA José García Cantera	Group Chief Financial Officer	May 17, 2019
/s/ JOSÉ DONCEL José Doncel	Group Chief Accounting Officer	May 17, 2019
/s/ MERCEDES PACHECO Mercedes Pacheco	Managing Director, New York Branch; Authorized U.S. Representative	May 17, 2019